UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

DAYBREAK OIL AND GAS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Exchange Act Rules 14a-6(i)(1) and 0-11.

DAYBREAK OIL AND GAS, INC.

1101 N. Argonne Rd.

Suite A 211

Spokane Valley, WA 99212

April 21, 2022

TO OUR SHAREHOLDERS:

We are pleased to provide you notice of, and to invite you to attend, a Special Meeting of the Shareholders (the “Special Meeting”) of Daybreak Oil and Gas, Inc., a Washington corporation (“Daybreak”, the “Company,” “we,” “our” or “us”), as called by the Board of Directors to be held on May 20, 2022 at 10:00 a.m., local time, at 4800 Bee Caves Rd., Suite 100, Austin, Texas 78746 (subject to postponement(s) or adjournment(s) thereof).

The attached Notice of Special Meeting of Shareholders and proxy statement provide more information concerning the matters to be considered at the Special Meeting. We do not expect to transact any other business at the Special Meeting.

Daybreak has faced the challenges of declining oil prices (historically) and the lack of outside financing for several years. We have been working steadily to minimize overhead and unnecessary expenditures, simplify our share structure, and position the Company for a strategic turnaround transaction. We are excited to let you know that we have simplified and optimized the Company, and have entered into an agreement for a proposed transaction that we believe will position Daybreak for future success.

This transaction involves us issuing Company common stock to acquire another California oil and gas exploration and production company. You are not being asked to sell or exchange your shares and you will keep your Daybreak shares.

On October 20, 2021, and subsequently amended on February 22, 2022, we entered into an Equity Exchange Agreement (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which the parties propose for (i) Daybreak to acquire 100% ownership of Reabold, in exchange for (ii) Daybreak issuing 160,964,489 shares of its common stock, par value $0.001 (“Common Stock”) to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of the Exchange Shares and a major shareholder of Daybreak (the foregoing transaction and the transactions contemplated thereby, the “Equity Exchange”).

In connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we also propose to:

(a)	Amend and restate our Amended and Restated Articles of Incorporation by adopting the Second Amended and Restated Articles of Incorporation of the Company to (i) increase the number of total authorized shares of Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the Capital Raise (defined below under (d)), and have shares available for other potential future issuances, and (ii) allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act;

(b)	Nominate a nominee selected by Reabold to the Daybreak Board of Directors, such nominee, if elected, to join the board effective as of the closing of the Equity Exchange;

(c)	Enter into a voting agreement by and among Daybreak, Gaelic and the Company’s Chairman and Chief Executive Officer, James F. Westmoreland, where, on the terms therein, Daybreak and the shareholder parties thereto agree to nominate a person designated by Gaelic and a person designated by James F. Westmoreland to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates (the “Voting Agreement”);
(d)	Enter into agreements to sell a minimum of $2,500,000 of shares of Daybreak’s Common Stock, and a minimum of 125,000,000 shares of Common Stock, to one or more investors in a private placement expected to close promptly following the closing of the Equity Exchange (the “Capital Raise”), with the proceeds of the Capital Raise to be used to repay in full the Company’s line of credit with UBS Bank and for drilling and exploration activities and other working capital purposes;
(e)	Enter into a registration rights agreement between Daybreak and the purchasers of common stock pursuant to the Capital Raise giving such purchasers rights to demand or participate in registration of Common Stock held by them on the terms contained therein;
(f)	Effective upon the closing of the Equity Exchange, appoint Integrity Management Solutions, Inc. (“Integrity”), a California operating company that provides engineering and contract operating services for Reabold California LLC’s oil and gas properties. Integrity has been providing these services for the Reabold properties since July, 2018, as contract operator of Reabold’s oil and gas license interests for a minimum of a one (1) year period.
(g)	Effective upon the closing of the Equity Exchange, enter into indemnification agreements between Company and its directors.

Further, in connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we have already taken the following steps to simplify the Company’s share structure and eliminate indebtedness:

(h)	Converted all shares of Series A Preferred Stock of the Company to Common Stock by approval of the holders of a majority of the shares of Series A Preferred Stock (the “Series A Conversion”);
(i)	Converted $1,837,101 of related party liabilities of Daybreak into Common Stock of the Company (the “Related Party Debt Conversion”), including all accrued and unpaid salary and fees of our named executive officers, certain other employees, and directors.
(j)	The Company’s President and Chief Executive Officer forgave $43,192 in deferred salary payments, net of related taxes and expense reimbursements.

The Daybreak Board of Directors believes the Equity Exchange and the transactions contemplated thereby and described above, are the best path forward for the Company and are in the best interest of the shareholders.

At the Special Meeting, we will be seeking the shareholder approvals necessary to complete the Equity Exchange. Specifically, we will be asking you to, among other things:

1.	Consider and vote upon a proposal to approve the Equity Exchange and the issuance of the Exchange Shares pursuant to the terms of the Exchange Agreement.
2.	Consider and vote upon a proposal to approve amending and restating our Amended and Restated Articles of Incorporation to (i) increase the number of total authorized shares of Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the Capital Raise, and have shares available for other potential future issuances, (ii) eliminate the designation of the Series A Convertible Preferred Stock and (iii) allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act.
3.	Consider and vote upon a proposal to elect the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation or removal:
•	James F. Westmoreland, the Company’s Chief Executive Officer and Chairman of the Board of Directors;

•	Timothy R. Lindsey, current director;
•	James F. Meara, current director; and

•	Darren Williams, the Reabold nominee, such nominee, if elected, to join the board effective as of the closing of the Equity Exchange.

Further, as we have previously disclosed, due to our limited financial resources, the Company has not held an annual meeting of our shareholders since 2010. Therefore, at the Special Meeting, in addition to matters involving the Equity Exchange and the election of directors, we will also be asking you to consider the following matters:

4.	Consider and vote, on an advisory basis, on the compensation of our Named Executive Officers.
5.	Consider and vote, on an advisory basis, on the frequency of future advisory votes regarding compensation.
6.	Ratify the appointment of our independent registered public accountant for the fiscal year ended February 28, 2022.

Since our proxy materials are being furnished fewer than 40 days prior to the shareholder meeting date, we are mailing our shareholders a paper copy of this proxy statement, a proxy card, a letter to shareholders from our President and Chief Executive Officer, and our annual report on Form 10-K for the fiscal year ended February 28, 2021. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission, we are also providing access to our proxy materials over the Internet.

Your vote is important. Enclosed is a proxy that will entitle you to vote your shares on the matters presented at the Special Meeting, even if you are unable to attend in person. You may vote by proxy over the Internet or by telephone using the instructions on the Notice, or, if you received a paper copy of the proxy card, you can mark the proxy to indicate your vote, date and sign the proxy and return it in the enclosed envelope as soon as possible for receipt prior to the Special Meeting. Regardless of the number of shares you own; please be sure you are represented at the Special Meeting either by attending in person or by returning your proxy or voting on the internet as soon as possible.

 Even if you plan to attend the Special Meeting, we request that you submit a proxy by following the instructions on your proxy card as soon as possible and thus ensure that your shares will be represented at the Special Meeting if you are unable to attend.

We are excited about the opportunities for the Company’s future, and our Board of Directors recommends that you vote your shares in favor of the proposals to be presented at the Special Meeting. On behalf of our Board of Directors, thank you for your continued interest in Daybreak Oil and Gas, Inc. We look forward to seeing you on May 20, 2022.

Sincerely,

/s/ James F. Westmoreland

James F. Westmoreland
Chairman of the Board of Directors

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this proxy statement. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated April 21, 2022, and is first being mailed to Daybreak shareholders on or about April 21, 2022.

DAYBREAK OIL AND GAS, INC.

1101 N. Argonne Rd. Suite A 211

Spokane Valley, WA 99212

______________

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

April 21, 2022

______________

Notice Is Hereby Given that a Special Meeting of Shareholders of Daybreak Oil and Gas, Inc. will be held at 10:00 a.m., local time, at 4800 Bee Caves Rd., Suite 100, Austin, Texas 78746, on April 21, 2022, to consider and act upon the following matters:

1.	To consider and vote upon a proposal to approve the Equity Exchange as contemplated by the Equity Exchange Agreement (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which the parties propose for a plan of share exchange whereby (i) Gaelic will irrevocably assign and transfer all of its ownership interests in Reabold to Daybreak, and (ii) Daybreak will issue 160,964,489 shares of its common stock to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of Exchange Shares (the foregoing transaction, the “Equity Exchange”), on the terms and subject to the conditions set forth in the Exchange Agreement; A copy of the Exchange Agreement, and amendment is attached as Annex A to the accompanying proxy statement.
2.	To consider and vote upon a proposal to approve amending and restating the Company’s Amended and Restated Articles of Incorporation by adopting the Company’s Second Amended and Restated Articles of Incorporation to increase the number of total authorized shares of Daybreak Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the Capital Raise, and have shares available for other potential future issuances; eliminate the designation of the Series A Convertible Preferred Stock; and allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act. A copy of the Second Amended and Restated Articles is attached as Annex B to the accompanying proxy statement.
3.	To consider and vote upon a proposal to elect the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation or removal:
•	James F. Westmoreland, the Company’s Chief Executive Officer and Chairman of the Board of Directors;
•	Timothy R. Lindsey, current director;
•	James F. Meara, current director; and
•	Darren Williams, the Reabold nominee, such nominee, if elected, to join the board effective as of the closing of the Equity Exchange;
4.	To consider and vote, on an advisory basis, on the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice;
5.	To consider and vote, on an advisory basis, on the frequency of future advisory votes regarding compensation of our Named Executive Officers;

6.	To ratify our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2022; and

7.	To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1 and 2.

We have not received notice of other matters that may be properly presented at the Special Meeting or any adjournment or postponement thereof.

Only shareholders of record of the Company’s common stock at the close of business on March 22, 2022 are entitled to notice of and to vote at the Special Meeting.

Please take the time to vote by following the Internet or telephone voting instructions provided. If you received a paper copy of the proxy card, you may also vote by completing and mailing the proxy card in the postage-prepaid envelope provided for your convenience.

We recommend that you complete and return a proxy even if you plan to attend the Special Meeting; you will be free to revoke your proxy and vote in person at the meeting if you wish. If you wish to vote your shares at the meeting, the inspector of election will be available to record your vote at the meeting site beginning 9:30 a.m. on the date of the meeting.

THE DAYBREAK BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT EACH OF THE PROPOSALS OUTLINED ABOVE IS ADVISABLE TO, AND IN THE BEST INTERESTS OF, DAYBREAK AND ITS SHAREHOLDERS AND HAS APPROVED EACH PROPOSAL. THE DAYBREAK BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT DAYBREAK SHAREHOLDERS VOTE “FOR” PROPOSAL NOS. 1 THROUGH 7.

By Order of the Board of Directors,

/s/ Karol L. Adams

Karol L. Adams
Corporate Secretary

Spokane Valley, Washington

April 21, 2022

Directors’ Term of Office	49
Consideration of Nominees and Qualifications for Nominations to the Board of Directors	49
Independence of Board Members	50
Executive Sessions of the Board	51
Director Orientation and Continuing Education	52
Changes in Control	69
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	70
DELINQUENT SECTION 16(A) REPORTS	70
SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS	70
INFORMATION INCORPORATED BY REFERENCE	71

DAYBREAK OIL AND GAS, INC.

1101 N. Argonne Rd. Suite A 211

Spokane Valley, WA 99212

____________

PROXY STATEMENT

FOR

SPECIAL MEETING OF SHAREHOLDERS

To Be Held May 20, 2022

____________

GENERAL INFORMATION ABOUT THE MEETING, VOTING AND PROXIES

Date, Time and Place of Meeting

The Board of Directors (the “Board”) of Daybreak Oil and Gas, Inc., a Washington corporation (the “Company” or “Daybreak”), is soliciting your proxy to be voted at the Special Meeting of Shareholders (the “Special Meeting”) to be held on May 20, 2022 10:00 a.m., local time, at 4800 Bee Caves Rd., Suite 100, Austin, Texas 78746, for the purposes set forth in the accompanying Notice of Special Meeting of Shareholders, and at any adjournments of the Special Meeting. The proxy materials, including this proxy statement, proxy card or voting instructions, a letter to shareholders from our President and Chief Executive Officer, and our annual report on Form 10-K for the fiscal year ended February 28, 2021 are first being distributed and made available to Shareholders on or about April 21, 2022. You should carefully read the entire proxy statement and the additional documents referred to in this proxy statement for a more complete understanding of the matters being considered at the special meeting. In this proxy statement, unless the context requires otherwise, when we refer to “we,” “us,” “our” or the “Company,” we are describing Daybreak Oil and Gas, Inc.

Purposes of the Meeting

At the Special Meeting, we will ask our shareholders to consider and act upon the following matters:

1.	To consider and vote upon a proposal to approve the Equity Exchange as contemplated by the Equity Exchange Agreement, (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which the parties propose for a plan of share exchange whereby (i) Gaelic will irrevocably assign and transfer all of its ownership interests in Reabold to Daybreak, and (ii) Daybreak will issue 160,964,489 shares of its common stock to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of Exchange Shares (the foregoing transaction, the “Equity Exchange”), on the terms and subject to the conditions set forth in the Exchange Agreement;

2.	To consider and vote upon a proposal to approve amending and restating the Company’s Amended and Restated Articles of Incorporation to increase the number of total authorized shares of Daybreak Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the Capital Raise, and have shares available for other potential future issuances; eliminate the designation of the Series A Convertible Preferred Stock; and allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act;

3.	To consider and vote upon a proposal to elect the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation or removal:

•	James F. Westmoreland, the Company’s Chief Executive Officer and Chairman of the Board of Directors;

•	Timothy R. Lindsey, current director;

•	James F. Meara, current director; and

•	Darren Williams, the Reabold nominee, such nominee, if elected, to join the board effective as of the closing of the Equity Exchange;

4.	To consider and vote, on an advisory basis, on the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice;
5.	To consider and vote, on an advisory basis, on the frequency of future advisory votes regarding compensation of our Named Executive Officers;
6.	To ratify our appointment of MaloneBailey, LLP as our independent registered public accountants for the fiscal year ending February 28, 2022; and
7.	To consider and vote on a proposal to adjourn the special meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposals 1 or 2.

Recommendations of the Board of Directors

Our Board of Directors unanimously recommends that Daybreak Shareholders vote “FOR” the proposal to approve the Equity Exchange on the terms set forth in the Equity Exchange Agreement and “FOR” all the other proposals to be considered at the special meeting. For a description of the reasons considered by the Board in deciding to recommend the adoption of the Equity Exchange Agreement, see the section entitled “The Equity Exchange Agreement (Proposal 1) — Recommendation of the Board and Reasons for the Exchange Agreement” beginning on page 35 of this proxy statement.

Notice of Mailing of Proxy Materials

Since our proxy materials are being furnished fewer than 40 days prior to the shareholder meeting date, we are mailing our shareholders a paper copy of this proxy statement, a proxy card, a letter to shareholders from our President and Chief Executive Officer, and our annual report on Form 10-K for the fiscal year ended February 28, 2021. Pursuant to rules promulgated by the U.S. Securities and Exchange Commission (the “SEC”), we are also providing access to our proxy materials over the Internet.

 If you would like to reduce the costs incurred by Daybreak in mailing proxy materials, you can consent to receive all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions provided with your proxy materials and on your proxy card or voting instruction card to vote using the Internet. When prompted, indicate that you agree to receive or access shareholder communications electronically in the future. Your election to receive proxy materials by e-mail or printed form will remain in effect until you terminate it.

Important Notice Regarding the Internet Availability of Proxy Materials for the Upcoming Special Meeting of Shareholders

This proxy statement, letter to shareholders from our President and Chief Executive Officer, and 2021 Annual Report on Form 10-K are available on our website at www.daybreakoilandgas.com, from commercial document retrieval services and on the website maintained by the SEC at http://www.sec.gov.

Proxy Solicitation

This solicitation of proxies is by Daybreak, the registrant.

In addition to the solicitation of proxies by use of this proxy statement, our directors, officers and employees may solicit the return of proxies by mail, personal interview, telephone or facsimile. We will not pay additional compensation to our directors, officers or employees for their solicitation efforts, but we will reimburse them for any out–of–pocket expenses they incur in their solicitation efforts. We will request that brokerage houses and other custodians, nominees and fiduciaries forward solicitation materials to the beneficial owners of stock registered in their names. We will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of Daybreak common stock. If so, we will supply them with additional copies of the proxy materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the proxy materials to the beneficial owners of Daybreak common stock.

We will bear all costs of preparing, printing, assembling and mailing the Notice of Special Meeting of Shareholders, this proxy statement, the enclosed form of proxy and any additional materials, as well as the cost of forwarding solicitation materials to the beneficial owners of stock and all other costs of solicitation.

In anticipation of the need to utilize a proxy solicitation firm to aid in solicitation of Proxies from its shareholders, Daybreak has retained Alliance Advisors to assist in the solicitation of the return of proxies, and will be paid customary fees and reimbursed for out-of-pocket expenses. The estimated cost for this service is approximately $8,000.

Record Date, Shareholders Entitled to Vote

The Company has determined March 22, 2022 as the record date with respect to the determination of shareholders entitled to vote at the Special Meeting. Daybreak’s outstanding stock includes only Common Stock. Only shareholders of record of the Company’s common stock at the close of business on March 22, 2022 are entitled to notice of and to vote at the Special Meeting.

Outstanding Shares, Quorum and Voting

As of March 22, 2022, the record date, there were 67,881,207 shares of Daybreak common stock outstanding and entitled to one vote each at the Special Meeting. Of these, 2,738,705 shares of common stock were issued prior to 2005 and the Company has made multiple attempts over the years but not been able to locate the holders of these shares. We have also made attempts to locate other shareholders with shares issued in 2005 and after, and determined that 2,617,923 shares have bad addresses; meaning they have returned mail and/or insufficient/incomplete mailing addresses on file. Our records show that 14,375 shares have been turned over to various states in accordance with state escheatment laws. As a result of these conditions, 5,371,003 shares will not be voted, and will not be counted in determining the number of shares necessary for a quorum or for shareholder action during this meeting. With this, as of March 22, 2022, the record date, there were 62,510,204 shares of Daybreak common stock outstanding and entitled to one vote (“voting shares”) each at the Special Meeting. The outstanding voting shares of common stock entitled to vote on the record date were registered in the names of 242 shareholders.

The presence of the holders of a majority of the outstanding voting shares of common stock, as determined and stated above, either in person or by proxy, is required to constitute a quorum at the Special Meeting.

We will count abstentions and broker non-votes for purposes of determining whether a quorum is present. Therefore, proxies that are submitted but are not voted FOR or AGAINST (because of abstention, broker non-votes, or otherwise) will be treated as present for all matters considered at the meeting. However, although they are considered in determining the presence of a quorum, abstentions and “broker non-votes” will not be considered “votes cast”. Because abstentions are not counted as votes cast, they will have no effect on any vote, including as to the election of directors. Similarly, broker non-votes will have no effect on the vote.

The stock does not have cumulative voting rights, which means that the holders of more than fifty percent (50%) of the voting power of the shares voting in an election of directors, acting together (as applicable), may elect all of the directors if they choose to do so. In such event, the holders of the remaining shares aggregating less than fifty percent (50%) would not be able to elect any directors. Each common shareholder has the right to vote in person or by proxy one vote for every share of stock standing in his or her name on the books of the Company on the record date.

Proposal Numbers 1 and 2 require a vote of two-thirds (66 2/3%) of the votes of the voting shares eligible to vote in order to pass. If Proposal Numbers 1 and 2 are not approved, we will be unable to consummate the Equity Exchange.

Proposal Number 3 – Election of Directors - will be elected by a plurality of votes cast. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the four nominees receiving the highest total votes. However, if Proposal Numbers 1 and 2 are not also approved, director nominee Darren Williams will not join the board even if he receives enough votes, because his election is not effective unless the Equity Exchange is completed. Further, if Darren Williams is not elected, we will be unable to consummate the Equity Exchange.

Proposal Numbers 4 through 7 will be decided by a majority vote of the votes cast with respect thereto.

Karol L. Adams and Thomas C. Kilbourne will vote all forms of proxy that are properly completed, signed and returned prior to the Special Meeting in accordance with the instructions indicated thereon, and in their discretion as to any other matters that may properly come before the meeting.

Issuer Direct, an independent third party, will tabulate and certify the vote, and will have a representative in attendance, by phone, to act as the independent inspector of elections for the Special Meeting.

How to Vote

Most shareholders have a choice of voting on the Internet, by telephone, or by mail using a traditional proxy card. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote by telephone or on the Internet, you do not need to return your proxy card.

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had returned your proxy card. We encourage you to use these cost effective and convenient ways of voting, 24 hours a day, 7 days a week.

You can vote by calling the toll-free telephone number on your proxy card or by visiting the Internet voting website. Please have your proxy card in hand when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting is only available for residents of the U.S. and Canada.

Telephone and Internet voting facilities for shareholders of record will be available 24 hours a day, and will close at 11:59 PM Eastern Time on May 19, 2022.

If you provide specific voting instructions, your shares will be voted as you instruct.

For Beneficial Owners who hold their shares through a broker, bank or other financial institution, the availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, we recommend that you follow the voting instructions in the materials you receive.

Broker Discretionary Voting and the Effect of Abstentions

If you hold your shares through a broker, bank or other financial institution, your broker will not be permitted to vote on Proposals 1 through 6 on your behalf unless you provide specific instructions by completing and returning the proxy card or following the instructions provided to you to vote your shares via telephone or the Internet. For your vote to be counted, you will need to communicate your voting decisions to your broker, bank or other financial institution before the date of the shareholder meeting.

If you sign the proxy card of your broker, trustee, or other nominee, but do not provide instructions, or if you do not make specific Internet or telephone voting choices, your shares will not be voted on Proposals 1 through 5 or Proposal 7. When a broker, trustee, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have authority to vote in the absence of timely instructions from the beneficial owner, this is referred to as a “broker non-vote.” Brokers may not have discretionary authority to vote on any Proposals except Proposal Number 6.

An “abstention” occurs when a shareholder sends in a proxy by mail, telephone or the internet, but does not provide specific voting instructions, fails to cast a ballot or declines to vote regarding a particular matter or attends the Special Meeting and elects not to vote or fails to cast a ballot. Abstentions are treated as shares present in person or by proxy and entitled to vote.

Although the Company will include abstentions and broker non-votes as present or represented for purposes of establishing a quorum for the transaction of business, for Proposals 1 and 2, which require approval of two-thirds of all shares eligible to vote, abstentions and broker non-votes will have the effect of a “NO” vote. The Company intends to exclude abstentions and broker non-votes from the tabulation of voting results for Proposals 3 – 7, which require approval of a majority of the votes cast.

Revocability of Proxies

You have the right to revoke your proxy at any time prior to its exercise by written notice to the Corporate Secretary at: Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212. Your written revocation will be effective only if the Corporate Secretary receives the notice at least twenty-four (24) hours prior to the Special Meeting, or if the Inspector of Election receives the notice at the Special Meeting.

Special Meeting Attendance

Subject to space availability, all shareholders as of the record date, or their duly appointed proxies, may attend the Special Meeting, and each may be accompanied by one guest. Admission to the Special Meeting will be on a first-come, first-served basis. Registration will begin at 9:30 a.m. and the Special Meeting will begin at 10:00 a.m., local time. Please note that we may ask you to present valid identification when you check in at the registration desk.

If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date.

You may not bring cameras, recording equipment, electronic devices, large bags, briefcases or packages into the Special Meeting.

Voting Results

We intend to announce preliminary voting results at the Special Meeting and publish final results in a Current Report on Form 8-K within four business days following the Special Meeting.

Proxy Statement Mailing Information; Delivery of Documents to Security Holders Sharing an Address; Householding

The SEC rules permit companies and intermediaries, such as brokers and banks, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address, by delivering a single proxy statement, letter to shareholders from our President and Chief Executive Officer, and annual report on Form 10-K to those shareholders. This method of delivery, often referred to as “householding” is meant to reduce both the amount of duplicate information that shareholders receive and printing and mailing costs. To take advantage of this opportunity, the Company delivers only one proxy statement, letter to shareholders from our President and Chief Executive Officer, and annual report on Form 10-K to multiple shareholders who share an address. If you prefer to receive separate copies of a proxy statement, letter to shareholders from our President and Chief Executive Officer, or annual report on Form 10-K, either now or in the future, or if you currently are a shareholder sharing an address with another shareholder and wish to receive only one copy of future proxy materials for your household, please send your request in writing to the Company at the following address: 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212, Attn: Corporate Secretary or call (509) 232-7674.

We are mailing this proxy statement and the accompanying Notice of Special Meeting of Shareholders and form of proxy to our shareholders on or about April 21, 2022.

Access to Corporate Governance Documents and Annual Reports on Form 10-K

Our Corporate Governance policies and procedures are available under the “Shareholder/Financial” - “Corporate Governance” section of our website at www.daybreakoilandgas.com and are also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211,

Spokane Valley, WA 99212. The contents of this website are not incorporated by reference and the website address provided in this proxy statement is intended to be an inactive textual reference only.

We refer you to our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which includes our audited financial statements; applicable provisions of our Annual Report on Form 10-K are hereby incorporated by reference into, and made a part of, this proxy statement.

The Annual Report on Form 10-K is available under the “Shareholder/Financial – Annual and Quarterly Reports” section of our website at www.daybreakoilandgas.com and is also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212.

SUMMARY OF THE EXCHANGE TRANSACTION AND THE RELATED TRANSACTIONS

Summary Term Sheet

The following is a summary of the material terms of the Exchange Agreement. Please see below under “Proposal Number 1” for a more detailed discussion.

On October 20, 2021, and subsequently amended on February 22, 2022, Daybreak entered into an Equity Exchange Agreement (as amended, the “Exchange Agreement”) by and between Daybreak, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which the parties propose for (i) Daybreak to acquire 100% ownership of Reabold, in exchange for (ii) Daybreak issuing 160,964,489 shares of its common stock, par value $0.001 (“Common Stock”) to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of the Exchange Shares and a major shareholder of Daybreak (the foregoing transaction and the transactions contemplated thereby, the “Equity Exchange”). The Exchange Agreement and subsequent Amendment are described in more detail beginning on page 35, and attached hereto as Annex A.

Following the closing of the Equity Exchange, Daybreak will be appointed the sole manager of “Reabold California, LLC”, the Daybreak Subsidiary.

In connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we also propose to, or are required to:

(a)	Amend and restate our Amended and Restated Articles of Incorporation to (i) increase the number of total authorized shares of Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, and other potential future issuances, and (ii) allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act (Proposal; Number 2, see page 38);
(b)	Nominate Darren Williams, a nominee selected by Reabold, to the Daybreak Board of Directors, to join the board effective as of the closing of the Equity Exchange (Proposal; Number 3, see page 40);
(c)	Enter into a voting agreement by and among Daybreak, Gaelic and the Company’s Chairman and Chief Executive Officer, James F. Westmoreland, where, on the terms therein, Daybreak and the shareholder parties thereto agree to nominate a person designated by Gaelic and a person designated by James F. Westmoreland to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates (the “Voting Agreement”). The Voting Agreement is described in more detail beginning on page 69, and attached hereto as Exhibit D to the Exchange Agreement (Annex A);
(d)	Enter into agreements to sell a minimum of $2,500,000 of shares of Daybreak’s Common Stock, and a minimum of 125,000,000 shares of Common Stock, to one or more investors in a private placement expected to close promptly following the closing of the Equity Exchange (the “Capital Raise”), with the proceeds of the Capital Raise to be used to repay in full the Company’s line of credit with UBS Bank and for drilling and exploration activities and other working capital purposes;
(e)	Enter into a registration rights agreement between Daybreak and the purchasers of common stock pursuant to the Capital Raise giving such purchasers rights to demand or participate in registration of Common Stock held by them on the terms contained therein;
(f)	Effective upon the closing of the Equity Exchange, appoint Integrity Management Solutions, Inc. (“Integrity”), a California operating company that provides engineering and contract operating services for Reabold California LLC’s oil and gas properties. Integrity has been providing these services for the Reabold properties since July, 2018, as contract operator of Reabold’s oil and gas license interests for a minimum of a one (1) year period; and

(g)	Effective upon the closing of the Equity Exchange, enter into indemnification agreements between Company and its directors.

Also, in connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we have already taken the following steps to simplify the Company’s share structure and eliminate indebtedness:

(h)	Converted all shares of Series A Preferred Stock of the Company to Common Stock by approval of the holders of a majority of the shares of Series A Preferred Stock (the “Series A Conversion”);
(i)	Converted $1,837,101 of related party liabilities of Daybreak into Common Stock of the Company (the “Related Party Debt Conversion”), including all accrued and unpaid salary and fees of our named executive officers, certain other employees and directors.
(j)	The Company’s President and Chief Executive Officer forgave $43,192 in deferred salary payments, net of related taxes and expense reimbursements.

On February 22, 2022 the Equity Exchange Agreement was amended, effective as of February 14, 2022, to (1) allow Daybreak to sell a convertible promissory note to a Private Investor in the amount of US$200,000; (2) extend the Long Stop Date to April 29, 2022; (3) Allow Reabold California LLC to borrow up to $250,000 from Reabold Resources PLC to conduct certain operational activities necessary to maintain the production of oil and gas on its leases. This money will be paid back to Reabold Resources PLC upon the closing of the Equity Exchange Agreement; and (4) Daybreak agreed to compensate Gaelic in the form of a breakage fee of US$500,000 in Daybreak common stock if the Equity Exchange is not closed by April 29, 2022.

Reabold California LLC

Reabold California LLC, a California limited liability company (“Reabold”), is an oil and gas exploration and production company based in California located at 5701 Lonetree Blvd., Rocklin, CA 95765, and can be reached by phone number at 916-872-1833.

Reabold invests in the exploration and production sector of the energy industry. Its investing policy is to acquire direct and indirect interests in exploration and producing projects and assets in the natural resources sector. As an investor in upstream oil and gas projects, Reabold aims to create value from each asset by investing in undervalued, low-risk, upstream oil and gas opportunities with near-term activity and by identifying potential monetization plans prior to investment.

Reabold invests in projects that have limited correlation to the oil price. They believe the value realization of a project is determined by monetizing the asset (putting it into production or selling it); and the value increase of an asset from the acquisition entry point to monetization is achieved through successful appraisal and/or development drilling.

Terms of the Transaction

A brief description of the transaction. If approved, upon the closing of the Equity Exchange, (i) Daybreak will acquire 100% ownership of Reabold, in exchange for (ii) Daybreak issuing 160,964,489 shares of its Common Stock (the “Exchange Shares”) to Reabold’s owner, Gaelic, which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of the Exchange Shares and a major shareholder of Daybreak (the foregoing transaction and the transactions contemplated thereby, the “Equity Exchange).

Consideration offered to security holders. The only consideration being offered in connection with the Equity Exchange is assignment of membership interests of Reabold from Gaelic to Daybreak, and the issuance of the Exchange Shares from Daybreak to Gaelic. The existing shareholders of Daybreak will not receive any consideration.

The reasons for engaging in the transaction. Daybreak proposes to complete the Equity Exchange as part of a larger reorganization of the Company as described herein. Daybreak has faced the challenges of declining oil prices (historically) and the lack of outside financing for several years. We have been working steadily to minimize overhead and unnecessary expenditures, simplify our share structure, and position the Company for a strategic turnaround transaction. The Company has already converted certain related party debt, certain of the Company’s 12% subordinated notes and the Company’s Series A preferred stock into Common Stock to achieve this goal. Completing the Equity Exchange and the Capital Raise are the next two important steps in the Company’s growth strategy.

The vote required for approval of the transaction. Pursuant to Section 23B.11.030 of the Washington Business Corporation Act, to be approved, the Equity Exchange must be approved by Daybreak shareholders by a vote of two thirds (66 2/3%) of all votes entitled to be cast, or two-thirds of all outstanding shares of Common Stock entitled to vote. Gaelic, Reabold’s sole shareholder, has approved the transaction on behalf of Gaelic.

An explanation of any material differences in the rights of security holders as a result of the transaction, if material. The Equity Exchange and the transactions contemplated thereby will dilute the overall percentage ownership of each existing shareholders pro rata to the number of shares owned. However, we believe the transactions, including the proposed authorization of additional shares of Common Stock to issue in the Equity Exchange, will increase the value of the Company and ultimately build shareholder value for all shareholders, including existing shareholders.

A brief statement as to the accounting treatment of the transaction. There are no material considerations to our shareholders associated with the accounting treatment of the Equity Exchange.

The federal income tax consequences of the transaction. The Equity Exchange is expected to be a tax-free transaction. There should not be any tax effect to our existing shareholders as a result of the Equity Exchange.

Additional Financial Considerations Related to the Equity Exchange Agreement

Pursuant to the amendment to the Equity Exchange Agreement entered into on February 22, 2022 (the “Exchange Agreement Amendment”), Daybreak and Gaelic agreed to allow Reabold to borrow up to $250,000 from Gaelic’s parent company, Reabold Resources PLC, to conduct certain operational activities necessary to maintain the production of oil and gas on its leases, to be paid back to Reabold Resources PLC by Daybreak upon the closing of the Equity Exchange Agreement.

Also pursuant to the Exchange Agreement Amendment, Daybreak agreed to issue to Gaelic shares of Daybreak common stock worth US$500,000 if the Equity Exchange is not closed by April 29, 2022 (the “Break Fee Shares”), priced according to the average price calculated over the five trading days prior to and including the Long-Stop Date, with payment (to be satisfied by the issuance of the Break Fee Shares) made as soon as practicably possible after the amended Long-Stop Date has expired. However, if the Equity Exchange Agreement is completed after an agreed upon date after April 29, 2022, then 50% of the Break Fee Shares issued to Gaelic will be applied in part satisfaction of the number of the Parent Shares that are due to Gaelic under the Exchange Agreement; and

On or about February 22, 2022, Company issued a convertible promissory note to a private investor (the “purchaser”) in the amount of US$200,000 (the “Convertible Note”). The Convertible Note will convert into shares of the Company’s common stock upon the earlier of the closing of the Equity Exchange Agreement or the purchaser’s instruction any time on or after April 29, 2022. If the closing of the Equity Exchange Agreement is on or before April 29, 2022, the Convertible Note will convert at a price of $0.017 per share, into approximately 13,882,353 common shares, including payable-in-kind interest. If the Convertible Note converts after April 29, 2022, it will convert at a price of $0.0085 per share, into approximately 27,764,706 common shares, including payable-in-kind interest. Payable-in-kind interest accrues on the Convertible Note at a rate of 18% per annum with a minimum of one year of interest payable. The terms of the Convertible Note also provide that if the Company sells shares over the next six months for a price less than $0.02 per share, the Company will adjust the number of conversion shares issued under the Convertible Note accordingly, at a conversion price equal to the sale price with a 15% discount.

Therefore, if the Equity Exchange Agreement is not closed by April 29, 2022, the existing shareholders will experience additional significant dilution.

Regulatory Approvals

There are no federal or state regulatory requirements that must be complied with, or approvals that must be obtained from federal or state regulatory officials, in connection with the Equity Exchange and the transactions contemplated thereby.

Reports, Opinions, Appraisals

The parties to the Equity Exchange have not obtained any reports, opinions or appraisals from any outside parties materially relating to the Equity Exchange.

Past Contacts, Transactions or Negotiations

Other than the negotiations with respect to the Equity Exchange, there have been no other transactions or material contacts during the past two years between Daybreak or any of its affiliates and Reabold or any of its affiliates concerning any merger, consolidation, acquisition, tender offer, election of directors, or sale or other transfer of a material amount of assets of Reabold or Daybreak.

Appraisal Rights and Dissenters’ Rights

Holders of Daybreak Common Stock are not entitled to appraisal or dissenters’ rights in connection with the Equity Exchange.

Interests of Certain Persons in the Equity Exchange

In considering the recommendation of the Daybreak Board of Directors with respect to the approval of the Equity Exchange and the transactions contemplated by the Exchange Agreement, and the other matters to be acted upon by the Daybreak shareholders at the Special Meeting, the Daybreak shareholders should be aware of the following potential conflict of interest: if the Equity Exchange is approved, Daybreak, Gaelic and Daybreak’s Chairman and Chief Executive Officer, James F. Westmoreland, will enter into the Voting Agreement, where, on the terms therein, Daybreak and the parties thereto agree to nominate a person designated by Gaelic (Darren Williams) and a person designated by James F. Westmoreland (James F. Westmoreland) to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates.

The Board of Directors of Daybreak was aware of these potential conflicts of interest and considered it, among other matters, in reaching its decision to approve the Equity Exchange, and to recommend that the Daybreak shareholders approve the proposals to be presented to them for consideration at the Special Meeting as contemplated by this proxy statement.

There are no agreements between any named executive officer and the Company, Gaelic, or Reabold concerning any type of compensation, whether present, deferred or contingent, that is based on or otherwise relates to the completion of the Equity Exchange.

FINANCIAL INFORMATION AND BACKGROUND ABOUT THE PARTIES

DAYBREAK OIL AND GAS, INC.

For more information about Daybreak, we refer you to our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which includes our audited financial statements; applicable provisions of our Annual Report on Form 10-K are hereby incorporated by reference into, and made a part of, this proxy statement.

REABOLD CALIFORNIA, LLC

Organizational History

Reabold California, LLC, a California limited liability company (“referred to in this Section as “we,” “our,” “us,” or “Reabold” or the “Company”), is a wholly owned subsidiary of Gaelic Resources Ltd. (“Gaelic”), a private company incorporated in the Isle of Man, a self-governing British Crown dependency. Gaelic is a wholly owned subsidiary of Reabold Resources Plc (“RBD Plc”), a company incorporated in the United Kingdom and listed on the Alternative Investment Market of the London Stock Exchange. Our operating and financial results are included in the public filings by RBD Plc of consolidated financial reporting in the United Kingdom.

Business Description

Overview

We invest in the exploration and production sector of the energy industry. Our investing policy is to acquire direct and indirect interests in exploration and producing projects and assets in the natural resources sector. As an investor in upstream oil and gas projects, we aim to create value from each asset by investing in undervalued, low-risk, upstream oil and gas opportunities with near-term activity and by identifying potential monetization plans prior to investment.

We invest in projects that have limited correlation to the oil price. The value realization of a project is determined by monetizing the asset (putting it into production or selling it). The value increase of an asset from the acquisition entry point to monetization is achieved through successful appraisal and/or development drilling.

California Crude Oil and Natural Gas Projects

Our crude oil and natural gas production is located in the Sacramento Basin within Monterey and Contra-Costa Counties in California. Production in Monterey County is from the Monroe Swell area for our three Burnett wells. Production in Contra-Costa County is from the Meganos Unconformity area for our three West Brentwood wells. California is a state with very high renewable energy generation which feeds into the energy required for hydrocarbon extraction. By industry standards, our oil and gas activities require a very low level of energy to extract the hydrocarbons.

Reabold’s interests in US oil and gas leases are operated by Integrity Management Solutions, Inc. (“Integrity”), a California operating company that leads direct operational decisions pertaining to these leases, in consultation with Reabold management to ensure high standards of conduct in line with Reabold’s policies. Integrity has been providing these services for the Reabold properties since July, 2018. Integrity led a successful five well drilling program in 2018 and 2019. Two of these wells the Burnett 2A and 2B are located in the Monroe Swell Field, the other three wells, the VG-3, VG-4 and VG-6 are located in the West Brentwood Field. We completed the fifth well of that program, the VG-6, in February 2020. Since that time we have been concentrating our efforts on reducing the operating expenses of our three VG wells through the successful permitting of a disposal/injection well permit to dispose of our produced water.

Our California assets are characterized by relatively low cash operating costs and continued to be cash generative amidst the lower oil and gas price environment that was experienced during much of 2020. With the significant increase in oil prices in 2021 crude oil revenues increased while operating profit was offset by lower production due to workover of wells and bringing enhanced storage infrastructure online. Operating costs per barrel in 2020 and 2021 were negatively impacted by significantly increased water disposal costs, which will be reduced when the water disposal wells are brought online in 2022.

California Reserves

Our total crude oil and natural gas reserves as of April 1, 2021, were comprised of our 50% working interest in the Monroe Swell and West Brentwood Fields. Pricing is based on New York Mercantile Exchange (“NYMEX”) Brent as published by CME Group and are subject to the usual adjustments for quality, transportation fees, market differentials and other local conditions.

	Proved Reserves
Reserve Category	Crude Oil (Barrels)	Natural Gas (Mcf) (1)	Total Crude Oil Equivalents (BOE)	Percent of Oil Equivalents (BOE)
Developed	285,360	36,790	291,492	47.6%
Undeveloped	321,500	—	321,500	52.4%
Total Proved	606,860	36,790	612,992	100.0%

(1) One barrel of crude oil equivalent (“BOE”) is roughly equivalent to 6,000 cubic feet or 6 Mcf of gas

Our estimated proved reserves (BOE) and PV-10 valuation in California at April 1, 2021 are set forth in the table below.

	Proved Reserves
			PV-10 as a
	Total Oil	PV-10 of	Percentage of
Locations	Equivalents (BOE) (1)	Proved Reserves	Proved Reserves
Monroe Swell and West Brentwood Fields, California	612,992	$12,944,960	100.0%

(1) One barrel of crude oil equivalent (“BOE”) is roughly equivalent to 6,000 cubic feet or 6 Mcf of gas

Financial Information

The financial statements shown below for Reabold are derived from the audited consolidated financial statements of RBD Plc for the years ended December 31, 2019 and 2020 and the unaudited financial statements of Reabold for the twelve months ended December 31, 2019 and 2020.

Reabold California, LLC

Balance Sheets - Unaudited

	As of December 31, 2020	As of December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$107,000	$43,000
Restricted cash	250,000	450,000
Trade and other receivables	174,000	823,000
Inventory	46,000	26,000
Total current assets	577,000	1,342,000
LONG TERM ASSETS
Oil and gas properties	1,583,000	2,079,000
Property, plant and equipment	6,236,000	5,812,000
Total long-term assets	7,819,000	7,891,000
Total assets	$8,396,000	$9,223,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade and other payables	$250,000	$1,090,000
Notes payable - related parties	8,587,000	7,964,000
Accrued liabilities	—	85,000
Total current liabilities	8,837,000	9,139,000
LONG TERM LIABILITIES:
Asset retirement obligation	52,000	89,000
Total long-term liabilities	52,000	89,000
Total liabilities	8,889,000	9,228,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	1,000	1,000
Accumulated deficit	(494,000)	4,000
Total stockholders’ equity	(493,000)	5,000
Total liabilities and stockholders' equity	$8,147,000	$9,223,000

Reabold California, LLC

Statements of Operations - Unaudited

	Twelve Months Ended December 31, 2020	Twelve Months Ended December 31, 2019
REVENUE:
Crude oil and natural gas sales	$1,063,000	$1,483,000

OPERATING EXPENSES:
Production	639,000	425,000
Exploration and drilling	—	245,000
Depreciation, depletion and amortization	418,000	298,000
Impairment	307,000	205,000
General and administrative	149,000	136,000
Total operating expenses	1,513,000	1,309,000
OPERATING LOSS	(450,000)	174,000

OTHER EXPENSE:
Interest expense, net	(48,000)	(183,000)

NET LOSS	$(498,000)	$(9,000)

Reabold California, LLC

Statements of Cash Flows - Unaudited

	Twelve Months Ended
	December 31, 2020	December 31, 2019
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(498,000)	$(9,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Capitalized costs expensed to exploration	—	245,000
Depreciation, depletion and amortization	418,000	298,000
Impairment	307,000	205,000
Changes in assets and liabilities:
Accounts receivable	649,000	(436,000)
Inventory	(20,000)	15,000
Accounts payable	(926,000)	607,000
Provisions	(37,000)	89,000
Net cash provided by (used in) operating activities	(107,000)	1,014,000

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(142,000)	(880,000)
Additions to property, plant and equipment	(511,000)	(4,349,000)
Changes in restricted cash	200,000	(225,000)
Net cash used in investing activities	(453,000)	(5,454,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on notes payable – related party	624,000	3,250,000
Net cash (used in) provided by financing activities	624,000	3,250,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	64,000	(1,190,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	43,000	1,233,000
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$107,000	$43,000

The financial statements shown below for Reabold are derived from the audited consolidated financial statements of RBD Plc for the year ended December 31, 2020 and the unaudited financial statements of Reabold for the twelve months ended December 31, 2020 and the eleven months ended November 30, 2021.

Reabold California, LLC

Balance Sheets - Unaudited

	As of November 30, 2021	As of December 31, 2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$292,000	$107,000
Restricted cash	250,000	250,000
Trade and other receivables	55,000	174,000
Inventory	29,000	46,000
Total current assets	626,000	577,000
LONG TERM ASSETS
Oil and gas properties	1,697,000	1,583,000
Property, plant and equipment	5,824,000	6.236,000
Total long-term assets	7,521,000	7,819,000
Total assets	$8,147,000	$8,396,000

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade and other payables	$232,000	$250,000
Notes payable - related parties	6,449,000	8,587,000
Total current liabilities	6,681,000	8,837,000
LONG TERM LIABILITIES:
Asset retirement obligation	54,000	52,000
Total long-term liabilities	54,000	52,000
Total liabilities	6,735,000	8,889,000
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Common stock	2,205,000	1,000
Accumulated deficit	(793,000)	(494,000)
Total stockholders’ equity	1,412,000	(493,000)
Total liabilities and stockholders' equity	$8,147,000	$8,396,000

Reabold California, LLC

Statements of Operations - Unaudited

	Nine Months Ended November 30, 2021	Nine Months Ended November 30, 2020
REVENUE:
Crude oil and natural gas sales	$1,013,000	$655,000

OPERATING EXPENSES:
Production	776,000	485,000
Depreciation, depletion and amortization	389,000	308,000
General and administrative	97,000	142,000
Total operating expenses	1,262,000	935,000
OPERATING LOSS	(249,000)	(280,000)

OTHER EXPENSE:
Interest expense, net	(10,000)	(25,000)

NET LOSS	$(259,000)	$(305,000)

Reabold California, LLC

Statements of Cash Flows - Unaudited

	Nine Months Ended
	November 30, 2021	November 30, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(259,000)	$(305,000)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	389,000	308,000
Changes in assets and liabilities:
Accounts receivable	85,000	668,000
Inventory	17,000	2,000
Accounts payable	8,000	(916,000)
Provisions	—	(39,000)
Net cash provided by (used in) operating activities	240,000	(282,000)

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to crude oil and natural gas properties	(80,000)	(222,000)
Additions to property, plant and equipment	(22,000)	(346,000)
Changes in restricted cash	—	200,000
Net cash used in investing activities	(102,000)	(368,000)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds on notes payable – related party	64,000	617,000
Net cash (used in) provided by financing activities	64,000	617,000

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	202,000	(33,000)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	90,000	18,000
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$292,000	$(15,000)

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Safe Harbor Provision

Certain statements contained in Reabold’s Management’s Discussion and Analysis of Financial Condition and Results of Operations are intended to be covered by the safe harbor provided for under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. All statements other than statements of historical facts contained in this MD&A report, including statements regarding Reabold’s current expectations and projections about future results, intentions, plans and beliefs, business strategy, performance, prospects and opportunities, are inherently uncertain and are forward-looking statements.

Results of Operations – For the Years ended December 31, 2020 and 2019

California Crude Oil and Natural Gas Prices

Our crude oil and natural gas pricing is based on New York Mercantile Exchange (“NYMEX”) Brent as published by CME Group and are subject to the usual adjustments for quality, transportation fees, market differentials and other local conditions.

The price we receive for natural gas sales in California is based on published pricing in the Natural Gas Intelligence, Gas Price Index – Bidweek Averages for “California”, “PG&E Citygate” of 95%, less deductions for transport rates and transmission shrinkage.

It is beyond our ability to accurately predict the level at which crude oil and natural gas prices will remain or when and at what level they may stabilize.

California Crude Oil and Natural Gas Revenue

Crude oil and natural gas revenue in California for the twelve months ended December 31, 2020 decreased $420,000 or 28.3% to $1,063,000 in comparison to revenue of $1,483,000 for the twelve months ended December 31, 2019. The average sale price of a barrel of crude oil equivalent (BOE)(1)(2) for the twelve months ended December 31, 2021 was $38.40 in comparison to $60.00 for the twelve months ended December 31, 2019.

(1)	One barrel of crude oil equivalent (“BOE”) is roughly equivalent to 6,000 cubic feet or 6 Mcf of gas
(2)	Net average sales price before royalties of 20%

Our crude oil net sales volume for the twelve months ended December 31, 2020 was 31,728 barrels of crude oil in comparison to 29,345 barrels sold for the twelve months ended December 31, 2019. Reabold’s natural gas net sales volume for the twelve months ended December 31, 2020 was 17,129 Mcf in comparison to 9,219 Mcf for the twelve months ended December 31, 2019.

Operating Expenses

Total operating expenses for the twelve months ended December 30, 2020 were $1,514,000, an increase of $205,000 or 15.7% compared to $1,309,000 for the twelve months ended December 31, 2019. Operating expenses for the twelve months ended December 30, 2020 and 2019 are set forth in the table below:

	Twelve Months Ended December 31, 2020		Twelve Months Ended December 31, 2019
	Expenses	Percentage	Expenses	Percentage
Production expenses	$639,000	42.2%	$425,000	32.5%
Exploration expenses	—	0.0%	245,000	18.7%
Depreciation, depletion and amortization (“DD&A”)	418,000	27.7%	298,000	22.7%
Impairment	307,000	20.3%	205,000	15.7%
General and administrative (“G&A”) expenses	149,000	9.8%	136,000	10.4%
Total operating expenses	$1,513,000	100.0%	$1,309,000	100.0%

Results of Operations – For the Nine Months ended November 30, 2021 and 2020

California Crude Oil and Natural Gas Revenue

Crude oil and natural gas revenue in California for the nine months ended November 30, 2021 increased $358,000 or 54.7% to $1,013,000 in comparison to revenue of $655,000 for the nine months ended November 30, 2020.

Operating Expenses

Total operating expenses for the nine months ended November 30, 2021 were $1,262,000, an increase of $327,000 or 35.0% compared to $935,000 for the nine months ended November 30, 2020. Operating expenses for the nine months ended November 30, 2021 and 2020 are set forth in the table below:

	Nine Months Ended November 30, 2021		Nine Months Ended November 30, 2020
	Expenses	Percentage	Expenses	Percentage
Production expenses	$776,000	61.5%	$485,000	51.9%
Depreciation, depletion and amortization (“DD&A”)	389,000	30.8%	308,000	32.9%
General and administrative (“G&A”) expenses	97,000	7.7%	142,000	15.2%
Total operating expenses	$1,262,000	100.0%	$935,000	100.0%

Material Changes in Financial Condition

During the nine months ended November 30, 2021 Reabold experienced an increase in revenues of $358,000 or 54.7% to $1,013,000 in comparison to revenues of $655,000 for the nine months ended November 30, 2020.

For the nine months ended November 30, 2021, Reabold had an operating loss of $249,000 in comparison to an operating loss of $289,000 for the nine months ended November 30, 2020.

Reabold’s balance sheet at November 30, 2021 comprises total assets of $10,700,000 in comparison to $10,949,000 at December 31, 2020. The decrease of $249,000 is primarily due to depreciation of property, plant and equipment.

At November 30, 2021, total liabilities were $6,735,000 in comparison to $8,889,000 at December 31, 2020. The decrease in liabilities of $2,154,000 was primarily due to a redemption in the in notes payable to Gaelic in the amount of $2,204,000 in exchange for the issue of new common stock.

The common stock balance at November 30, 2021 increased by $2,204,000 from the December 31, 2020 balance as a result of the issue of new common stock in Reabold in exchange for the redemption of notes payable in the amount of $2,204,000.

The accumulated deficit increased by $299,000 to $793,000 at November 30, 2021 in comparison to $494,000 at December 31, 2020.

Capital Resources and Liquidity

Our primary capital resource is our proven crude oil reserve base. Our ability to fund any future capital expenditure programs is dependent upon the prices we receive from crude oil and natural gas sales, the success of our future drilling programs and the availability of capital resource financing.

Changes in our capital resources at November 30, 2021 in comparison to December 31, 2020 are set forth in the table below:

	November 30, 2021	December 31, 2020	Increase (Decrease)	Percentage Change
Cash	$292,000	$107,000	$185,000	172.9%
Restricted cash	$250,000	$250,000	$—	—
Current assets	$626,000	$578,000	$48,000	8.5%
Total assets	$10,700,000	$10,949,000	$(249,000)	(2.3%)
Current liabilities	$(6,681,000)	$(8,837,000)	$(2,156,000)	(24.4%)
Total liabilities	$(6,735,000)	$(8,889,000)	$(2,154,000)	(24.2%)
Working capital deficit	$(6,055,000)	$(8,259,000)	$(2,204,000)	(26.7%)

Our working capital deficit decreased by $2,204,000 or 26.7% to $6,055,000 at November 30, 2021 in comparison to $8,259,000 at December 31, 2020 due to a redemption in the notes payable to Gaelic in the amount of $2,204,000 in exchange for the issue of new common stock. It is noted that the balance of the loan notes issued by Reabold to RBD Plc ($6,449,000 as of November 30, 2021) are to be redeemed in full by the issue of new units in Reabold to Gaelic, prior to the completion of the acquisition of Reabold by Daybreak.

Our business is capital intensive. Our ability to grow is dependent upon favorably obtaining outside capital and generating cash flows from operating activities necessary to fund our investment activities. Since our future operations will continue to be dependent on successful exploration evaluation and development activities and our ability to seek and secure capital from external sources, should we be unable to achieve sustainable profitability this could cause any equity investment in the Company to become impaired.

Our business model is focused on acquiring exploration or development properties as well as existing production. Our ability to generate future revenues and operating cash flow will depend on successful exploration, and/or acquisition of crude oil producing properties, which may very likely require us to continue to raise equity or debt capital from outside sources.

MARKET FOR REABOLD’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is no public trading market for the common equity of Reabold.

Gaelic, Reabold’s parent, is the only holder of Reabold’s equity.

SUMMARY OF CRITICAL ACCOUNTING POLICIES AND ESTIMATES OF REABOLD

Critical accounting policies are policies that are both most important to the portrayal of Reabold’s financial condition and results, and that require management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Management’s discussion and analysis of Reabold’s financial condition and results of operations are based on its financial statements, which have been prepared in conformity with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires management to make estimates, judgments and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

On an ongoing basis, Reabold evaluates its estimates, including those related to revenue recognition, bad debts, cancellation costs associated with long term commitments, investments, intangible assets, assets subject to disposal, income taxes, service contracts, contingencies and litigation. Reabold bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making estimates and judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Estimates, by their nature, are based on judgment and available information. These judgments and uncertainties do affect the application of these critical accounting policies. There is a strong likelihood that materially different amounts could be reported under different conditions or using different assumptions. Therefore, actual results could differ from those estimates and could have a material impact on Reabold's financial statements, and it is possible that such changes could occur in the near term.

Proved Crude Oil and Natural Gas Reserves

Proved reserves are defined by the SEC as those quantities of crude oil and natural gas which, by analysis of geoscience and engineering data can be estimated with reasonable certainty to be economically producible from a given date forward, from known reservoirs, and under existing economic conditions, operating methods, and government regulation before the time at which contracts providing the right to operate expire, unless evidence indicates that renewal is reasonably certain, regardless of whether the estimate is a deterministic estimate or probabilistic estimate. Proved developed reserves are proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods or in which the cost of the required equipment is relatively minor compared with the cost of a new well or through installed extraction equipment and infrastructure operational at the time of the reserve estimates if the extraction is by means not involving a well. Although Reabold’s external engineers are knowledgeable of and follow the guidelines for reserves as established by the SEC, the estimation of reserves requires the engineers to make a significant number of assumptions based on professional judgment. Estimated reserves are often subject to future revision, certain of which could be substantial, based on the availability of additional information, including reservoir performance, new geological and geophysical data, additional drilling, technological advancements, price changes and other economic factors. Changes in crude oil and natural gas prices can lead to a decision to start-up or shut-in production, which can lead to revisions to reserve quantities. Reserve revisions inherently lead to adjustments of depreciation rates used by Reabold. Reabold cannot predict the types of reserve revisions that will be required in future periods.

While the estimates of Reabold’s proved reserves at April 1, 2021 included in this report have been prepared based on what it and its independent reserve engineers believe to be reasonable interpretations of the SEC rules, those estimates could differ materially from its actual results.

Successful Efforts Accounting Method

Reabold uses the successful efforts method of accounting for crude oil and natural gas property acquisition, exploration, development, and production activities. Costs to acquire mineral interests in crude oil and natural gas properties, to drill and equip exploratory wells that find proved reserves, and to drill and equip development wells are capitalized as incurred. Costs to drill exploratory wells that are unsuccessful in finding proved reserves are expensed as incurred. In addition, the geological and geophysical costs, and costs of carrying and retaining unproved properties are expensed as incurred. Costs to operate and maintain wells and field equipment are expensed as incurred.

Capitalized proved property acquisition costs are amortized by field using the unit-of-production method based on proved reserves. Capitalized exploration well costs and development costs (plus estimated future dismantlement, surface restoration, and property abandonment costs, net of equipment salvage values) are amortized in a similar fashion (by field) based on their proved developed reserves. Support equipment and other property and equipment are depreciated over their estimated useful lives.

Pursuant to Financial Accounting Standards Board Codification (“ASC”) Topic 360, “Property, Plant and Equipment,” Reabold reviews proved oil and natural gas properties and other long-lived assets for impairment. These reviews are predicated by events and circumstances, such as downward revision of the reserve estimates or commodity prices that indicate a decline in the recoverability of the carrying value of such properties. Reabold estimates the future cash flows expected in connection with the properties and compare such future cash flows to the carrying amount of the properties to determine if the carrying amount is recoverable. When the carrying amounts of the properties exceed their estimated undiscounted future cash flows, the carrying amounts of the properties are reduced to their estimated fair value. The factors used to determine fair value include, but are not limited to, estimates of proved reserves, future commodity prices, the timing of future production, future capital expenditures and a risk-adjusted discount rate.

Unproved crude oil and natural gas properties that are individually significant are also periodically assessed for impairment of value. An impairment loss for unproved crude oil and natural gas properties is recognized at the time of impairment by providing an impairment allowance.

On the retirement or sale of a partial unit of proved property, the cost is charged to accumulated DD&A with a resulting gain or loss recognized in income.

Revenue Recognition

Reabold’s customer sales contracts include only crude oil and natural gas sales in California. Each unit (crude oil barrel or Mcf of natural gas) of commodity product represents a separate performance obligation which is sold at variable prices, determinable on a monthly basis. The pricing provisions of Reabold’s crude oil and natural gas contracts are primarily tied to a market index with certain adjustments based on factors such as delivery, product quality and prevailing supply and demand conditions in the geographic areas in which it operates. Reabold will allocate the transaction price to each performance obligation and recognize revenue upon delivery of the commodity product when the customer obtains control. Control of Reabold’s produced crude oil volumes passes to its customers when the oil is measured by a trucking oil ticket. Reabold has no control over the crude oil after this point and the measurement at this point dictates the amount on which the customer's payment is based. Reabold’s crude oil revenue stream includes volumes burdened by royalty and other joint owner working interests. Reabold’s revenues are recorded and presented on its financial statements net of the royalty and other joint owner working interests. Reabold’s revenue stream does not include any payments for services or ancillary items other than sale of crude oil. Reabold records revenue in the month its crude oil production is delivered to the purchaser.

Suspended Well Costs

Reabold accounts for any suspended well costs in accordance with FASB ASC Topic 932, “Extractive Activities – Oil and Gas” (“ASC 932”). ASC 932 states that exploratory well costs should continue to be capitalized if: (1) a sufficient quantity of reserves are discovered in the well to justify its completion as a producing well and (2) sufficient progress is made in assessing the reserves and the economic and operating feasibility of the well. If the exploratory well costs do not meet both of these criteria, these costs should be expensed, net of any salvage value. Additional annual disclosures are required to provide information about management's evaluation of capitalized exploratory well costs.

In addition, ASC 932 requires annual disclosure of: (1) net changes from period to period of capitalized exploratory well costs for wells that are pending the determination of proved reserves, (2) the amount of exploratory well costs that have been capitalized for a period greater than one year after the completion of drilling and (3) an aging of exploratory well costs suspended for greater than one year, designating the number of wells the aging is related to. Further, the disclosures should describe the activities undertaken to evaluate the reserves and the projects, the information still required to classify the associated reserves as proved and the estimated timing for completing the evaluation.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a smaller reporting company, Reabold is not required to provide the information otherwise required by this Item.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

PRO FORMA FINANCIAL INFORMATION

The combined condensed and consolidated pro forma financial statements shown below for Daybreak and Reabold are derived from Daybreak’s public filings and the unaudited management accounts of Reabold for the nine months ended November 30, 2021 and the twelve months ended February 28, 2021.

Pro Forma Condensed Consolidated Balance Sheets – Unaudited

			Pro Forma
	Historical as of November 30, 2021		Acquisition		Pro Forma
	Daybreak	Reabold	Adjustment		Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$17,392	$292,000	$1,245,917	(1)	$1,555,309
Restricted cash	—	250,000	—		250,000
Trade and other accounts receivable:	189,027	55,000	—		244,027
Inventory	—	29,000			29,000
Prepaid expenses and other current assets	96,493	—	—		96,493
Total current assets	302,912	626,000	1,245,917		2,174,829

LONG-TERM ASSETS:
Oil and gas properties	579,384	1,697,000	—		2,276,384
Property, plant & equipment	23,809	5,824,000	—		5,847,809
Total long-term assets	603,193	7,521,000	—		8,124,193
Total assets	$906,105	$8,147,000	$1,245,917		$10,299,022

LIABILITIES AND STOCKHOLDERS’ DEFICIT
CURRENT LIABILITIES:
Trade accounts payable and other accrued liabilities	$1,857,833	$232,000	$(197,755)	(2)	$1,892,078
Accounts payable – related parties	981,634	—	(939,043)	(3)	42,591
Accrued interest	161,138	—	(10,520)	(4)	150,618
Note(s) payable	435,000	—	(25,000)	(5)	410,000
Note(s) payable – related party	258,042	6,449,000	(6,699,000)	(6)	8,042
Other payables	85,759	—	(49,654)	(7)	36,105
Line of credit	816,583	—	(816,583)	(8)	—
Total current liabilities	4,595,989	6,681,000	(8,737,555)		2,539,434

LONG-TERM LIABILITIES:
Note payable – related party	129,407	—	—		129,407
Other long-term liabilities	1,504,671	—	(871,192)	(9)	633,479
Asset retirement obligation	36,700	54,000	—		90,700
Total long-term liabilities	1,670,778	54,000	(871,192)		853,586
Total liabilities	6,266,767	6,735,000	(9,608,747)		3,393,020

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ DEFICIT:
Preferred stock	—	—	—		—
Series A Convertible Preferred stock	710	—	(710)	(10)	—
Common stock	60,491	2,205,000	(1,908,509)	(11)	356,982
Additional paid-in capital	24,254,978	—	9,157,719	(12)	33,412,697
Accumulated deficit	(29,676,841)	(793,000)	3,606,164	(13)	(26,863,677)
Total stockholders’ equity (deficit)	(5,360,662	1,412,000	10,854,664		6,906,002
Total liabilities and stockholders’ equity	$906,105	$8,147,000	$1,245,917		$10,299,022

(1)	Adjustment represents the net proceeds from the sale of 125,000,000 shares of common stock to a third party for $2.5 million, net of $437,500 cash for stock sale fees and settlement of the $816,583 line of credit balance

(2)	Adjustment represents employer payroll taxes of $52,530 in debt forgiveness on related party accrued salary, employee payroll taxes of $135,607 converted to 313,669 common stock shares, and settlement of $9,618 in other assorted payables through loan forgiveness
(3)	Adjustment represents employee net accrued salaries of $493,359; accrued director fees of $142,969; 12% Note interest – related party of $264,986 converted to 2,002,921 shares of common stock plus the net settlement of related party receivables and payables forgiveness of $37,729
(4)	Adjustment represents conversion of $10,520 12% Note interest into 23,379 shares of common stock by a third party
(5)	Adjustment represents conversion of 12% Note principal of $25,000 into 55,555 shares of common stock by a third party
(6)	Adjustment represents the conversion of $250,000 of 12% Note principal into 555,556 shares of common stock offset by the loan notes issued by Reabold to RBD Plc for $6,449,000 that are to be redeemed in full by the issue of new units in Reabold to Gaelic, prior to the completion of the acquisition of Reabold by Daybreak
(7)	Adjustment represents short-term related party production revenue payable of $49,654 converted into 65,916 shares of common stock
(8)	Adjustment represents payoff of line of credit balance of $816,583 with cash from common stock sale proceeds
(9)	Adjustment represents long-term related party production revenue payable of $871,192 converted into 1,156,528 shares of common stock
(10)	Adjustment represents the par value of $0.001 per share for the conversion of 709,568 shares of Series A preferred stock into 2,128,704 shares of common stock
(11)	Adjustment represents the par value of $160,964 for the 160,964,489 common stock shares issued for the acquisition, the par value of $128,125 for the 128,125,000 common stock shares issued for the stock sale and associated stock fees, the par value of $3,229 for the 3,228,704 common stock shares issued for the Series A Preferred stock and dividend conversion, the par value of $79 for the 78,934 common stock shares issued for the 12% Note and interest conversion by a third party, the par value of $1,728 for the 1,727,731 common stock shares issued for the conversion of related party accrued salaries and director fees, the par value of $1,144 for the 1,144,415 common stock shares issued for the conversion of related party 12% Note and interest, the par value of $1,222 for the 1,222,444 common stock shares issued for the conversion of the related party production revenue payable, offset by the Reabold equity of $2,205,000
(12)	Adjustment represents the excess value over par value of the common stock shares issued for the acquisition $5,327,925, the $1,934,375 for the common stock sale for fundraising, the $28,380 for the Series A Preferred stock dividend, and $1,867,039 for the conversion of debt and related party debt to common stock
(13)	Adjustment represents the sum of the gain on related party debt conversion of the production revenue payable in the amount of $370,846, the gain on the related party accrued payroll conversion of $52,530, the net gain on debt forgiveness of $47,347, the bargain purchase gain of $2,371,821 on the acquisition, and the Reabold accumulated deficit of $793,000, less the $29,480 for the 1,100,000 common stock shares issued to satisfy the accumulated dividend for all the Series A Preferred shareholders

Pro Forma Condensed Consolidated Statements of Operations – Unaudited

	Historical for the Nine Months		Pro Forma
	Ended November 30, 2021		Acquisition		Pro Forma
	Daybreak	Reabold CA, LLC	Adjustment		Combined
REVENUE:
Crude oil and natural gas sales	$505,410	$1,013,000	$—		$1,518,410

OPERATING EXPENSES:
Production	165,592	776,000	—		941,592
Depreciation, depletion, and amortization (DD&A)	44,004	389,000	—		433,004
General and administrative	447,952	97,000	(69,000)	(1)	475,952
Total operating expenses	657,548	1,262,000	(69,000)		1,850,548
OPERATING LOSS	(152,138)	(249,000)	69,000		(332,138)

Other Expense	(95,806)	(10,000)	10,000	(2)	(95,806)

NET LOSS	(247,944)	(259,000)	79,000		(427,944)

Cumulative convertible preferred stock dividend requirement	(96,223)	—	96,223	(3)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(344,167)	$(259,000)	$175,223		$(427,944)

NET LOSS PER COMMON SHARE, basic and diluted	$(0.006)	$(3.74)	$—		$(0.001)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	60,491,122	69,326	296,422,391	(4)	356,982,839

(1)	Adjustment represents elimination of the inter-Group management and non-recurring charges of $69,000 between RBD Plc and Reabold
(2)	Adjustment represents elimination of the interest of $10,000 charged on the loan notes issued by Reabold to RBD Plc

(3)	Adjustment represents conversion of $96,223 of Series A preferred stock dividend into common stock
(4)	Adjustment represents the 296,491,717 common stock shares issued for the acquisition, common stock sale, the Series A Preferred stock and dividend conversion, and conversion of debt and related party debt to common stock, less the 69,326 Reabold common stock shares eliminated through the acquisition

 Pro Forma Condensed Consolidated Statements of Operations – Unaudited

	Historical for the Twelve Months		Pro Forma
	Ended February 28, 2021		Acquisition		Pro Forma
	Daybreak	Reabold CA, LLC	Adjustment		Combined
REVENUE:
Crude oil and natural gas sales	$404,901	$904,000	$—		$1,308,901

OPERATING EXPENSES:
Production	187,941	679,000	—		866,941
Depreciation, depletion, and amortization (DD&A)	60,063	391,000	—		451,063
Impairment	—	307,000	—		307,000
General and administrative	505,704	176,000	(65,000)	(1)	616,704
Total operating expenses	753,708	1,553,000	(65,000)		2,241,708
OPERATING LOSS	(348,807)	(649,000)	65,000		(932,807)

Other Expense	(163,458)	(28,000)	28,000	(2)	(163,458)

NET LOSS	(512,265)	(677,000)	93,000		(1,096,265)

Cumulative convertible preferred stock dividend requirement	(127,714)	—	127,714	(3)	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(639,979)	$(677,000)	$220,714		$(1,096,265)

NET LOSS PER COMMON SHARE, basic and diluted	$(0.01)	$(13.54)	$—		$(0.00)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING
Basic and diluted	57,916,382	50,000	296,441,717	(4)	354,408,099

(1)	Adjustment represents elimination of the inter-Group management and non-recurring charges of $65,000 between RBD Plc and Reabold
(2)	Adjustment represents elimination of $28,000 for the interest charged on the loan notes issued by Reabold to RBD Plc
(3)	Adjustment represents conversion of $127,714 Series A preferred stock dividend to common stock
(4)	Adjustment represents the 296,491,717 common stock shares issued for the acquisition, common stock sale, the Series A Preferred stock and dividend conversion, and conversion of debt and related party debt to common stock, less the 50,000 Reabold common stock shares eliminated through the acquisition

RISK FACTORS

The combined company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information contained in this proxy statement, you should carefully consider the material risks described below before deciding how to vote your shares of Daybreak common stock.

Risks Related to the Equity Exchange

The number of shares of common stock issuable pursuant to the Equity Exchange and the Capital Raise will cause significant dilution to existing shareholders and a change of control.

Following the closing of the Equity Exchange, the Capital Raise and the transactions contemplated thereby, the Company will have issued at least 285,964,489 new shares of Common Stock, representing at least 81% of the total outstanding voting securities of the Company. The shareholders of the Company immediately prior to the transaction are expected to hold approximately 19% of the total outstanding voting securities of the Company. No one shareholder is expected to beneficially own a majority of the outstanding shares of the Company. As a result of these transactions, the total shares of common stock issuable upon closing of the Equity Exchange and the Capital Raise will cause significant dilution to existing shareholders, and result in a change of control.

The number of shares that will be issuable in the Equity Exchange are not adjustable based on the market price of Daybreak common stock, so the shares issued at the closing may have a greater or lesser value than the market price at the time the Equity Exchange Agreement was signed.

The number of shares of common stock issuable at the closing of the Equity Exchange is fixed. Any changes in the market price of Daybreak common stock before the closing will not affect the number of shares Gaelic will be entitled to receive pursuant to the Equity Exchange. Therefore, if before the closing, the market price of Daybreak’s common stock declines from the market price on the date of the Equity Exchange Agreement, then Gaelic could receive consideration with a substantially lower value. Similarly, if before the closing, the market price of Daybreak’s common stock increases from the market price on the date of the Equity Exchange Agreement, then Gaelic could receive consideration with substantially more value for its shares of Daybreak common stock. The Equity Exchange Agreement does not include a price-based termination right.

The market price of Daybreak’s common stock following the Equity Exchange may decline as a result of the transactions.

The market price of Daybreak’s common stock may decline as a result of the Equity Exchange for a number of reasons, including if investors react negatively to the combined company’s business and prospects.

Daybreak’s shareholders may not realize a benefit from the Equity Exchange and Capital Raise commensurate with the ownership dilution they will experience in connection with the Equity Exchange and Capital Raise.

If the combined company is unable to realize the full strategic and financial benefits anticipated from the Equity Exchange and Capital Raise, Daybreak’s shareholders will have experienced substantial dilution of their ownership interests without receiving any commensurate benefit, or only receiving part of the commensurate benefit to the extent the combined company is able to realize only part of the strategic and financial benefits currently anticipated from the Equity Exchange and Capital Raise.

Daybreak’s shareholders will have a reduced ownership and voting interest in, and will exercise less influence over the management of, the combined company following the completion of the Equity Exchange.

After the completion of the Equity Exchange and the Capital Raise, the current shareholders of Daybreak will own a significantly smaller percentage of the combined company than their ownership of Daybreak prior to the Equity Exchange. At the effective time of the Equity Exchange and the Capital Raise, Daybreak’s equity holders will collectively own approximately19% of the outstanding shares of the combined company, based on the current number of Daybreak shares outstanding. This calculation does not contemplate the outstanding Daybreak warrant, which will remain outstanding under its existing terms following the Equity Exchange. In addition, following the closing, the board of directors of the combined company will be comprised of four members, including one director nominated by Gaelic. The 160,964,489 shares of Daybreak Common Stock to be owned by Gaelic following the Equity Exchange are subject to the terms of the Voting Agreement by and among Daybreak, Gaelic and the Company’s Chairman and Chief Executive Officer, James F. Westmoreland, where, on the terms therein, Daybreak and the shareholder parties thereto agree to nominate a person designated by Gaelic and a person designated by James F. Westmoreland to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates (the “Voting Agreement”). The Voting Agreement shall terminate by mutual written consent of the parties, at such time as Gaelic no longer holds at least 20% of the issued and outstanding shares of Common Stock of Daybreak, or at such time as James F. Westmoreland no longer holds the minimum threshold of Common Stock of Daybreak as set forth in the Voting Agreement. Consequently, Daybreak’s shareholders will be able to exercise less influence over the management and policies of the combined company than they currently exercise over the management and policies of Daybreak.

Combining Reabold and the Company may be more difficult, costly, or time-consuming than expected and the Company may fail to realize the anticipated benefits of the Equity Exchange and Capital Raise, including expected financial and operating performance of the combined company.

The success of the Equity Exchange and Capital Raise will depend, in part, on the combined company’s ability to realize operational efficiencies and anticipated cost savings from combining the businesses of the Company and Reabold. To realize the anticipated benefits and cost savings from the Equity Exchange and Capital Raise, the Company and Reabold must successfully integrate and combine their businesses in a manner that permits those cost savings to be realized. If the Company and Reabold are not able to successfully achieve these objectives, the anticipated benefits of the Equity Exchange and Capital Raise may not be realized fully or at all or may take longer to realize than expected. In addition, the actual cost savings of the Equity Exchange and Capital Raise could be less than anticipated.

Daybreak will need to raise additional funding prior to closing.

A required condition to closing the Equity Exchange is that Daybreak enter into agreements to sell a minimum of $2,500,000 of shares of Daybreak’s common stock, and a minimum of 125,000,000 shares of common stock, to one or more investors in a private placement expected to close promptly following the closing of the Equity Exchange (the “Capital Raise”), with the proceeds of the Capital Raise to be used to repay in full the Company’s line of credit with UBS Bank, for drilling and exploration activities and other working capital purposes. As of the date hereof, Daybreak is still in the process of seeking and obtaining commitments from interested investors. As such, prior to closing, Daybreak will need to secure all $2,500,000 in funding commitments. In the event that Daybreak does not obtain these funding commitments required by closing, the closing may not occur, unless Gaelic agrees to reduce such amount of funding required at closing or waive such condition to closing.

We will be subject to business uncertainties and contractual restrictions while the Equity Exchange and Capital Raise is pending.

Uncertainty about the effect of the Equity Exchange and Capital Raise on employees and partners may have an adverse effect on us. These uncertainties may impair our ability to attract, retain and motivate key personnel until the Equity Exchange and Capital Raise is completed, and could cause partners and others that deal with us to seek to change existing business relationships, cease doing business with us or cause potential new partners to delay doing business with us until the Equity Exchange and Capital Raise has been successfully completed. Retention of certain employees may be challenging during the pendency of the Equity Exchange and Capital Raise, as certain employees may experience uncertainty about their future roles or compensation structure. If key employees depart because of issues relating to the uncertainty and difficulty of integration or a desire not to remain with the business, our business following the Equity Exchange and Capital Raise could be negatively impacted.

The Equity Exchange Agreement may be terminated in accordance with its terms and the Equity Exchange and Capital Raise may not be completed.

The Equity Exchange Agreement is subject to several conditions that must be fulfilled in order to complete the Equity Exchange and Capital Raise. These conditions to the closing of the Equity Exchange and Capital Raise may not be fulfilled and, accordingly, the Equity Exchange and Capital Raise may not be completed. In addition, the parties to the Equity Exchange Agreement can generally terminate such agreement if the transactions contemplated thereby do not close by April 29, 2022, under certain other conditions if the terms of the Equity Exchange

Agreement are breached, and the parties can mutually decide to terminate the Equity Exchange Agreement at any time.

The conditions under the Equity Exchange Agreement required to consummate the Equity Exchange may not be satisfied at all or in the anticipated timeframe. If the Equity Exchange Agreement is not closed on or before April 29, 2022, the Equity Exchange Agreement could be terminated and we will incur penalties. We do not expect that the Equity Exchange will close by this date and expect that we will incur these additional penalties.

Approval of Proposals 1, 2, and 3 are required to be able to consummate the Equity Exchange. If our shareholders do not approve each of these Proposals, the Equity Exchange will not occur. Further, if we do not close the Equity Exchange Agreement, or if we do not close the Equity Exchange Agreement on or before April 29, 2022, we will incur financial costs and penalties, including:

•        Pursuant to the amendment to the Equity Exchange Agreement entered into on February 22, 2022 (the “Exchange Agreement Amendment”), Daybreak agreed to issue to Gaelic shares of Daybreak common stock worth US$500,000 if the Equity Exchange is not closed by April 29, 2022 (the “Break Fee Shares”). However, if the Equity Exchange Agreement is completed after an agreed upon date after April 29, 2022, then 50% of the Break Fee Shares issued to Gaelic will be applied in part satisfaction of the number of the Parent Shares that are due to Gaelic under the Exchange Agreement; and

•        On or about February 22, 2022, Company issued a convertible promissory note to a private investor (the “purchaser”) in the amount of US$200,000 (the “Convertible Note”). The Convertible Note will convert into shares of the Company’s common stock upon the earlier of the closing of the Equity Exchange Agreement or the purchaser’s instruction any time on or after April 29, 2022. If the closing of the Equity Exchange Agreement is on or before April 29, 2022, the Convertible Note will convert at a price of $0.017 per share, into approximately 13,882,353 common shares, including payable-in-kind interest. If the Convertible Note converts after April 29, 2022, it will convert at a price of $0.0085 per share, into approximately 27,764,706 common shares, including payable-in-kind interest. Payable-in-kind interest accrues on the Convertible Note at a rate of 18% per annum with a minimum of one year of interest payable. The terms of the Convertible Note also provide that if the Company sells shares over the next six months for a price less than $0.02 per share, the Company will adjust the number of conversion shares issued under the Convertible Note accordingly, at a conversion price equal to the sale price with a 15% discount.

Therefore, if the Equity Exchange Agreement is not closed by April 29, 2022, the existing shareholders will experience additional significant dilution. We do not expect that the Equity Exchange will close by this date and expect that we will incur these additional penalties.

Termination of the Equity Exchange Agreement could negatively impact the Company.

In the event the Equity Exchange Agreement is terminated, our business may have been adversely impacted by our failure to pursue other beneficial opportunities due to the focus of management on the Equity Exchange and Capital Raise, and the market price of our common stock might decline to the extent that the current market price reflects a market assumption that the Equity Exchange and Capital Raise will be completed. If the Equity Exchange Agreement is terminated and our board of directors seeks another acquisition or business combination, our shareholders cannot be certain that we will be able to find a party willing to offer equivalent or more attractive consideration than the consideration provided for by the Equity Exchange and Capital Raise.

Significant costs are expected to be incurred in connection with the consummation of the Equity Exchange and Capital Raise and integration of Reabold into the operations of the Company, including legal, accounting, financial advisory and other costs.

If the Equity Exchange and Capital Raise are consummated, the Company expects to incur significant costs in connection with integrating their operations and personnel. First, in connection with the Exchange Agreement Amendment, Daybreak and Gaelic agreed to allow Reabold to borrow up to $250,000 from Gaelic’s parent company, Reabold Resources PLC, to conduct certain operational activities necessary to maintain the production of oil and gas on its leases, to be paid back to Reabold Resources PLC by Daybreak upon the closing of the Equity Exchange Agreement. In addition, the Company expects to incur a number of non-recurring costs associated with combining the operations of the two companies, which cannot be estimated accurately at this time. The Company will also incur transaction fees and other costs related to the Equity Exchange and Capital Raise. Additional unanticipated costs may be incurred in the integration of the businesses of the Company and Reabold. Although the Company and Reabold expect that the elimination of duplicative costs, as well as the realization of other efficiencies related to the integration of the businesses, may offset incremental transaction and transaction-related costs over time, this net benefit may not be achieved in the near term, or at all. There can be no assurance that the Company will be successful in these integration efforts.

Daybreak and the combined company will incur substantial transaction-related costs in connection with the Equity Exchange and Capital Raise.

Daybreak has incurred, and expects to continue to incur, a number of non-recurring transaction-related costs associated with completing the Equity Exchange and Capital Raise and related transactions. These fees and costs have been, and will continue to be, substantial. Non-recurring transaction costs include, but are not limited to, fees paid to legal, financial and accounting advisors, filing fees and printing costs, and could have a material adverse effect on the combined company’s financial condition and operating results.

Daybreak may become involved in securities class action litigation that could divert management’s attention and harm the combined company’s business, and insurance coverage may not be sufficient to cover all costs and damages.

In the past, securities class action or shareholder derivative litigation often follows certain significant business transactions, such as the sale of a business division or announcement of a business combination. The combined company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the combined company’s business.

Risks Related to Daybreak’s Operations, Business and Industry

You should carefully consider the risk factors regarding Daybreak discussed in Part I, Item 1A. Risk Factors in our Annual Report on Form 10-K for the year ended February 28, 2021, and which are hereby incorporated by reference into, and made a part of, this proxy statement.

Risks Related to Reabold’s Operations, Business and Industry

There is substantial volatility and uncertainty in crude oil and natural gas prices, which has adversely affected, and in the future may continue to adversely affect, Reabold’s financial condition, liquidity, results of operations, cash flows, access to capital markets, and ability to grow.

Reabold’s revenues, operating results, liquidity, cash flows, profitability, and valuation of proved reserves depend substantially upon the market prices of crude oil and natural gas. Product prices affect Reabold’s cash flow available for capital expenditures and Reabold’s ability to access funds through the capital markets. Declines in commodity prices have historically adversely affected the estimated value of Reabold’s proved reserves and cash flows.

The commodity prices received for Reabold’s crude oil and natural gas depend upon factors beyond Reabold’s control, including among others:

— changes in the supply of and demand for crude oil and natural gas;

— market uncertainty;

— the level of consumer product demands;

— hurricanes and other weather conditions;

— domestic governmental regulations and taxes;

— the foreign supply of crude oil and natural gas;

— the price of crude oil and natural gas imports

— national and international pandemics like the COVID-19; and

— overall domestic and foreign relations and economic conditions.

These factors make it very difficult to predict future hydrocarbon commodity price movements with any certainty. It is beyond Reabold’s control and ability to accurately predict when there will be a sustained improvement in hydrocarbon prices. All of Reabold’s crude oil and natural gas sales are made pursuant to contracts based on spot market prices and are not based on long-term fixed price contracts. Crude oil and natural gas prices do not necessarily fluctuate in direct relation to each other.

The crude oil and natural gas business is highly competitive, placing Reabold at an operating disadvantage.

We expect to be at a competitive disadvantage in (a) seeking to acquire suitable crude oil and or natural gas drilling prospects; (b) undertaking exploration and development; and (c) seeking additional financing. We base Reabold’s preliminary decisions regarding the acquisition of crude oil and or natural gas prospects and undertaking of drilling ventures upon general and inferred geology and economic assumptions. This public information is also available to Reabold’s competitors.

In addition, Reabold competes with larger crude oil and natural gas companies with longer operating histories and greater financial resources than us. These larger competitors, by reason of their size and greater financial strength, can more easily:

— access capital markets;

— recruit more qualified personnel;

— absorb the burden of any changes in laws and regulation in applicable jurisdictions;

— handle longer periods of reduced prices of crude oil and natural gas;

— acquire and evaluate larger volumes of critical information; and

— compete for industry-offered business ventures.

These disadvantages could create negative results for Reabold’s business plan and future operations.

Reabold’s ability to reach and maintain profitable operating results is dependent on Reabold’s ability to find, acquire, and develop crude oil and natural gas properties.

Reabold’s future performance depends upon Reabold’s ability to find, acquire, and develop crude oil and natural gas reserves that are economically recoverable. Without successful exploration and acquisition activities, Reabold will not be able to develop reserves or generate production revenues to achieve and maintain profitable operating results. No assurance can be given that Reabold will be able to find, acquire or develop these reserves on acceptable terms. We also cannot assure that commercial quantities of crude oil and natural gas deposits will be discovered that are sufficient to enable us to recover Reabold’s exploration and development costs.

Reabold’s limited capital expenditures and drilling program, when coupled with a sustained depression in crude oil and natural gas prices, will significantly reduce Reabold’s cash flow and constrain any future drilling, which would have a material adverse effect on Reabold’s business, financial condition and results of operations.

Volatility in hydrocarbon prices combined with reduced production and accompanying lower cash flows will continue to adversely affect Reabold’s business financial condition and results of operations.

Reabold’s proved reserves are estimates and depend on many assumptions. Any material inaccuracies in these assumptions could cause the quantity and value of Reabold’s crude oil reserves, and Reabold’s revenues, profitability, and cash flows to be materially different from Reabold’s estimates.

The accuracy of estimated proved reserves and estimated future net cash flows from such reserves is a function of the quality of available geological, geophysical, engineering, and economic data and is subject to various assumptions. Although it is believed that Reabold’s estimated proved reserves represent reserves that it is reasonably certain to recover, actual future production, crude oil and natural gas prices, revenues, taxes, development expenditures, operating expenses and quantities of recoverable crude oil and natural gas reserves will most likely vary from the assumptions and estimates used to determine proved reserves. Any significant variance could materially affect the estimated quantities and value of Reabold’s crude oil and natural gas reserves, which in turn could adversely affect Reabold’s cash flows, results of operations, financial condition, and the availability of capital resources. In addition, Reabold may adjust estimates of proved reserves to reflect production history, results of exploration and development, prevailing crude oil and natural gas prices and other factors, many of which are beyond Reabold’s control. Downward adjustments to Reabold’s estimated proved reserves could require us to impair the carrying value of Reabold’s crude oil and natural gas properties, which would reduce Reabold’s earnings and increase Reabold’s stockholders’ deficit.

The present value of proved reserves will not necessarily equal the current fair market value of Reabold’s estimated crude oil and natural gas reserves. The timing of both the production and expenses with respect to the development and production of crude oil and natural gas properties will affect the timing of future net cash flows from proved reserves and their present value.

The estimated proved reserve information is based upon reserve reports prepared by an independent engineer. From time to time, estimates of Reabold’s reserves are also made by Reabold’s company engineer for use in developing business plans and making various decisions.  Such estimates may vary significantly from those of the independent engineers and may have a material effect upon Reabold’s business decisions and available capital resources.

We may not be able to replace current production with new crude oil and natural gas reserves.

In general, the volume of production from a crude oil and natural gas property declines as reserves related to that property are depleted. The decline rates depend upon reservoir characteristics. We cannot guarantee the production life of Reabold’s wells.

We may reclassify proved undeveloped reserves to unproved reserves due to Reabold’s inability to commit sufficient capital within the required five-year development window, which could adversely affect the value of Reabold’s properties. True statement but I believe all the PUDS are within the first two years

The SEC generally requires that any undrilled location can be classified as a proved undeveloped reserve only if a development plan has been adopted indicating that the location is scheduled to be drilled within five years. The reduction of Reabold’s drilling program in response to depressed crude oil and natural gas prices and a lack of drilling capital has impacted Reabold’s ability to develop proved undeveloped reserves within such five-year period. If Reabold’s reduced drilling plans continue over a significant period of time, Reabold’s future access to capital resources will be limited, and Reabold will also likely further delay the development of Reabold’s proved undeveloped reserves or ultimately suspend such development which could result in the reclassification of a significant amount of Reabold’s proved undeveloped reserves as probable or possible reserves. A significant reclassification of proved undeveloped reserves could adversely affect the value of Reabold’s properties.

Reabold’s producing reserves are located in one major geographic area. Concentration of reserves in limited geographic areas may disproportionately expose us to operational, regulatory, and geological risks.

Reabold’s core producing properties are located in the Sacramento Basin within Monterey and Contra-Costa Counties in California. As a result of this concentration, Reabold may be disproportionately exposed to the impact of regional supply and demand factors, delays, or interruptions of production from wells in this area caused by governmental regulation, processing or transportation capacity constraints, market limitations, or interruption of the processing or transportation of crude oil and natural gas.

When Reabold makes the determination to invest in crude oil or natural gas properties, Reabold relies upon geological and engineering estimates, which involve a high level of uncertainty.

Geologic and engineering data are used to determine the probability that a reservoir of crude oil or natural gas exists at a particular location. This data is also used to determine whether crude oil and natural gas are recoverable from a reservoir. Recoverability is ultimately subject to the accuracy of data including, but not limited to, geological characteristics of the reservoir, structure, reservoir fluid properties, the size and boundaries of the drainage area, reservoir pressure, and the anticipated rate of pressure depletion. Also, an increase in the costs of production operations may render some deposits uneconomic to extract.

The evaluation of these and other factors is based upon available seismic data, computer modeling, well tests and information obtained from production of crude oil and natural gas from adjacent or similar properties. There is a high degree of risk in proving the existence and recoverability of reserves. Actual recoveries of proved reserves can differ materially from original estimates.  Accordingly, reserve estimates may be subject to downward adjustment. Actual production, revenue and expenditures will likely vary from estimates, and such variances may be material.

Shortages of oilfield equipment, services and qualified personnel could delay Reabold’s drilling program and increase the prices Reabold pays to obtain such equipment, services, and personnel.

The demand for qualified and experienced field personnel to drill wells and conduct field operations in the crude oil and natural gas industry can fluctuate significantly, often in correlation with crude oil and natural gas prices, causing periodic shortages. Historically, there have been shortages of drilling and workover rigs, pipe and other oilfield equipment as demand for rigs and equipment has increased along with the number of wells being drilled. These factors also cause significant increases in costs for equipment, services and personnel. Higher crude oil and natural gas prices generally stimulate demand and result in increased prices for drilling and workover rigs, crews, and associated supplies, equipment and services. It is beyond Reabold’s control and ability to predict whether these conditions will exist in the future and, if so, what their timing and duration will be.

Drilling is a high-risk activity and, as a result, Reabold may not be able to adhere to its proposed drilling schedule, or Reabold’s drilling program may not result in commercially productive reserves.

Reabold’s future success will partly depend on the success of Reabold’s drilling programs. The future cost or timing of drilling, completing, and producing wells is inherently uncertain. Reabold’s drilling operations may be curtailed, delayed, or canceled as a result of a variety of factors including:

—	unexpected drilling conditions;
—	well integrity issues and surface expressions;
—	pressure or irregularities in formations;
—	equipment failures or accidents;
—	compliance with landowner requirements;
—	current crude oil and natural gas prices and estimates of future crude oil and natural gas prices;
—	availability, costs, and terms of contractual arrangements with respect to pipelines and related facilities to gather, process, transport and market crude oil and natural gas; and
—	shortages or delays in the availability of drilling rigs and the delivery of equipment and/or services, including experienced labor.

Reabold’s financial condition will deteriorate, if Reabold is unable to retain its interests in Reabold’s leased crude oil and natural gas properties.

All of Reabold’s properties are held under interests in crude oil and natural gas mineral leases. If Reabold fails to meet the specific requirements of any lease, such lease may be terminated or otherwise expire. We cannot be assured that they will be able to meet Reabold’s obligations under each lease. The termination or expiration of Reabold’s “working interests” (interests created by the execution of a crude oil or natural gas lease) relating to these leases would impair Reabold’s financial condition and results of operations.

We will need significant additional funds to meet capital calls, drilling and other production costs in Reabold’s effort to explore, produce, develop and sell the crude oil and natural gas produced by Reabold’s leases. We may not be able to obtain any such additional funds on acceptable terms.

Title deficiencies could render Reabold’s crude oil and natural gas leases worthless; thus damaging the financial condition of Reabold’s business.

The existence of a material title deficiency can render a lease worthless, resulting in a large expense to Reabold’s business. We rely upon the judgment of crude oil and natural gas lease brokers who perform the fieldwork and examine records in the appropriate governmental office before attempting to place a specific mineral interest under lease. This is a customary practice in the crude oil and natural gas industry.

We anticipate that we, or the person or company acting as operator on the properties that Reabold leases, will examine title prior to any well being drilled. Even after taking these precautions, deficiencies in the marketability of the title to the leases may still arise. Such deficiencies may render some leases worthless, negatively impacting Reabold’s financial condition.

If Reabold as operator of Reabold’s crude oil and natural gas project fail to maintain adequate insurance, Reabold’s business could be exposed to significant losses.

Reabold’s crude oil and natural gas projects are subject to risks inherent in the crude oil and natural gas industry. These risks involve explosions, uncontrollable flows of crude oil, natural gas or well fluids, pollution, fires, earthquakes and other environmental issues.  These risks could result in substantial losses due to injury and loss of life, severe damage to and destruction of property and equipment, pollution and other environmental damage. As protection against these operating hazards Reabold maintains insurance coverage to include physical damage and comprehensive general liability. However, Reabold is not fully insured in all aspects of Reabold’s business. The occurrence of a significant event on any project against which Reabold is not adequately covered by insurance could have a material adverse effect on Reabold’s financial position.

In any project in which Reabold is not the operator, Reabold will require the operator to maintain insurance of various types to cover Reabold’s operations with policy limits and retention liability customary in the industry. The occurrence of a significant adverse event on any of these projects if they are not fully covered by insurance could result in the loss of all or part of Reabold’s investment. The loss of any such project investment could have a material adverse effect on Reabold’s financial condition and results of operations.

New technologies may cause Reabold’s current exploration and drilling methods to become obsolete.

There have been rapid and significant advancements in technology in the crude oil and natural gas industry, including the introduction of new products and services using new technologies. As competitors use or develop new technologies, Reabold may be placed at a competitive disadvantage, and competitive pressures may force us to implement new technologies at a substantial increase in cost. Further, competitors may obtain patents which might prevent us from implementing new technologies. In addition, competitors may have greater financial, technical and personnel resources that allow them to enjoy technological advantages and may in the future allow them to implement new technologies before Reabold can. One or more of the technologies that Reabold currently uses or that Reabold may implement in the future may become obsolete. We cannot be certain that Reabold will be able to implement technologies on a timely basis or at a cost that is acceptable to us. If Reabold is unable to maintain technological advancements consistent with industry standards, Reabold’s operations and financial condition may be adversely affected.

Recent and future actions by the state of California could result in restrictions to Reabold’s operations and result in decreased demand for oil and gas within the state.

In September 2020, Governor Gavin Newsom of California issued an executive order (Order) that seeks to reduce both the demand for and supply of petroleum fuels in the state. The Order establishes several goals and directs several state agencies to take certain actions with respect to reducing emissions of greenhouse gases (GHGs), including, but not limited to: phasing out the sale of new emissions-producing passenger vehicles, drayage trucks and off-road vehicles by 2035 and, to the extent feasible, medium and heavy duty trucks by 2045; developing strategies for the closure and repurposing of crude oil and natural gas facilities in California; and proposing legislation to end the issuance of new hydraulic fracturing permits in the state by 2024. The Order also directs the California Department of Conservation, Geologic Energy Management Division (CalGEM) to strictly enforce bonding requirements for crude oil and natural gas operations and to complete its ongoing public health and safety review of crude oil and natural gas production and propose additional regulations, which are expected to include expanded land use setbacks or buffer zones.

In October 2020, the Governor issued an executive order that establishes a state goal to conserve at least 30% of California’s land and coastal waters by 2030 and directs state agencies to implement other measures to mitigate climate change and strengthen biodiversity. In February 2021, SB 467 was introduced in the state senate. If passed, the bill would ban new permits for hydraulic fracturing, acid well stimulation treatments, cyclic steaming, water flooding and steam flooding – beginning in 2022 and would ban these activities in total beginning in 2027. The bill would also allow local governments to prohibit such practices prior to 2027. After the bill was introduced one of the authors announced that it would also be amended to add a 2,500 feet setback for new wells from sensitive receptors. We cannot predict the outcome of this most recent legislative effort. Previous high-profile efforts to pass mandatory setbacks have failed; however, any of the foregoing developments and other future actions taken by the state may materially and adversely affect Reabold’s operations and properties and the demand for Reabold’s products.

We face various risks associated with the trend toward increased anti-crude oil and natural gas development activity.

In recent years, Reabold have seen significant growth in opposition to crude oil and natural gas development in the United States. Companies in Reabold’s industry can be the target of opposition to hydrocarbon development from stakeholder groups, including national, state, and local governments, regulatory agencies, non-government organizations and public citizens. This opposition is focused on attempting to limit or stop hydrocarbon development. Examples of such opposition include: efforts to reduce access to public and private lands; delaying or canceling permits for drilling or pipeline construction; limiting or banning industry techniques such as hydraulic fracturing, and/or adding restrictions on or the use of water and associated disposal; imposition of set-backs on crude oil and natural gas sites; delaying or denying air-quality permits; advocating for increased punitive taxation or citizen ballot initiatives or moratoriums on industry activity; and the use of social media channels to cause reputational harm. Recent efforts by the US Administration to modify federal crude oil and natural gas regulations could intensify the risk of anti-development efforts from grass roots opposition.

 Reabold’s need to incur costs associated with responding to these anti-development efforts, including legal challenges, or complying with any new legal or regulatory requirements from these efforts, could have a material adverse effect on Reabold’s business.

Restricted land access could reduce Reabold’s ability to explore for and develop crude oil and natural gas reserves.

Reabold’s ability to adequately explore for and develop crude oil and natural gas resources is affected by a number of factors related to access to land. Examples of factors which reduce Reabold’s access to land include, among others:

—	new municipal, state, or federal land use regulations, which may restrict drilling locations or certain activities such as hydraulic fracturing;
—	local and municipal government control of land or zoning requirements, which can conflict with state law and deprive landowners of property development rights;
—	landowner, community and/or governmental opposition to infrastructure development;
—	regulation of federal and Indian land by the Bureau of Land Management;
—	anti-development activities, which can reduce Reabold’s access to leases through legal challenges or lawsuits, disruption of drilling, or damage to equipment;
—	the presence of threatened or endangered species or of their habitat;
—	Disputes regarding leases; and
—	Disputes with landowners, royalty owners, or other operators over such matters as title transfer, joint interest billing arrangements, revenue distribution, or production or cost sharing arrangements.

Reduced ability to obtain new leases could constrain Reabold’s future growth and opportunity resulting in a material adverse effect on Reabold’s business, financial condition, results of operations and Reabold’s cash flows.

Reabold’s crude oil and natural gas exploration and production, and related activities are subject to extensive environmental regulations, and to laws that can give rise to substantial liabilities from environmental contamination.

Reabold’s operations are subject to extensive federal, state, and local environmental laws and regulations, which impose limitations on the discharge of pollutants into the environment, establish standards for the management, treatment, storage, transportation, and disposal of hazardous materials and of solid and hazardous wastes, and impose obligations to investigate and remediate contamination in certain circumstances. Liabilities to investigate or remediate contamination, as well as other liabilities concerning hazardous materials or contamination such as claims for personal injury or property damage, may arise at many locations, including properties in which Reabold may have an ownership interest but no operational control, properties Reabold formerly owned or operated, and sites where Reabold’s wastes have been treated or disposed of, as well as at properties that Reabold currently owns or operates. Such liabilities may arise even where the contamination does not result from any noncompliance with applicable environmental laws. Under a number of environmental laws, such liabilities may also be joint and several, meaning that Reabold could be held responsible for more than Reabold’s share of the liability involved, or even the entire share. Environmental requirements generally have become more stringent in recent years, and compliance with those requirements more expensive.

We have incurred expenses in connection with environmental compliance, and Reabold anticipate that Reabold will continue to do so in the future. Failure to comply with extensive applicable environmental laws and regulations could result in significant civil or criminal penalties and remediation costs. Some of Reabold’s properties may be affected by environmental contamination that may require investigation or remediation. In addition, claims are sometimes made or threatened against companies engaged in crude oil and natural gas exploration and production by owners of surface estates, adjoining properties or others alleging damage resulting from environmental contamination and other incidents of operation. Compliance with, and liabilities for remediation under, these laws and regulations, and liabilities concerning contamination or hazardous materials, may adversely affect Reabold’s business, financial condition, and results of operations.

Climate change legislation or regulations restricting emissions of greenhouse gases (“GHG”) could result in increased operating costs and reduced demand for the crude oil and natural gas that Reabold produces.

Climate change continues to attract considerable public and scientific attention. As a result, numerous proposals have been made and are likely to continue to be made at the international, national, regional, and state levels of government to monitor and limit emissions of GHGs. These efforts have included consideration by states or groupings of states of cap-and-trade programs, carbon taxes, GHG reporting and tracking programs, and regulations that directly limit GHG emissions from certain sources.

At the federal level, no comprehensive climate change legislation has been implemented to date. However, the EPA has determined that emissions of carbon dioxide, methane and other GHGs present an endangerment to public health and the environment and has adopted regulations under existing provisions of the Clean Air Act. The EPA has also adopted rules requiring the monitoring and reporting of GHG emissions from specified sources in the United States on an annual basis, including, among others, onshore and offshore crude oil and natural gas production facilities and onshore processing, transmission, storage, and distribution facilities. In October 2015, the EPA amended and expanded the GHG reporting requirements to all segments of the crude oil and natural gas industry, including gathering and boosting facilities and blowdowns of natural gas transmission pipelines, and in January 2016, the EPA proposed additional revisions to leak detection methodology.

The adoption and implementation of any international, federal, or state legislation, regulations or other regulatory initiatives that require reporting of GHGs or otherwise restricts emissions of GHGs from Reabold’s equipment and operations could cause us to incur increased costs that could have an adverse effect on Reabold’s business, financial condition, and results of operations. Moreover, such new legislation or regulatory programs could also increase the cost to the consumer, and thereby reduce demand for crude oil and natural gas, which could reduce the demand for the crude oil or natural gas that Reabold produces and lower the value of Reabold’s reserves.

Finally, it should be noted that some scientists have concluded that increasing concentrations of greenhouse gases in the Earth’s atmosphere may be associated with extreme weather conditions such as more intense hurricanes, thunderstorms, tornados and snow or ice storms, as well as rising sea levels. Another possible consequence of climate change is increased volatility in seasonal temperatures. Some studies indicate that climate change could cause some areas to experience temperatures substantially hotter or colder than their historical averages. Extreme weather conditions can interfere with Reabold’s production and increase Reabold’s operating expenses. Such damage or increased expenses from extreme weather may not be fully insured. If any such effects were to occur, they could have an adverse effect on Reabold’s financial condition and results of operations. At this time, Reabold has not developed a comprehensive plan to address the legal, economic, social, or physical impacts of climate change on Reabold’s operation.

PROPOSAL NUMBER 1:

EQUITY EXCHANGE

To approve the plan of Equity Exchange as contemplated by the Equity Exchange Agreement, pursuant to which (i) Daybreak will acquire 100% of the ownership interests of Reabold California LLC from its owner, Gaelic, and (ii) in exchange, Daybreak will issue 160,964,489 shares of its common stock to Gaelic (the “Exchange Shares”), on the terms and subject to the conditions set forth in the Exchange Agreement.

A copy of the Exchange Agreement is attached as Annex A to the accompanying proxy statement.

Please see the Letter to Shareholders enclosed at the beginning of this proxy statement and the Section entitled “Summary of the Exchange Transaction and the Related Transactions” for and overview of what you will be approving if you approve the plan of the Equity Exchange and Daybreak completing the transactions contemplated by the Exchange Agreement.

Overview

In the Equity Exchange contemplated by the Exchange Agreement, as subsequently amended (i) Daybreak will acquire 100% ownership of Reabold, in exchange for (ii) Daybreak issuing 160,964,489 shares of its Common Stock to Gaelic (the “Exchange Shares”), which will result in Reabold becoming a wholly-owned subsidiary of Daybreak named “Reabold California, LLC” and Gaelic becoming the owner of the Exchange Shares and a major shareholder of Daybreak (the foregoing transaction and the transactions contemplated thereby, the “Equity Exchange”).

Following the closing of the Equity Exchange, Daybreak will be appointed the sole manager of “Reabold California, LLC”, the Daybreak Subsidiary.

Change in Control

The terms of the Exchange Agreement require that, promptly following the closing of the Equity Exchange, the Company will sell a minimum of 125,000,000 additional shares of Common Stock to one or more investors in a private placement for a minimum of $2,500,000 (the “Capital Raise”). Between the closing of the Equity Exchange and the closing of the Capital Raise, Gaelic will hold approximately 70% of the issued and outstanding shares of our Common Stock. Therefore, the Equity Exchange may be deemed a change in control of the Company. Upon the closing of the Capital Raise, in which we anticipate issuing shares constituting at least 35% of the Company’s total issued and outstanding shares of Common Stock, Gaelic’s percentage ownership of our Common Stock is expected to drop below 50%.

Following the closing of the Equity Exchange, the Capital Raise and the transactions contemplated thereby, the Company will have issued at least 285,964,489 new shares of Common Stock, representing at least 81% of the total outstanding voting securities of the Company. The shareholders of the Company immediately prior to the transaction are expected to hold approximately 18% of the total outstanding voting securities of the Company. However, no one shareholder is expected to beneficially own a majority of the outstanding shares of the Company.

Conditions to Closing

In connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we also propose to, or are required to:

(a)	Amend and restate our Amended and Restated Articles of Incorporation to increase the number of total authorized shares of Common Stock to 500,000,000 to provide enough shares to accomplish the transactions contemplated by the Equity Exchange and conducted in anticipation of the Equity Exchange, complete the Capital Raise, and have shares for other potential future issuances.
(b)	Nominate Darren Williams, a nominee selected by Reabold, to the Daybreak Board of Directors, to join the board effective as of the closing of the Equity Exchange.

(c)	Enter into a voting agreement by and among Daybreak, Gaelic and the Company’s Chairman and Chief Executive Officer, James F. Westmoreland, where, on the terms therein, Daybreak and the shareholder parties thereto agree to nominate a person designated by Gaelic and a person designated by James F. Westmoreland to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates (the “Voting Agreement”);

(d)	Enter into agreements with respect to the Capital Raise. The proceeds of the Capital Raise will be used to repay in full the Company’s line of credit with UBS Bank; reimburse Reabold Resources PLC for up to $250,000 for operational expenditures between February 22, 2022 and April 29, 2022; and for future development and exploration drilling and exploration activities and other working capital purposes;
(e)	Enter into a registration rights agreement between Daybreak and the purchasers of common stock pursuant to the Capital Raise giving such purchasers rights to demand or participate in registration of Common Stock held by them on the terms contained therein;
(f)	Effective upon the closing of the Equity Exchange, appoint Integrity Management Solutions, Inc. (“Integrity”), a California operating company that provides engineering and contract operating services for Reabold California LLC’s oil and gas properties. Integrity has been providing these services for the Reabold properties since July, 2018, as contract operator of Reabold’s oil and gas license interests for a minimum of a one (1) year period; and
(g)	Effective upon the closing of the Equity Exchange, enter into indemnification agreements between Company and its directors.

Also, in connection with the Equity Exchange, and as conditions to closing the Equity Exchange, we have already:

(h)	Converted all shares of Series A Preferred Stock of the Company to Common Stock by approval of the holders of a majority of the shares of Series A Preferred Stock (the “Series A Conversion”);
(i)	Converted $1,837,101 of related party liabilities of Daybreak into Common Stock of the Company (the “Related Party Debt Conversion”), including all accrued and unpaid salary and fees of our named executive officers and directors; and
(j)	The Company’s President and Chief Executive Officer forgave $43,192 in salary payments, net of related taxes and expense reimbursements.

On February 22, 2022 the Equity Exchange Agreement was amended, effective as of February 14, 2022, to (1) allow Daybreak to sell a convertible promissory note to a Private Investor in the amount of US$200,000; (2) extend the Long Stop Date to April 29, 2022; (3) Allow Reabold California LLC to borrow up to $250,000 from Reabold Resources PLC to conduct certain operational activities necessary to maintain the production of oil and gas on its leases. This money will be paid back to Reabold Resources PLC upon the closing of the Equity Exchange Agreement; and (4) Daybreak agreed to compensate Gaelic in the form of a breakage fee of US$500,000 in Daybreak common stock if the Equity Exchange is not closed by April 29, 2022.

The Daybreak Board of Directors believes the Equity Exchange and the transactions contemplated thereby and described above, are the best path forward for the Company and are in the best interest of the shareholders.

Vote Required

The Equity Exchange must be approved by a vote of two thirds (66 2/3%) of all outstanding shares of Common Stock entitled to vote.

Further, we cannot complete the Equity Exchange unless Proposal 2 is also approved, to amend our Amended and Restated Articles of Incorporation. This is because we need to authorize more shares to have enough to issue in the Equity Exchange and the Capital Raise.

If Darren Williams is not elected in Proposal Number 3, we will be unable to consummate the Equity Exchange.

THEREFORE, EACH OF PROPOSAL NUMBERS 1, 2 AND 3 ARE CONDITIONED UPON EACH OTHER AND THE APPROVAL OF EACH SUCH PROPOSAL IS REQUIRED TO CONSUMMATE THE EQUITY EXCHANGE.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 1. EACH OF

PROPOSAL NUMBERS 1, 2 AND 3 ARE CONDITIONED UPON EACH OTHER AND THE APPROVAL OF EACH SUCH PROPOSAL IS REQUIRED TO CONSUMMATE THE SHARE EXCHANGE.

PROPOSAL NUMBER 2:

APPROVE SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

To amend and restate the Company’s Amended and Restated Articles of Incorporation by adopting the Second Amended and Restated Articles of Incorporation of the Company, in order to:

(1) increase the number of total authorized shares of Daybreak Common Stock to 500,000,000;

(2) eliminate designation of the Series A Convertible Preferred Stock, which has all been converted to Common Stock; and

(3) allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act.

A copy of the Second Amended and Restated Articles is attached as Annex B to the accompanying proxy statement.

(1) Increase to Number of Authorized Shares of Common Stock

The Company’s Amended and Restated Articles of Incorporation currently authorizes the Company to issue up to 200,000,000 shares of Common Stock. As of the date of this proxy statement, there are [●] of those shares already issued and outstanding; 2,100,000 shares reserved for issuance pursuant to an outstanding warrant; and 4,921,066 shares reserved for issuance related to conversion of the 12% Subordinated Notes, for a total of [●].

The Exchange Agreement contemplates that we will issue 160,964,489 shares of Common Stock to Gaelic.

The Capital Raise contemplates that we will issue at least 125,000,000 additional shares of Common Stock to investors.

We also need to have authorized unissued shares available for issuance in the ordinary course of business moving forward. The Company has financed its operations primarily through public and private offerings of securities, and debt financing. Until the Company can continually generate positive cash flow from operations, it will need to continue to fund its operations with the proceeds from offerings of the Company’s securities as well as debt financings when available. The Company will need additional capital to further fund development of its properties, including the properties included in the Equity Exchange Agreement as discussed in Proposal Number 1, and detailed beginning on page 7 under the caption “SUMMARY OF THE EXCHANGE TRANSACTION AND THE RELATED TRANSACTION” as well as to have available for future opportunities. The Company intends to cover future operating expenses through cash on hand, revenue derived from production, and through the issuance of additional Company securities. Depending on market conditions, the Company cannot be sure that additional financing will be available when needed or that, if available, financing will be obtained on terms favorable to the Company or its shareholders. Therefore, we are asking the shareholders to approve an increase to the authorized shares to give the Company and the Board the option to issue shares in a financing transaction or otherwise in the operation of the Company.

The additional Common Stock to be authorized would have rights identical to the currently outstanding Common Stock of the Company. Adoption of the proposed Second Amended and Restated Articles would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to increasing the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share and voting rights of current holders of common stock. Though the increase in authorized common stock could make more difficult or discourage attempts to obtain control of the Company, thereby having an implicit anti-takeover effect, the Board does not view this proposal as an anti-takeover mechanism. The increase in authorized shares of Common Stock is not being proposed in response to any known threat to acquire control of the Company.

(2) Eliminate designation of Series A Convertible Preferred Stock

The holders of the Series A Convertible Preferred Stock of the Company recently approved a conversion of all Series A shares to Common Stock. As a result, the Company has no shares of Series A stock outstanding. Further, we do not plan to ever reissue the Series A shares on the exact same terms. Therefore, as a cleanup item if we are amending the Amended and Restated Articles of Incorporation anyway, we will remove this designation.

The Board of Directors, under the Amended and Restated Articled of Incorporation, will still be able to divide the Preferred Stock into any number of series; fix and determine rights and preferences; and to amend the rights and preferences of the shares of any series that has been established but is wholly unissued. With this, the Board and the Company do not currently foresee designating any series of Preferred Stock in the near future.

(3) Allow for approval of transactions with a majority shareholder vote, where permitted by the Washington Business Corporation Act.

The Washington Business Corporation Act requires, for certain transactions like the Equity Exchange, the approval of two-thirds of all shares entitled to vote. But, it permits companies to require a lesser vote (but not less than a majority of all shares entitled to vote) where permitted by the articles of incorporation of the company.

Our shareholder base has, as a general matter, had Daybreak shares for many years. We are unable to locate a significant portion of our shareholders. This makes it very difficult to obtain a shareholder vote, even for proposals that our shareholders would generally find favorable. For this reason, we would like to lower the vote requirement to a majority of all shares entitled to vote where a higher vote is provided by the Washington Business Corporation Act.

General Effect of the Second Amended and Restated Articles of Incorporation Upon the Rights of Existing Shareholders.

The Second Amended and Restated Articles of Incorporation will not authorize any classes of stock with rights senior or preferential to the existing Common Stock shareholders. The only effect on the existing shareholders will be that, by authorizing more Common Stock for the Company’s planned issuances pursuant to the Equity Exchange and the Capital Raise, the shareholders will be diluted if and when these issuances occur.

Please refer to Annex B attached to this proxy statement to review the full text of the Second Amended Articles.

Vote Required

Proposal Number 2 – adopting our Second Amended and Restated Articles of Incorporation – must be approved by a vote of two thirds (66 2/3%) of all outstanding shares of Common Stock entitled to vote.

If Proposal 2 is also approved, and if Darren Williams is not elected in Proposal Number 3, we will be unable to consummate the Equity Exchange.

THEREFORE, EACH OF PROPOSAL NUMBERS 1, 2 AND 3 ARE CONDITIONED UPON EACH OTHER AND THE APPROVAL OF EACH SUCH PROPOSAL IS REQUIRED TO CONSUMMATE THE EQUITY EXCHANGE.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF PROPOSAL NUMBER 2. EACH OF PROPOSAL NUMBERS 1, 2 AND 3 ARE CONDITIONED UPON EACH OTHER AND THE APPROVAL OF EACH SUCH PROPOSAL IS REQUIRED TO CONSUMMATE THE SHARE EXCHANGE.

PROPOSAL NUMBER 3:

ELECTION OF DIRECTORS

To consider and vote upon a proposal to elect the following four (4) directors nominated by our Board of Directors to the Daybreak Board of Directors, to serve until the Company’s next Annual Meeting of Shareholders, or until their earlier, death, resignation or removal:

•	James F. Westmoreland, the Company’s Chief Executive Officer and Chairman of the Board of Directors;
•	Timothy R. Lindsey, current director;
•	James F. Meara, current director; and
⦁	Darren Williams, the Reabold nominee, such nominee, if elected, to join the Board effective as of the closing of the Equity Exchange;

Our Board is currently comprised of three directors. The Board has nominated each of the four persons named below for election to the Board for a term that will expire at the next Annual Meeting of Shareholders.

Directors will be elected by a plurality of the votes cast at the meeting. The effects of abstentions and broker non-votes are discussed under “General Information About the Meeting, Voting and Proxies, Outstanding Shares, Quorum and Voting” on page 4.

A shareholder may (i) vote for the election of any one or more of the nominees, or (ii) withhold authority to vote for any one or more of the nominees by so indicating on the proxy card. Shares will be voted as specified on the enclosed proxy card or as so instructed via the alternative voting procedure described on the proxy card. If you sign, date and return the proxy card without specifying how you want your shares voted, they will be voted for the election of the director nominees. If, at the time of or prior to the Special Meeting, any of the nominees are unable or decline to serve, the persons named as proxies may use the discretionary authority provided in the proxy to vote for a substitute or substitutes designated by the Board. The Board has no reason to believe that any substitute nominee or nominees will be required.

Our shareholders do not have the right to cumulative voting in the election of our directors. Cumulative voting could allow a minority group to elect at least one director to our Board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Conversely, if our principal beneficial shareholders and directors wish to act in concert, they would be able to vote to elect directors of their choice, and otherwise directly or indirectly, control the direction and operation of the Company.

Nominees for Election as Directors

The names and professional backgrounds of the nominees for election at the Special Meeting are set forth below.

Name	Age	Director Since

Timothy R. Lindsey	69	2007
James F. Meara	68	2008
James F. Westmoreland	66	2008
Darren Williams	50	-

Timothy R. Lindsey has served as a member of the Board of Directors since January 2007. He served as the Company’s Interim President and Chief Executive Officer from December 2007 until his resignation in October 2008. Mr. Lindsey has over 40 years of energy and mineral exploration, technical and executive leadership in global exploration, production, technology, and business development. From March 2005 to the present, Mr. Lindsey has been the Principal of Lindsey Energy and Natural Resources, an independent consulting firm specializing in energy and mining industry issues. From September 2003 to March 2005, Mr. Lindsey held executive positions including Senior Vice-President, Exploration with The Houston Exploration Company, a Houston-based independent natural gas and oil company formerly engaged in the exploration, development, exploitation and acquisition of domestic natural gas and oil properties. From October 1975 to February 2003, Mr. Lindsey was employed with Marathon Oil Corporation, a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27-year tenure with Marathon, Mr. Lindsey held a number of positions including senior management roles in both domestic and international exploration and business development. Mr. Lindsey served as a director and Chairman of the Board of Directors of Revett Mining Company., a publicly-listed company with mining activities in Montana from April 2009 until the merger of Revett Mining Company into Helca Mining in June 2015. Mr. Lindsey obtained his Bachelor of Science degree in geology at Eastern Washington University in 1973, and completed graduate studies in economic geology from the University of Montana in 1975. In addition, he completed the Advanced Executive Program from the Kellogg School of Management, Northwestern University, in 1990. Mr. Lindsey is a member of the American Association of Petroleum Geologists, the Rocky Mountain Association of Geologists, the Montana Mining Association, and, the American Exploration and Mining Association.

James F. Meara has served as a member of the Board of Directors since March 2008. From 1980 through December 2007, Mr. Meara was employed with Marathon Oil Corporation, a Houston-based company engaged in the worldwide exploration and production of crude oil and natural gas, as well as the domestic refining, marketing and transportation of petroleum products. During his 27-year tenure with Marathon, Mr. Meara moved through a series of posts in the tax department, becoming manager of Tax Audit Systems and Planning in 1988, and in 1995 he was named Commercial Director of Sakhalin Energy in Moscow, Russia. In 2000, Mr. Meara served as Controller and was appointed to Vice President of Tax in January 2002, serving until his retirement in December 2007. Mr. Meara holds a bachelor’s degree in accounting from the University of Kentucky and a master’s degree in business administration from Bowling Green State University, and is a member of the American Institute of Certified Public Accountants.

James F. Westmoreland was elected Chairman of the Board of Directors in 2014, and appointed President and Chief Executive Officer and director in October 2008. He also serves as interim principal finance and accounting officer. Prior to that, he had been our Executive Vice President and Chief Financial Officer since April 2008. He also served as the Company’s interim Chief Financial Officer from December 2007 to April 2008. From August 2007 to December 2007, he consulted with the Company on various accounting and finance matters. Prior to that time, Mr. Westmoreland was employed in various financial and accounting capacities for The Houston Exploration Company for 21 years, including Vice President, Controller and Corporate Secretary, serving as its Vice President and Chief Accounting Officer from October 1995 until its acquisition by Forest Oil Corporation in June 2007. Mr. Westmoreland has almost 40 years of experience in oil and gas accounting, finance, corporate compliance and governance, both in the public and private sector. He earned his Bachelor of Business Administration in accounting from the University of Houston. Mr. Westmoreland is the nominee selected by him to be nominated to the Daybreak Board of Directors pursuant to the terms of the Voting Agreement.

Darren Williams is being nominated by the Board of Directors as agreed pursuant to the terms of the Exchange Agreement. Mr. Williams brings over 28 years of experience in various areas in the Oil and Gas industry. In 2021 he was appointed Chief Operating Officer of Black Knight Energy, LLC, a California-based, private energy company focused on the acquisition and development of large, cash flowing oil and natural gas assets across the Lower 48. Prior to that, from 2014 to 2021, Mr. Williams served as Executive Vice President - Operations/Exploration & Development for California Resources Corp (NYSE: CRC), California’s largest independent oil and gas producer. From 1997 to 2014, Mr. Williams held many positions within Marathon Oil Corporation (MRO), domestically as well as internationally. His titles included Africa Exploration Manager President Marathon Upstream Gabon, Vice-President Marathon Oil Investments Limited; Oklahoma Exploration & Production Manager; Gulf of Mexico Exploration & Appraisal Manager; and Geophysicist/Technical Supervisor. Before joining Marathon, Mr. Williams was Geophysicist/Technical Supervisor in London and Houston, TX from 1997 to 2008. From 1994 to 1997 he Special Projects Geophysicist with Ikon Science. Mr. Williams holds a MSc Basin Evolutions & Dynamics (Petroleum Geology) from Royal Holloway, University of London, UK; and a BSc Geophysics, University of Leicester, UK. Mr. Williams is the Gaelic nominee selected by Gaelic to be nominated to the Daybreak Board of Directors pursuant to the terms of the Voting Agreement. Mr. Williams will only join the Board of Directors if the Equity Exchange closes.

Consideration of Director Nominees.

When analyzing whether directors and nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Governance Committee and the Board focus on the information as summarized in each of the Directors’ individual biographies set forth above.

In particular, the Governance Committee and the Board considered:

•	Mr. Lindsey’s over 40 year career as a successful senior executive in the energy industry, his extensive knowledge of the industry and his active participation in energy related professional organizations are also valuable assets to the Board. His knowledge and expertise in the energy business and management leadership regarding the issues affecting our business have been invaluable to the Board of Directors in overseeing the business affairs of our Company. Further, the Committee believes that his extensive background and service with other public companies in the energy and mining sectors and his technical expertise provide the Board with superior leadership and decision-making skills.

•	Mr. Meara’s education, executive leadership roles and 27 year work experience in finance, tax and accounting in the crude oil and natural gas industry provide the knowledge and financial expertise needed to serve on the Board and the Company’s audit committee.

•	Mr. Westmoreland’s over 40 year career in various operational financial and accounting capacities, including Vice President, Chief Accounting Officer, Controller and Corporate Secretary at a public crude oil and natural gas company along with his recent experience as President, Chief Executive Officer, Executive Vice President and Chief Financial Officer of the Company. The Board also considered his role in reorganizing the Company and his day-to-day management of the Company.

•	Mr. William’s over 28 years’ experience in ever increasing roles in various operational and management positions in the oil and gas industry, especially in the California market. With his background and expertise, he will be able to assist the Company in evaluating various opportunities that may be afforded to the Company in the future.

The Company’s bylaws prescribe not fewer than three nor more than nine directors, and the current number of directors has been set at four. If Mr. Williams is not elected, or if he is elected but does not become a director because Proposals 1 and 2 are not approved, one director seat will remain vacant until it is filled. The proxies cannot be voted for a greater number of persons than the number of nominees named, and cannot be voted for an alternate to Mr. Williams.

Vote Required

Proposal Number 3 – Election of Directors - will be elected by a plurality of votes cast. “Plurality” means that the individuals who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Consequently, withholding authority to vote for a director nominee and broker non-votes in the election of directors will not affect the outcome of the election of directors, except to the extent that the failure to vote for an individual results in another individual receiving a larger number of votes. The election of directors will be accomplished by determining the four nominees receiving the highest total votes.

However, if director nominee Darren Williams is not elected to the Board, we will be unable to consummate Proposal Number 1 – the Equity Exchange – since this is a condition precedent to the Equity Exchange. Further, even if Darren Williams is elected, if Proposal Number 1 – the Equity Exchange – and Proposal Number 2 – adopting our Second Amended and Restated Articles of Incorporation – are not approved, then Darren Williams will not become a director because approval of these proposals are required to complete the Equity Exchange and his election is not effective unless the Equity Exchange is completed.

Legal Proceedings

With respect to Darren Williams, director nominee, in July 2020, California Resources Corporation, where Mr. Williams served as Executive Vice President, filed for voluntary Chapter 11 bankruptcy protection as part of a debt restructuring undertaken in agreement with a majority of its creditors. The company cited an unsustainable debt burden given the prevailing commodity markets at the time as the reason for the filing and restructuring.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE FOUR DIRECTOR NOMINEES. EACH OF PROPOSAL NUMBERS 1, 2 AND 3 ARE CONDITIONED UPON EACH OTHER AND THE APPROVAL OF EACH SUCH PROPOSAL IS REQUIRED TO CONSUMMATE THE SHARE EXCHANGE.

PROPOSAL NUMBER 4:

SAY ON PAY

To approve, on an advisory basis, the compensation of our Named Executive Officers, as disclosed in the proxy statement accompanying this notice.

Under Section 14A of the Securities Exchange Act, as amended (the “Exchange Act”), our Board of Directors is providing our shareholders with a non-binding advisory vote on the Company’s executive compensation as reported in this proxy statement, or “say on pay” vote. The Company’s shareholders are being asked to vote on the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

This vote is not intended to address any specific item of compensation, but rather the overall compensation of Daybreak’s NEOs and the compensation philosophy, policies and practices described in this proxy statement. The compensation of Daybreak’s NEOs subject to the vote is disclosed in the compensation tables and the related narrative disclosure contained in this proxy statement. This is an advisory vote and the results will not be binding; however, we, our Board of Directors, and the Compensation Committee value the views of our shareholders and intend to consider the outcome of this vote when making future compensation decisions of our NEOs and on our executive compensation principles, policies, and procedures and will evaluate whether any actions are necessary to address the shareholders’ concerns.

Before you vote on this proposal, we urge you to read the executive compensation information (including the compensation tables and the accompanying footnotes and narrative) set forth in this proxy statement. As we describe in these disclosures, the current and future objectives of Daybreak’s compensation program are to keep compensation aligned with Daybreak’s cost structure, financial position, and strategic business and financial objectives. Daybreak’s financial position and its plans going forward are integral to the design and implementation of officer and employee compensation.

Accordingly, our Board of Directors is asking shareholders to indicate their support for the compensation of Daybreak’s Named Executive Officers by casting a non-binding advisory vote “FOR” the compensation paid to Daybreak’s Named Executive Officers, as disclosed in the proxy statement pursuant to Item 402 of Regulation S-K, including the compensation table and narrative discussion.

Vote Required

Proposal Number 4 – Say on Pay – will be decided by a majority vote of the votes cast with respect thereto.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 4.

PROPOSAL NUMBER 5:

SAY WHEN ON PAY

To Approve, on an advisory basis, the preferred frequency of future advisory votes on the compensation of our Named Executive Officers.

In accordance with Section 14A of the Exchange Act, our Board of Directors is also providing our shareholders with a non-binding advisory vote on whether future advisory votes on executive compensation of the nature reflected in Proposal 4 should be held every year, every two years or every three years. While this vote is non-binding and solely advisory in nature, our Board of Directors and the Compensation Committee will carefully review and consider the voting results when determining the frequency of future advisory votes on executive compensation.

Upon the recommendation of the Governance Committee and after careful consideration, the Board has determined that providing shareholders with the opportunity to cast an advisory vote on executive compensation annually is the most appropriate alternative for Daybreak and its shareholders. The Board believes that an annual advisory “say on pay” vote will provide the Board with current information on shareholder sentiment about our executive compensation program and enable the Board to respond timely, when deemed appropriate, to shareholder concerns about our executive compensation.

The enclosed proxy card gives shareholders four choices for voting on this item. Shareholders can choose whether the advisory vote on executive compensation should be conducted every year, every two years or every three years. Shareholders may also abstain from voting on this item. Shareholders are not voting to approve or disapprove the Board of Directors’ recommendation on this item. While the result of the advisory vote on this proposal is not binding on our Board, our Board will consider the overall outcome of the vote in establishing the frequency that the advisory vote on executive compensation is submitted to our shareholders.

Vote Required

The choice that receives the highest number of votes cast will be the frequency selected by our shareholders for the “say on pay” advisory vote.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR “ONE YEAR,” ON AN ADVISORY BASIS, AS TO THE FREQUENCY OF ADVISORY VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NUMBER 6:

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our Audit Committee has appointed the firm of MaloneBailey, LLP (“MaloneBailey”) as our independent registered public accountants to audit our accounts for the fiscal year ending February 28, 2022. MaloneBailey has served as our independent registered public accountants since November 2006, including the fiscal year ended February 28, 2021. While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight over the independent registered public accountants, our bylaws do not require that our shareholders ratify the appointment of our independent registered public accountants. We are requesting, as a matter of good corporate governance, that the shareholders ratify the appointment of MaloneBailey to audit the books, records and accounts of Daybreak for the year ending February 28, 2022. If the shareholders fail to ratify the selection, the Audit Committee will reconsider whether to retain MaloneBailey and may retain that firm or another without re-submitting the matter to our shareholders. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of different independent registered public accountants at any time during the year if it determines that such change would be in the best interest of our shareholders.

A representative of MaloneBailey will be available by phone at the Special Meeting to respond to appropriate questions and to make such statements as they may desire.

Pre-Approval Policies and Procedures

The Audit Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by our independent registered public accountants, as described under “Pre-Approval Policies and Procedures” on page 53.

Consistent with such policy, all of the fees listed below that we incurred for services rendered by MaloneBailey were pre-approved by our audit committee.

Fees Billed by Independent Registered Public Accountants

The following table provides a summary of fees for professional services performed by MaloneBailey for the audit of our financial statements for the fiscal years ended February 29, 2020 and February 28, 2021 together with fees billed for other services:

Services Rendered	Fees Billed FY 2020	Fees Billed FY 2021
Audit fees	$70,000	$70,000
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total	$70,000	$70,000

The Audit Committee has reviewed the nature and scope of the services provided by MaloneBailey and considers the services provided to have been compatible with the maintenance of MaloneBailey’s independence.

The Audit Committee has determined that the scope of services to be provided by MaloneBailey for the year ending February 28, 2022 will generally be limited to audit and audit-related services. The Audit Committee must expressly approve the provision of any service by MaloneBailey outside the scope of the foregoing services.

Vote Required

Ratification of Proposal No. 6 requires approval by the holders of a majority of the votes cast at the Special Meeting (either in person or by proxy).

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NUMBER 6.

PROPOSAL NUMBER 7

APPROVAL OF POSSIBLE ADJOURNMENT OF THE SPECIAL MEETING

Approval of a proposal to adjourn the Special Meeting to a later date, if necessary or appropriate, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of Proposal Numbers 1 or 2.

General

If Daybreak fails to receive a sufficient number of votes to approve Proposal Numbers 1 or 2, Daybreak may propose to adjourn the Special Meeting for a period of not more than 45 days, for the purpose of soliciting additional proxies to approve Proposal Numbers 1 and 2. Daybreak currently does not intend to propose adjournment at the Special Meeting if there are sufficient votes to approve Proposal Numbers 1 and 2.

Vote Required

The affirmative vote of a majority of the votes cast with respect to shares of Daybreak common stock present in person (including virtually) or represented by proxy at the Special Meeting and entitled to vote on the proposal is required to adjourn the Special Meeting for the purpose of soliciting additional proxies to approve Proposal Numbers 1 and 2.

Board Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" PROPOSAL NUMBER 7.

CORPORATE GOVERNANCE

Corporate governance is the process by which public corporations are governed and/or monitored. Corporate governance also refers to the structures and processes for the direction and control of companies. Corporate governance concerns the relationships among the management, Board, and all shareholders. Good corporate governance enhances the performance of companies and shareholder value.

The Board ensures the soundness of policies and the overall direction of the Company. The Board has focused on building Daybreak’s strong corporate governance practices. Accordingly, our corporate governance policies and practices are designed not only to satisfy regulatory requirements, but also to provide for the effective oversight and management of the Company. Daybreak has adopted various corporate governance enhancements, which formalize Daybreak’s corporate governance policies and practices, highlighted in this proxy statement and include:

▪	Committee Charters;
▪	Amended and Restated Ethical Business Conduct Policy Statement;
▪	Senior Financial Officers Code of Ethics;
▪	Corporate Governance Guidelines;
▪	Qualifications for Nominations to the Board of Directors;
▪	Related Party Transactions Policy;
▪	Securities Compliance Policy;
▪	Fair Disclosure Policy;
▪	Director Education Policy;
▪	Board Member Independence Standards;
▪	Audit Committee Fee Pre-Approval Policy.

Our Corporate Governance policies and procedures comply with regulatory requirements.

Corporate Governance Guidelines

Our Board has adopted comprehensive Corporate Governance Guidelines outlining the functions and responsibilities of the Board and various processes and procedures designed to ensure effective and responsive corporate governance. The Nominating and Corporate Governance Committee (the “Governance Committee”) has the responsibility to review these guidelines periodically in response to changing regulatory requirements and best practices and revises them accordingly. Our Corporate Governance Guidelines are designed to conform to all rules and regulations of the SEC. The full text of our Corporate Governance Guidelines is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com.

Ethical Business Conduct Policy Statement and Code of Ethics for Senior Financial Officers

All of our employees, officers and directors are required to comply with our Ethical Business Conduct Policy Statement to help ensure that our business is conducted in accordance with the highest standards of moral and ethical behavior. Our Code of Business Conduct covers all areas of professional conduct including:

▪	Conflicts of interest;
▪	Customer relationships;
▪	Insider trading of our securities;
▪	Financial disclosure;
▪	Protection of confidential information;

▪	Strict legal and regulatory compliance.

Our employees, officers and directors are required to certify their compliance with our Ethical Business Conduct Policy Statement once each year.

In addition to the Ethical Business Conduct Policy Statement, all members of our senior financial management, including our President and Chief Executive Officer, have agreed in writing to our Code of Ethics for Senior Financial Officers, which prescribes additional ethical obligations pertinent to the integrity of our internal controls and financial reporting process, as well as the overall fairness of all financial disclosures.

The full text of our Ethical Business Conduct Policy Statement, and the Code of Ethics for Senior Financial Officers, are available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and are also available upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A-211, Spokane Valley, Washington 99212.

We intend to promptly disclose via a Current Report on Form 8-K or an update to our website information about any amendment to, or waiver of, these codes with respect to our executive officers and directors.

BOARD LEADERSHIP, STRUCTURE AND RISK OVERSIGHT

Our Board is currently comprised of three directors. The Board has nominated four persons for election to the Board for the term which expires at the next Annual Meeting of Shareholders.

Daybreak has chosen not to separate the role of Chief Executive Officer and Chairman of the Board of Directors. We believe that having an executive Chairman of the Board creates a structure allowing for quality function of the day-to-day administrative and strategic planning activities of the Company from the Board’s oversight function. This structure creates a more purposeful communication between management and the Board in order to achieve the overall corporate goals and objectives that are aligned with shareholder interests.

Our Board has three standing committees: Audit, Compensation, and Nominating and Corporate Governance. All of the Board committees are comprised solely of independent non-employee directors. Each of the three committees has an independent non-employee director serving as Chairman.

The Board of Directors and its committees play an important risk oversight role at Daybreak. The entire Board reviews and determines Daybreak’s business strategy, the management of its balance sheet, and each year’s annual goals and objectives.

In addition, the Audit Committee of the Board is specifically charged with reviewing Daybreak’s financial risk exposures. The Audit Committee reports to the full Board regarding its review and assessment of Daybreak’s financial reports. Further, Daybreak’s independent registered public accountants report to the Audit Committee.

We believe that the Board’s structure is an effective leadership structure for the Company. Further, we believe that the Board’s structure, with its committees, and the experience and diverse backgrounds of our directors all help to ensure the integrity of Daybreak’s risk management and oversight.

Directors’ Term of Office

Directors hold office until the next Annual Meeting of Shareholders and the election and qualification of their successors.

Consideration of Nominees and Qualifications for Nominations to the Board of Directors

Our Corporate Governance Guidelines, which can be found under the “Shareholder/Financial – Corporate Governance” section of our website at www.daybreakoilandgas.com, contain Board membership criteria that apply to nominees recommended by the Nominating and Corporate Governance Committee (the “Governance Committee”) for a position on the Board. The Corporate Governance Guidelines state that the Board’s Governance Committee is responsible for making recommendations to the Board concerning the appropriate size and composition of the Board, as well as for recommending to the Board nominees for election or re-election to the Board. In formulating its recommendations for Board nominees, the Governance Committee will assess each proffered candidate’s independence and weigh his or her qualifications in accordance with the Governance Committee’s stated Qualifications for Nominations to the Board of Directors, which can be found under the “Shareholder/Financial – Corporate Governance” section of our website at www.daybreakoilandgas.com.

All candidates are considered under the Qualifications for Nominations to the Board of Directors Policy. In addition, we have an established process for the selection of nominees as described in Item 8 of the Corporate Governance Guidelines. Nominees are evaluated based on their background, experience and other relevant factors described in the Qualifications for Nominations to the Board of Directors Policy, including the size, composition and diversity of the Board. However, no formal diversity policy exists, and the ultimate goal is to select individuals for Board service having sufficiently broad skills and characteristics that taken together will assure a strong Board with wide-ranging experience and expertise in the oil and gas business and in corporate governance.

The Governance Committee independently identifies qualified candidates for nomination to the Board and evaluates, in the same manner as all other candidates, the qualifications of all candidates that shareholders properly recommend for nomination. We have not, and we do not plan to engage a third-party to identify, evaluate, or assist in identifying or evaluating potential nominees. In accordance with our Amended and Restated Bylaws and Corporate Governance Guidelines, recommendations for nominations by shareholders must be preceded by notification in writing received by the Secretary of the Company and otherwise comply with the timing and other requirements for shareholder nominations in our Amended and Restated Bylaws, which are described under “Shareholder Proposals for Next Annual Meeting of Shareholders” on page 70. Such notification shall contain the written consent of each proposed nominee to serve as a director if so elected and the following information as to each proposed nominee and as to whether each person, acting alone or in conjunction with one or more other persons as a partnership, limited partnership, syndicate or other group, who participates or is expected to participate in making such nomination or in organizing, directing or financing such nomination or solicitation of proxies to vote for the nominee:

(A)         the name, age, residence, personal address and business address of each proposed nominee and of each such person;

(B)         the principal occupation or employment, the name, type of business and address of the corporation or other organization in which such employment is carried on of each proposed nominee and of each such person;

(C)         the amount of capital stock of the Company owned beneficially, either directly or indirectly, by each proposed nominee and each such person;

(D)         a description of any arrangement or understanding of each proposed nominee and of each such person with each other or any other person regarding future employment or any future transaction to which the Company will or may be a party; and

(E)          any other information concerning the nominee that must be disclosed regarding nominees in proxy solicitations pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and the rules under such section.

No such recommendations have been received with respect to our 2022 Special Meeting.

Each of the current nominees for director listed under the caption “Proposal Number 3: Election of Directors” is an existing director standing for re-election or a nominee nominated by the Board of Directors. The Governance Committee did not receive any recommendation for a nominee proposed from any shareholder or group of shareholders with respect to our 2022 Special Meeting.

Please see “Proposal Number 3: Election of Directors” beginning on page 40 for a discussion of the specific experience, qualifications, attributes and skills of each director considered in determining whether such person should serve on our Board.

Independence of Board Members

We seek individuals who are able to guide our operations based on their business experience, both past and present, or their education. Our business model is not complex and our accounting issues are straightforward.

The Governance Committee is delegated with the responsibility to review the independence and qualifications of each member of the Board and its various Committees. Directors are deemed independent only if the Board affirmatively determines that they have no material relationship with Daybreak, directly, or as an officer, shareowner or partner of an organization that has a relationship with us.

The Company has adopted the standards of NYSE American (formerly NYSE MKT LLC) for determining the independence of its directors. The Company is not listed on NYSE American and is not subject to the rules of NYSE American but applies the rules established by NYSE American to establish director independence.

These independence standards specify the relationships deemed sufficiently material to create the presumption that a director is not independent. No director qualifies as independent unless the Company’s Board affirmatively determines that the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, Section 803A of the NYSE American Company Guide (and related commentary) sets forth the following non-exclusive list of persons who shall not be considered independent:

(a)	a director who is, or during the past three years was, employed by the Company, other than prior employment as an interim executive officer (provided the interim employment did not last longer than one year);
(b)	a director who accepted or has an immediate family member who accepted any compensation from the Company in excess of $120,000 during any period of twelve consecutive months within the three years preceding the determination of independence, other than the following:
(i)	compensation for Board or Board committee service,
(ii)	compensation paid to an immediate family member who is an employee (other than an executive officer) of the Company,
(iii)	compensation received for former service as an interim executive officer (provided the interim employment did not last longer than one year), or
(iv)	benefits under a tax-qualified retirement plan, or non-discretionary compensation;
(c)	a director who is an immediate family member of an individual who is, or at any time during the past three years was, employed by the Company as an executive officer;
(d)	a director who is, or has an immediate family member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company’s securities or payments under non-discretionary charitable contribution matching programs) that exceed 5% of the organization’s consolidated gross revenues for that year, or $200,000, whichever is more, in any of the most recent three fiscal years;
(e)	a director who is, or has an immediate family member who is, employed as an executive officer of another entity where at any time during the most recent three fiscal years any of the issuer’s executive officers serve on the compensation committee of such other entity; or
(f)	a director who is, or has an immediate family member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Directors serving on the Company’s audit committee must also comply with the additional, more stringent requirements set forth in Section 803B of the NYSE American (formerly NYSE MKT LLC) Company Guide and Rule 10A-3 of the Securities Exchange Act of 1934, as amended.

Consistent with these considerations, after review of all relevant transactions and/or relationships between each director and any of his family members and Daybreak, its senior management and its independent registered public accountants, the Board affirmatively determined that two of the current directors, Messrs. Timothy R. Lindsey, and James F. Meara are independent. Mr. James F. Westmoreland, our President and Chief Executive Officer, is not independent. If Mr. Darren Williams is elected to the Board, he is expected to be independent. Beginning July 1, 2013, directors serving on the Company’s compensation committee must also comply with the additional, more stringent requirements as set forth in Section 805(c) of the NYSE American (formerly NYSE MKT LLC) Company Guide.

Executive Sessions of the Board

Our Corporate Governance Guidelines require our non-employee directors to meet in executive session in conjunction with each of the Board’s regularly scheduled meetings and our independent directors to meet alone in special session at least once each calendar year. Executive sessions including only non-employee directors are chaired by the Chairman of the Audit Committee. The Chairman of the Governance Committee would preside over executive sessions of only independent directors.

Director Orientation and Continuing Education

The Board has adopted a Director Education Policy that encourages all directors to pursue ongoing education and development studies on topics that they deem relevant given their individual backgrounds and committee assignments on the Board. The Governance Committee is authorized to make such director educational recommendations to individual directors as the Committee deems is in the best interest of effective stewardship and Board operation. The directors are provided with continuing education materials covering upcoming seminars and conferences.

Communications Between Interested Parties and the Board of Directors

Our Corporate Governance Guidelines permit interested parties to communicate in writing directly with our Board or individual Board members. Correspondence must be addressed to the intended recipient, c/o Corporate Secretary, 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212. All communications received as described above and intended for the Board as a group or any director individually will be relayed to the appropriate directors.

Board Structure; Committee Composition; Meetings

As of the date of this proxy statement, our Board has three members and three standing committees: (1) Audit Committee; (2) Compensation Committee; and (3) Nominating and Corporate Governance Committee. The membership and function of each of the committees are described below. Each of the committees operates under a written charter adopted by the Board.

Our Corporate Governance Guidelines states that all directors are expected to meet as frequently as necessary to properly discharge their responsibilities, and use all reasonable efforts to attend all meetings of shareholders, the Board and all Committees on which they serve, unless impracticable or excused. For the fiscal year ended February 28, 2022, our Board met five times. Each director attended our last Annual Meeting of Shareholders and at least 75 percent of the aggregate number of meetings of our Board and meetings of Committees on which they served.

Committee Assignments

The following table reflects the committee assignments for the fiscal year ended February 28, 2021.

	AUDIT	NOMINATING AND CORPORATE GOVERNANCE	COMPENSATION
James F. Meara*(1)	XX	X	X
Timothy R. Lindsey*	X	XX	XX
James F. Westmoreland

*Independent Director

(1)Audit Committee Financial Expert

X Committee Member

XX Committee Chairman

If Mr. Williams becomes a director, as an independent director, it is expected that he will serve on at least one Committee.

Standing Committee Functions

Audit Committee

During the fiscal year ended February 28, 2022, the Audit Committee met four times. The Audit Committee operates under a charter that is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212.

The Audit Committee is responsible for monitoring the integrity of the Company’s financial reporting standards and practices and its financial statements, overseeing the Company’s compliance with ethics and legal and regulatory requirements, and selecting, compensating, overseeing, and evaluating the Company’s independent registered public accountants.

The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance. In that connection, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accountants for the purposes of preparing or issuing an audit report or performing other audit, review or attest services. The Audit Committee determines the independence of our independent registered public accountants, and our independent registered public accountants report directly to the Audit Committee, which also must review and pre-approve the current year’s audit and non-audit fees. The Audit Committee has the authority to select, retain and/or replace consultants to provide independent advice to the Committee.

The Audit Committee charter prescribes the Committee’s functions, which include the following:

▪	Maintaining our compliance with legal and regulatory requirements relating to financial reporting accounting and controls;
▪	Overseeing our whistleblower procedures;
▪	Overseeing the pre-approval of audit fees;
▪	Appointing and overseeing our independent registered public accountants;
▪	Overseeing our internal audit function;
▪	Overseeing the integrity of our financial reporting processes, including the Company’s internal controls;
▪	Assessing the effect of regulatory and accounting initiatives, as well as any off-balance sheet structures, on our financial statements;
▪	Reviewing our earnings press releases, guidance and SEC filings;
▪	Overseeing our risk analysis and risk management procedures;
▪	Resolving any disagreements between management and the independent registered public accountants regarding financial reporting;
▪	Overseeing our business practices and ethical standards;
▪	Preparing an audit committee report to be included in our public filings pursuant to applicable rules and regulations of the SEC.

Pre-Approval Policies and Procedures

The Audit Committee has adopted guidelines for the pre-approval of audit and permitted non-audit services by our independent registered public accountants. The Audit Committee considers annually and approves the provision of audit services by our independent registered public accountants and considers and pre-approves the provision of certain defined audit and non-audit services. The Audit Committee also considers on a case-by-case basis and approves specific engagements that are not otherwise pre-approved. Any proposed engagement that does not fit within the definition of a pre-approved service may be presented to the Chairman of the Audit Committee. The Chairman of the Audit Committee reports any specific approval of services at the next regular Audit Committee meeting. The Audit Committee reviews a summary report detailing all services being provided to Daybreak by its independent registered public accountants. All of the fees and services described above under “audit fees,” “audit-related fees,” “tax fees” and “all other fees” were pre-approved in accordance with the Audit Fee Pre-Approval Policy and pursuant to Section 202 of the Sarbanes-Oxley Act of 2002.

The members of the Audit Committee are Messrs. Timothy R. Lindsey and James F. Meara.

The Audit Committee’s report for the fiscal year ended February 28, 2021 appears under “Report of the Audit Committee of the Board of Directors” beginning on page 58.

Nominating and Corporate Governance Committee

During the fiscal year ended February 28, 2021, the Nominating and Corporate Governance Committee (the “Governance Committee”) met four times. The Governance Committee operates under a charter that is available under the “Shareholder/Financial - Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212.

The purpose of the Governance Committee is to assist the Board in promoting the interests of Daybreak and its shareholders through the implementation of sound corporate governance principles and practices. In that connection, the Governance Committee is responsible for establishing the standards and process for the selection of individuals to serve on the Board and developing and implementing policies and practices relating to corporate governance. The Governance Committee charter prescribes the Committee’s functions, which include the following:

▪	Reviewing the independence of all Board and committee members on a regular basis;
▪	Recommending changes in the size or composition of the Board or any of its various committees;
▪	Reviewing our articles of incorporation, bylaws, and committee charters, and recommending such amendments thereto as it may deem necessary or appropriate;

▪	Reviewing our Corporate Governance Guidelines and ensuring compliance with SEC guidelines and regulations;
▪	Reviewing any material related party transactions between the Company and its officers, directors and affiliates which are submitted in accordance with our Policy Statement Regarding Related Party Transactions;
▪	Overseeing the annual self-assessment performed by the Board and each committee;
▪	Receiving shareholder proposals and recommending action with respect thereto;
▪	Recommending such additional actions related to corporate governance matters as the Committee may deem necessary or appropriate from time to time.

The Governance Committee has the authority to appoint, terminate, compensate and oversee special legal counsel, firms, other advisors and consultants to advise and assist the Governance Committee in carrying out its responsibilities or exercising its powers.

The members of the Governance Committee are Messrs. Timothy R. Lindsey and James F. Meara.

Compensation Committee

During the fiscal year ended February 28, 2022, the Compensation Committee met two times. The Compensation Committee operates pursuant to a charter that is available under the “Shareholder/Financial” - “Corporate Governance” section of our website at www.daybreakoilandgas.com and also upon request, without charge, by contacting the Corporate Secretary at Daybreak Oil and Gas, Inc., 1101 N. Argonne Rd., Suite A 211, Spokane Valley, WA 99212.

The purpose of the Compensation Committee is to review all aspects of development and compensation of our Board and executive officers. The Compensation Committee charter prescribes the Committee’s functions, which include the following:

▪	Assisting the Board in developing and evaluating potential candidates for executive positions;
▪	Reviewing and approving on an annual basis the corporate goals and objectives with respect to the Chief Executive Officer;
▪	Reviewing and approving on an annual basis the evaluation process and compensation structure for the Company’s executive officers;
▪	Overseeing the establishment and administration of the Company’s benefit programs;
▪	Reviewing the compensation disclosures and producing an annual compensation committee report for inclusion in the proxy statement.

The Compensation Committee has the authority to retain compensation consultants, outside counsel and other advisors as the Compensation Committee deems appropriate in its sole discretion, but did not do so during the fiscal year ended February 28, 2022.

The members of the Compensation Committee are Messrs. Timothy R. Lindsey and James F. Meara.

For a more detailed discussion of the processes employed by our Compensation Committee in determining executive officer compensation, see “Executive Compensation” beginning on page 64 of this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE

Disclosure under this section is not required for a smaller reporting company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Disclosure under this section is not required for a smaller reporting company.

DIRECTOR COMPENSATION

The Board has adopted a Non-Employee Director Compensation Policy (the “Director Compensation Policy”) under which it compensates directors that are not employees of the Company.

Under the Director Compensation Policy, each director who is not an employee or officer of the Company (“non-employee director”) is entitled to receive an annual cash retainer of $9,000. Each non-employee director also receives $500 per Board meeting attended and $500 per committee meeting attended. Additionally, the chairman of the Audit Committee receives an additional annual retainer of $1,500 and all other committee chairmen receive an additional $750 annual retainer. Additionally, directors are reimbursed for any out-of-pocket expenses incurred in attending board meetings.

Prior to June 2010, director fees were paid in cash on a quarterly basis. Beginning in June 2010, in order to conserve cash, the Compensation Committee, along with the Board of Directors, decided to defer payment of director fees and accrue them as an obligation payable of the Company. On August 22, 2019, the Compensation Committee, along with the Board of Directors agreed to forgive 50% of all accrued, deferred board fees owed to them, and to temporarily discontinue future board fees. These changes were deemed to take effect as of June 1, 2019.

On August 27, 2020, the Compensation Committee, along with the Board of Directors, agreed to revise the Director Compensation Policy to remove awards of all shares mentioned from the Board of Directors’ Compensation under the Non-Employee Director Compensation Policy.

The Compensation Committee periodically reviews our director compensation practices. The Compensation Committee believes that our director compensation is fair and appropriate in light of the responsibilities and obligations of our directors.

The Compensation Committee will re-evaluate its director compensation policies periodically, and at least annually, taking into consideration the Company’s financial status. All details can be seen in the Director Summary Compensation Table below.

DIRECTOR SUMMARY COMPENSATION TABLE

The table below provides information concerning compensation paid to, or earned by, directors for the fiscal year ended February 28, 2022(1).

Name	Fees Earned or Paid in Cash(2) ($)	Stock Awards ($)	All other compensation ($)	Total(2) ($)
Timothy R. Lindsey	-	-	-	-
James F. Meara	-	-	-	-
James F. Westmoreland	-	-	-	-

(1)	As an employee director, Mr. James F. Westmoreland did not receive any compensation for serving on the Board of Directors during the fiscal year ended February 28, 2022. Only non-employee directors receive compensation for serving on the Board of Directors.

(2)	As a result of the Company’s limited available cash, the Board of Directors, beginning in June 2010 postponed receiving payments of meeting fees and quarterly retainer fees until cash flow would allow. On August 22, 2019, the Board of Directors agreed to forgive 50% of accrued, deferred board fees owed to them, and to temporarily discontinue future board fees, deemed to take effect as of June 1, 2019. The Compensation Committee will re-evaluate the policy at least annually, taking into consideration the Company’s financial status. On February 22, 2022 the members of the Board of Directors converted their accrued but unpaid fees into Common Stock.

On November 22, 2021, the Compensation Committee, along with the Nominating and Corporate Governance Committee, and Board of Directors agreed to a debt-to-equity exchange for Daybreak Common Stock in lieu of all accrued, deferred board fees owed to them. The debt exchange was part of the Company’s requirement under Exchange Agreement to reduce outstanding indebtedness. All the members of the Compensation Committee and all the members of the Nominating and Corporate Governance Committee, reviewed the Related Party Debt Conversion under the Company’s Related Party Transactions Policy, and were satisfied that it had been fully informed as to the material facts of the Related Party Debt Conversion, and that the Related Party Debt Conversion is fair to the Company and its shareholders. For further details on the Equity Exchange Agreement, see the section entitled “Proposal Number 1: Equity Exchange” beginning on page 35 of this proxy statement for more details.

As a result of the debt-for-equity exchange, the directors received shares of Common Stock of the Company in full payment and satisfaction of their deferred fees, as follows:

Name	Shares Issued in Debt-for-Equity Exchange
Timothy R. Lindsey	148,819
James F. Meara	168,889
James F. Westmoreland(1).	-

(1) As an employee director, Mr. James F. Westmoreland did not receive any compensation for serving on the Board of Directors during the fiscal year ended February 28, 2022. Only non-employee directors receive compensation for serving on the Board of Directors.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee’s purpose is to assist the Board in fulfilling its responsibilities to oversee management activities related to accounting and financial reporting policies, internal controls, auditing practices and related legal and regulatory compliance. In that connection, the Audit Committee reviews and reports to the Board with respect to various auditing and accounting matters, including overseeing the integrity of our quarterly and annual financial statements; our compliance with legal and regulatory requirements; the selection, and annual review of independence, qualifications, performance and compensation of our independent registered public accountants; the performance of our internal audit function; the review and pre-approval of the current year audit and non-audit fees; compliance with our business practices and ethical standards; and overseeing our risk analysis and risk management. The Audit Committee, on a prospective basis, will perform an annual self-assessment of its effectiveness and review its charter annually. This is a report on the Audit Committee’s activities relating to the fiscal year ended February 28, 2021.

The Audit Committee operates pursuant to a charter which is available under the “Shareholder/Financial” - “Corporate Governance” section of our website at www.daybreakoilandgas.com. As set forth in the charter, management is responsible for the preparation, presentation and integrity of Daybreak’s financial statements, and for the procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accountants are responsible for auditing the annual financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including the issue of auditor independence. Members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by management and Daybreak’s independent registered public accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the financial statements has been carried out in accordance with generally accepted auditing standards, the financial statements are presented in accordance with generally accepted accounting principles, or the independent registered public accountants are in fact “independent.”

At least once each quarter the Audit Committee meets in executive sessions with the independent registered public accountants outside the presence of management.

In performing its oversight function, the Audit Committee reviews and discusses with management and the independent registered public accountants the annual audited financial statements and quarterly operating results prior to their issuance. During the preparation of the reports for the fiscal year ended February 28, 2021, management advised the Committee that the financial statements reviewed had been prepared in accordance with generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Audit Committee. These reviews included discussion with the independent registered public accountants of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented. The Audit Committee has received the written disclosures and the letter from our independent registered public accountants required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accountants the independent registered public accountants’ independence. The Audit Committee also reviewed the requirements and Daybreak’s compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations.

The Audit Committee is composed of two directors: Messrs. Timothy R. Lindsey and James F. Meara. Our Audit Committee charter provides that the Committee be composed of at least two (2) or more independent members, meeting the NYSE American (formerly NYSE MKT LLC) independence requirements and the independence standards of the Board. Pursuant to the NYSE American requirements for audit committee members, each audit committee member must:

(i)	satisfy the independence standards set forth in the definition of independent director and Rule 10A-3 under the Securities Exchange Act of 1934;
(ii)	not have participated in the preparation of the financial statements of the issuer or any current subsidiary of the issuer at any time during the past three years; and
(iii)	be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement, and cash flow statement.

The Board has determined that each of the two current members of the Audit Committee is “independent” as defined by these independence rules and standards. Our Board believes each Audit Committee member has sufficient experience and knowledge in financial and auditing matters to effectively serve and carry out the duties and responsibilities of the Audit Committee. In addition, the Board has determined that James F. Meara is an “audit committee financial expert” as defined by SEC rules.

Based on its reviews and discussions, the Audit Committee recommended to the Board that the Board approve the inclusion of Daybreak’s audited financial statements in the Annual Report on Form 10-K for the year ended February 28, 2021 for filing with the SEC.

The following members of the Audit Committee have given this report:

–	James F. Meara, Chairman
–	Timothy R. Lindsey

The foregoing report of the Audit Committee will not be deemed incorporated by reference by any general statement incorporating this proxy statement by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate the Audit Committee Report by reference, and will not otherwise be deemed filed under those Acts.

EXECUTIVE OFFICERS

Named Executive Officers

Throughout this proxy statement, Named Executive Officers consist of any individual who served as our Chief Executive Officer during the fiscal year ended February 28, 2022, and up to two of our most highly compensated executive officers other than the Chief Executive Officer during the fiscal year ended February 28, 2022. For the fiscal year ended February 28, 2022, under the smaller reporting company rules, our named executive officers are: James F. Westmoreland, President and Chief Executive Officer; and Bennett W. Anderson, our Chief Operating Officer (collectively, the “Named Executive Officers”). Executive officers are elected annually by our Board and serve at the discretion of the Board. There are no arrangements or understandings between any of the directors, officers, and other persons pursuant to which any such person was selected as an executive officer.

The following information concerns our named executive officers as of March 25, 2022, including the business experience of each during the past five years:

Name	Age	Executive Since	Office

James F. Westmoreland	66	2007	President and Chief Executive Officer
Bennett W. Anderson	61	2006	Chief Operating Officer

James F. Westmoreland. See “Proposal Number 3: Election of Directors” for biographical information about Mr. Westmoreland.

Bennett W. Anderson was appointed Chief Operating Officer in 2006. Prior to that time, he was a private investor from 2002 - 2006. He served as a Senior Vice President with Novell, Inc. from 1998-2002. Mr. Anderson’s duties included product direction, strategy and market direction, and training and support for the field sales staff. From 1978 to 1982, Mr. Anderson worked as a rig hand and was involved in drilling over a dozen wells in North Dakota. He holds a Bachelor of Science from Brigham Young University in Computer Science and graduated with University Honors of Distinction.

Legal Proceedings

As of the date hereof, it is the opinion of management that there is no material proceeding to which any other director, officer or affiliate of the registrant, any owner of record or beneficially of more than five percent of any class of voting securities of the registrant, or any associate of any such director, officer, affiliate of the registrant, or security holder is a party adverse to the registrant or any of its subsidiaries or has a material interest adverse to the registrant or any of its subsidiaries.

None of Daybreak’s current directors or Executive Officers has, during the past ten years:

a)	Had any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
b)	Been convicted in a criminal proceeding or subject to a pending criminal proceeding;
c)	Been the subject of any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or
d)	Been found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated.

TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT

Related Party Transactions

Transactions with Related Persons, Promoters and Certain Control Persons

The Board adopted a policy prescribing procedures for review, approval and monitoring of transactions involving Daybreak and “related persons” (directors and executive officers or their immediate family members, or shareholders owning 5% (five percent) or greater of our outstanding stock). The Policy Statement Regarding Related Party Transactions of Daybreak Oil and Gas, Inc. (“Related Party Transactions Policy”) supplements the conflict of interest provisions in our Ethical Business Policy Conduct Statement and Corporate Governance Guidelines. The Board has determined that the Governance Committee is best suited to review and consider for approval related party transactions, although the Board may instead determine that a particular related party transaction be reviewed and considered for approval by a majority of disinterested directors.

The Related Party Transactions Policy covers any related person transaction that involves amounts exceeding $50,000 in which a related person has a direct or indirect material interest. In addition, the Related Party Transactions Policy applies specifically to transactions involving Daybreak and any of the following:

(1)	all officers;
(2)	directors and director nominees;
(3)	5% shareholders;
(4)	immediate family members of the foregoing individuals (broadly defined to include any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law);
(5)	any entity controlled by any of the individuals in (1), (2), (3) or (4) above (whether through ownership, management authority or otherwise); and
(6)	certain entities at which any of the individuals in (1), (2), (3) or (4) above is employed (generally, if the individual employed is directly involved in the negotiation of the transaction, has or shares responsibility at such entity for such transaction, or might receive compensation tied to such transaction).

The Company’s Chairman, President and Chief Executive Officer had loaned to the Company in previous fiscal years ended February 29, 2012 and February 28, 2013 an aggregate $250,100 that was used for a variety of corporate purposes. During the fiscal year ended February 29, 2020, in connection with its debt reduction efforts, the Company entered into a Note Payoff Agreement with this related party. Pursuant to the Note Payoff Agreement, the Company issued as payment in full of the Notes, a production payment interest in certain portions of the Company’s production revenue from the drilling of future wells in California and Michigan. The production payment interest was granted for a deemed consideration amount of the balance of the Notes and made pursuant to a Production Payment Interest Purchase Agreement dated as of August 22, 2019. The grant was made on the same terms as the Company had sold production payment interests to other third parties during the 2018-2019 fiscal year pursuant to its previously disclosed program, of which Mr. Westmoreland had also purchased $300,000 in cash a production payment interest.

During the fiscal year ended February 28, 2022, the full balance of $550,100 that was held by Mr. Westmoreland in production payment interests was converted into 1,222,444 shares of Common Stock, under the Related Party Debt conversion, as described below. During the twelve months ended February 29, 2020, this same officer loaned the Company $27,835 for general operating expenses under a Convertible Note Purchase Agreement. The Note had a maturity date of 180 days, or July 12, 2020 and carried no interest, fees or penalties. If the Note was not repaid in full on or before the Maturity Date then, on the day following the Maturity Date, the Note automatically converted into that number of Conversion Shares equal to the quotient obtained by dividing (x) the outstanding principal balance of the Note on the date of such conversion by (y) a Conversion Price of $0.004. During the twelve months ended February 28, 2021, there were 6,958,758 common stock shares issued to settle that related party note payable debt.

On December 22, 2020, the Company entered into a Secured Promissory Note (the “Note”), as borrower, with the Company’s President and Chief Executive Officer for an aggregate principal amount of $155,548. The Note requires monthly payments on the Note balance until repaid in full. The maturity date of the Note is December 21, 2035. The obligations under the Note are secured by a lien on and security interest in the Company’s oil and gas assets located in Kern County, California, as described in a Deed of Trust entered into by the Company in favor of the Noteholder to secure the obligations under the Note. Such lien shall be a first priority lien, subject only to a pre-existing lien filed by a working interest partner of the Company.

The Note and Deed of Trust were each reviewed and approved by the Company’s Board of Directors, including all disinterested directors, all the members of the Nominating and Corporate Governance Committee, and were approved pursuant to the Company’s Related Party Transactions policy. The terms of the Note are more favorable to the Company than the financing available to the Company from a third party.

The Company’s Chief Operating Officer, Bennett Anderson is 50% owner in Great Earth Power a Company that provides a portion of the solar power electrical service for Daybreak’s production operations at its East Slopes Project in Bakersfield, California. Great Earth Power began providing solar powered electricity for the Company’s production operations in California in September 2020. Mr. Anderson received approximately $23,012 from Great Earth Power in our fiscal year ended February 28, 2022.

Mr. Anderson is also a 50% owner in ABPlus Net Holdings a Company that provides tank rentals to the Company for its production operations in Kern County California. The Company began renting tanks from ABPlus Net Holdings in November 2020. Mr. Anderson received approximately $13,440 from ABPlus Net Holdings in our fiscal year ended February 28, 2022.

Great Earth Power provides solar electricity and ABPlus Net Holdings provides tank rentals to Daybreak at very reasonable rates, saving the Company significant money.

On December 15, 2021, the Company finalized agreements with its directors, executive officers, and other employees with respect to the forgiveness and conversion of related party debts into shares of the Company’s common stock (the “Related Party Debt Conversion”) at a conversion rate of $0.45 per share of common stock. Completing this Debt Conversion was a condition to closing the Equity Exchange Agreement dated as of October 20, 2021 entered into by and among the Company, Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”), pursuant to which Daybreak will acquire Reabold in exchange for issuing 160,964,489 shares of its common stock to Gaelic (the foregoing transaction, the “Equity Exchange”).

As part of this agreement, Mr. Westmoreland converted $514,986 in an outstanding debt under a 12% subordinated note and accrued interest into 1,144,414 shares of Common Stock; and agreed to convert a production payment of $550,100 that he purchased from the Company, into 1,222,444 shares of Common Stock. Also on December 15, 2022, Mr. Westmoreland agreed to forgive the Company of $43,192 in accrued but not paid past salary, related taxes and expense reimbursements.

Also, under the same Related Party Debt Conversions, Mr. Anderson converted $189,546 in accrued but unpaid salary into 421,214 shares of Common Stock.

Mr. Timothy R. Lindsey and Mr. James F. Mears agreed to convert their accrued, deferred director fees owed to them in the amounts of $66,969; and $76,000; into 148,819, and 168,889 shares of common stock, respectively.

All Related Party Debt Conversion shares were issued on February 22, 2022.

All transactions were reviewed and approved by the Company’s Board of Directors, including all disinterested directors, all the members of the Compensation Committee and all the members of the Nominating and Corporate Governance Committee, and were approved pursuant to the Company’s Related Party Transactions policy.

Charitable Contributions

The Governance Committee shall review, consider and determine whether to approve any proposed charitable contributions, or pledges of charitable contributions, in excess of $120,000 in the aggregate for any fiscal year by the Company to any charitable or non-profit organization in which a Related Party serves as a director, trustee or in a similar capacity or is actively involved in fundraising. If management, in consultation with the Governance Committee Chairman, the Company’s Chief Executive Officer or Chief Financial Officer, determines that it is not practicable to wait until the next Committee meeting, the Chairman of the Governance Committee has the delegated authority during the period between Governance Committee meetings, to review, consider and determine whether to approve any such contributions or pledges. The Chairman of the Governance Committee shall report to the Governance Committee any such contributions or pledges approved by him or her pursuant to this delegated authority at the next Governance Committee meeting.

For the fiscal year ended February 28, 2022, there were no charitable contributions in excess of $120,000.

Executive Compensation

We currently qualify as a “smaller reporting company” as such term is defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. Accordingly, and in accordance with relevant SEC rules and guidance, we have elected, with respect to the disclosures required by Item 402 (Executive Compensation) of Regulation S-K, to comply with the disclosure requirements applicable to smaller reporting companies. The following Compensation Overview is not comparable to the “Compensation Discussion and Analysis” that is required of SEC reporting companies that are not smaller reporting companies.

Compensation Overview

This Compensation Overview discusses the material elements of the compensation awarded to, earned by or paid to our executive officers, and the Compensation Committee’s role in the design and administration of these programs and policies in making specific compensation decisions for our executive officers, including officers who are considered to be “Named Executive Officers” during the fiscal year ended February 28, 2022.

General Discussion of Executive Compensation

The Compensation Committee is responsible for establishing, implementing and continually monitoring adherence to our compensation philosophy. In doing so, the Compensation Committee reviews and approves on at least, an annual basis the evaluation process and compensation structure for the Company’s Named Executive Officers. The Committee reviews and recommends to the Board the annual compensation, including salary, and any incentive and/or equity-based compensation for such officers. The Committee also provides oversight of management’s decisions concerning the performance and compensation of other employees.

The current and future objectives of Daybreak’s compensation program are to keep compensation aligned with Daybreak’s cost structure, financial position, and strategic business and financial objectives. Daybreak’s financial position and its plans going forward are integral to the design and implementation of officer and employee compensation. Therefore, the Compensation Committee reviews the Company’s cash flow with the Chief Executive Officer at a minimum, on an annual basis, in order to evaluate the current compensation program and its effects on the financial position of the Company. In deciding on the type and amount of compensation for each Named Executive Officer, the Compensation Committee focuses on the market value of the role and pay of the individual, along with the Company’s cost structure and financial position.

Larger companies such as NYSE or NASDAQ listed companies in the crude oil and natural gas industry have well pronounced trends in compensation, including cash and equity components. Daybreak competes with larger crude oil and natural gas companies that have substantially greater resources.

For the fiscal years ended February 28, 2022 and February 28, 2021, compensation to our Named Executive Officers consisted solely of base salaries. The Board, with the assistance of the Compensation Committee, has reviewed the compensation structure of the Company’s Named Executive Officers. After taking into consideration the Company’s current cost structure, financial position, and current compensation structure (discussed under the heading “Narrative Disclosure to Summary Compensation Table, Base Salaries”), the Board approved continuation of the current compensation structure. In addition, the full Board reviewed and discussed the performance and compensation of all of Daybreak’s employees.

The elements of compensation are described in more detail under “Narrative Disclosure to Summary Compensation Table”, below, beginning on page 65 of this proxy statement.

Summary Compensation Table

The following table sets forth summary information concerning the compensation paid to or earned by our Named Executive Officers during the fiscal years ended February 28, 2022 and February 28, 2021.

Name and Principal Position	Fiscal Year Ended	Salary ($)	Bonus ($)	Stock Awards ($)	All Other Compensation ($)	Total ($)
James F. Westmoreland(1)	February 28, 2022	75,000(2)	-	-	-	75,000(2)
President and Chief Executive Officer	February 28, 2021	75,000(3)	-	-	-	75,000(3)
Bennett W. Anderson	February 28, 2022	44,700(4)	-	-	-	44,700(4)
Chief Operating Officer	February 28, 2021	44,700(5)	-	-	-	44,700(5)

(1)	Mr. Westmoreland commenced his employment on December 14, 2007 as the Company’s interim Chief Financial Officer and was appointed Executive Vice President and Chief Financial Officer in April 2008. He was appointed to the position of President and Chief Executive Officer of the Company in October 2008 and also continues to serve as the interim principal finance and accounting officer of the Company.
(2)	As a result of the effect of low oil prices on the Company’s cash flow; and the lack of outside financing, Mr. Westmoreland deferred partial salary payments during the fiscal year ended February 28, 2022, through December 15, 2021. During the fiscal year ended February 28, 2022, Mr. Westmoreland was paid $59,375; and $15,625 was accrued, but not paid. The accrued liability was recorded on our balance sheet under accrued liabilities. On December 15, 2021, Mr. Westmoreland agreed to forgive the Company of all $53,125 in accrued but unpaid past salary, which after netting out related taxes and expense reimbursements, resulted in a total forgiveness amount of $43,192.
(3)	As a result of the effect of low oil prices on the Company’s cash flow; and the lack of outside financing, Mr. Westmoreland deferred partial salary payments during the fiscal year ended February 28, 2021. During the fiscal year ended February 28, 2021, Mr. Westmoreland was paid $37,500; and $37,500 was accrued, but not paid. The accrued liability was recorded on our balance sheet under accrued liabilities. On December 15, 2021, Mr. Westmoreland agreed to forgive the Company of all $53,125 in accrued but unpaid past salary, which after netting out related taxes and expense reimbursements, resulted in a total forgiveness amount of $43,192.
(4)	As a result of the effect of low oil prices on the Company’s cash flow; and the lack of outside financing, Mr. Anderson deferred partial salary payments during the fiscal year ended February 28, 2022 through December 15, 2021. During the fiscal year ended February 28, 2022, Mr. Anderson was paid $35,388; and $9,312 was accrued, but not paid. On December 15, 2021, Mr. Anderson agreed to convert his total of $189,546 in accrued but unpaid salary into 421,214 shares of Common Stock.
(5)	As a result of the effect of low oil prices on the Company’s cash flow; and the lack of outside financing, Mr. Anderson deferred partial salary payments during the fiscal year ended February 28, 2021. During the fiscal year ended February 28, 2021, Mr. Anderson was paid $22,350; and $22,350 was accrued, but not paid. On December 15, 2021 Mr. Anderson agreed to convert his total of $189,546 in accrued but unpaid salary into 421,214 shares of Common Stock.

Narrative Disclosure to Summary Compensation Table

Base Salaries

The Board, with the assistance of the Compensation Committee, has reviewed the compensation structure of the Company’s Named Executive Officers. After taking into consideration the Company’s current cost structure and financial position, on August 22, 2019, the Compensation Committee, along with the Board of Directors entered into a series of arrangements with its Named Executive Officers, as well as its Board of Directors and other key employees. As part of these efforts, Mr. Westmoreland agreed to forgive deferred salary owed him by the Company, totaling $943,750, and to reduce his annual base salary by 50%, to $75,000. The Company also ended its policy of deferring base salary amounts of its other Named Executive Officer and key employees, and temporarily reduced such executive and employee’s base salaries by 50%, but continued to owe previously deferred amounts to these individuals. These changes were agreed to by each affected person and were deemed to take effect as of June 1, 2019.

On November 22, 2021, the Compensation Committee, along with the Nominating and Corporate Governance Committee, and Board of Directors agreed to a debt-to-equity exchange for Daybreak Common Stock in lieu of all accrued, deferred salary owed to its executive officers and key employees. The debt exchange is part of the Company’s requirement under Equity Exchange Agreement to reduce outstanding indebtedness. All the members of the Compensation Committee and all the members of the Nominating and Corporate Governance Committee, reviewed the Related Party Debt Conversion under the Company’s Related Party Transactions Policy, and was satisfied that it has been fully informed as to the material facts of the debt exchange, and that the exchange was fair to the Company and its shareholders. For further details on the Equity Exchange Agreement, see the section entitled “Proposal Number 1: Equity Exchange” beginning on page 35 of this proxy statement for more details. On December 15, 2021, the Company finalized these agreements, and Mr. Westmoreland agreed to forgive the remaining $53,125 of accrued but unpaid salary (which after netting out related taxes and expense reimbursements, resulted in a total forgiveness amount of $43,192); and Mr. Anderson exchanged $189,546 of accrued but unpaid salary owed to him into 421,214 shares of common stock.

Other: Securities Trading

We have a policy that executive officers and directors may not purchase or sell exchange traded options to sell or buy Daybreak stock (“puts” and “calls”), engage in short sales with respect to Daybreak stock or otherwise hedge equity positions in Daybreak (e.g., by buying or selling straddles, swaps or other derivatives).

Outstanding Equity Awards at Fiscal Year-End

The Company has no unvested outstanding restricted stock awards held by our Named Executive Officers for the fiscal year ended February 28, 2022. The Company has no qualified or nonqualified stock option plans and has no outstanding stock options.

Executive Employment Agreements

Our employees, including our named executive officers, are employed at-will and do not have employment agreements. Our Compensation Committee believes that employment agreements encourage a short-term rather than long-term focus, provide inappropriate security to the executives or employees and undermine the team spirit of the organization.

Payments Upon Termination or Change of Control

We do not have any agreements with any of our named executive officers that affect the amount paid or benefits provided following termination or a change in control.

Pension Plan Benefits

The Company does not have any pension plans that oblige the Company to make payments or provide benefits at, following or in connection with retirement of its Directors, Officers or employees.

Deductibility of Compensation

Section 162(m) of the Internal Revenue Code (the “Code”) places a $1 million per executive cap on the compensation paid to executives that can be deducted for tax purposes by publicly traded corporations each year. Amounts that qualify as “performance based” compensation under Section 162(m)(4)(c) of the Code are exempt from the cap and do not count toward the $1 million limit if certain requirements are satisfied. At our current named executive officer compensation levels, we do not presently anticipate that Section 162(m) of the Code will be applicable, and accordingly, our Compensation Committee did not consider its impact in determining compensation levels for our Named Executive Officers for the fiscal year ended February 28, 2022.

Stock Compensation Expense

Stock awards are accounted for under FASB ASC 718, “Stock Compensation”. Under ASC 718, compensation for all share-based payment awards is based on estimated fair value at the grant date. The value of the portion of the award that is ultimately expected to vest is recognized as expense on a straight-line basis over the requisite service periods, if any.

  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our four directors and officers of the Company, together own and control about 17.9% percent of our outstanding common stock.

Our shareholders do not have the right to cumulative voting in the election of our directors. Cumulative voting could allow a minority group to elect at least one director to our Board. Because there is no provision for cumulative voting, a minority group will not be able to elect any directors. Conversely, if our principal beneficial shareholders and directors wish to act in concert, they would be able to vote to appoint directors of their choice, and otherwise directly or indirectly control the direction and operation of the Company.

Security Ownership of Certain Beneficial Owners, Executive Management and Directors

As of March 25, 2022, based on information available to the Company, the following table shows the beneficial ownership of the Company’s voting securities (common stock) by: (i) any persons or entities known by management to beneficially own more than 5% of the outstanding shares of the Company’s common stock; (ii) each current director and director nominee of the Company; (iii) each current executive officer of the Company named in the Summary Compensation Table appearing on page 65; and (iv) all of the current directors and executive officers of Daybreak as a group. The address of each of the beneficial owners, except where otherwise indicated, is the Company’s address. Unless otherwise indicated, each person shown below has the sole power to vote and the sole power to dispose of the shares of voting stock listed as beneficially owned.

Class of Stock	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1,2)		Warrants Currently Exercisable or Exercisable Within 60 Days(3)	Total Beneficial Holdings		Percent of Class(4)(5) (Less than 1% not shown)
Common Stock
	Timothy R. Lindsey, Director	1,058,819	(6)(7)	-	1,058,819	(6)(7)	1.6

	James F. Meara, Director	328,889	(6)(8)	-	328,889	(6)(8)	*

	James F. Westmoreland, President and Chief Executive Officer and Director	9,925,617	(6)(9)	-	9,925,617	(6)(9)	14.6

	Bennett W. Anderson, Chief Operating Officer	821,213	(6)(10)	-	821,214	(6)(10)	1.2

	All (4) directors and executive officers as a group	12,134,539	(6)(11)	-	12,134,539	(6)(11)	17.9
Series A Convertible Preferred Stock(12)

*     Percent of class is shown only for holdings of 1% or more.

(1)	Includes shares believed to be held directly or indirectly by 5% or higher shareholders, directors and executive officers that have voting power and/or the power to dispose of such shares. Unless otherwise noted, each individual or member of the group has the sole power to vote and the sole power to dispose of the shares listed as beneficially owned.
(2)	To reflect “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, this column includes shares as to which each individual has (A) sole voting power, (B) shared voting power, (C) sole investment power, or (D) shared investment power and the right to acquire within sixty days (from March 25, 2022).

(3)	To reflect “beneficial ownership” as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, this column includes shares as to which each individual has the right to acquire within sixty days.
(4)	Based upon 67,881,207 shares of common stock outstanding as of March 25, 2022, and right to acquire and within 60 days of March 25, 2022.
(5)	Ed Capko (Bear to Bull Investor Relations, LLC) is the holder of a warrant, and beneficial ownership, which includes the 937,000 shares underlying the warrant held by him that are exercisable within 60 days of [•]. Mr. Capko’s total holdings consist of 2,490,000 shares of common stock and 2,100,000 shares underlying the warrant held by him provided, however, that this Warrant shall not vest as to any Shares (and instead vesting will continue with respect to such Shares until the restriction no longer applies) to the extent such vesting would cause the Subscriber’s beneficial ownership (as such term is defined in Section 13d-3 of the Securities Exchange Act of 1934, as amended) of more than four and ninety-nine one-hundredths percent (4.99%) of the Company’s outstanding Common Stock. The foregoing restriction may not be waived by either party. Subject to the foregoing restrictions, the Warrant is otherwise fully exercisable. The Warrant will expire at the close of business on the Expiration Date set forth, as January 2, 2024, or earlier as provided in the Warrant. Mr. Capko’s total beneficial holdings, include 490,000 shares held in “street name” in a broker account; 2,000,000 wholly-owned shares and 937,000 shares underlying the warrant held by him that are exercisable within 60 days of March 25, 2022. Following the closing of the Equity Exchange, the Capital Raise and the transactions contemplated thereby, the remaining 1,163,000 shares underlying the warrant held by Mr. Capko will become fully exercisable, representing approximately 0.97% of the shares then outstanding.
(6)	On December 15, 2021, the Company finalized agreements with its directors, executive officers, and other employees with respect to the forgiveness and conversion of related party debts into shares of the Company’s common stock (the “Debt Conversion”) at a conversion rate of $0.45 per share of common stock. There was a total of 3,105,851 shares issued to the current directors and executive officers of Daybreak as a group in exchange for $1,397,601. Completing this Debt Conversion is a condition to closing the Equity Exchange.
(7)	This includes 148,819 shares acquired under the terms of the Debt Conversion, as detailed above, for conversion of $66,969 of owed but unpaid director fees.
(8)	This includes 168,889 shares acquired under the terms of the Debt Conversion, as detailed above, for conversion of $76,000 of owed but unpaid director fees.
(9)	This includes 6,958,758 shares acquired under the terms of a Convertible Note Purchase Agreement with Mr. Westmoreland, the Company’s Chairman, President and Chief Executive Officer. He loaned the Company $27,835 for general operating expenses under a Convertible Note Purchase Agreement. The Note had a maturity date of 180 days, or July 12, 2020 and carried no interest, fees or penalties. On July 13, 2020, the note payable was converted to 6,958,758 shares of the Company’s common stock. The note payable had a conversion formula of $0.004 per share. This total also includes shares acquired under the terms of the Debt Conversion, as detailed above, for conversion of $514,986.35 in an outstanding 12% subordinated note and accrued interest into 1,144,414 shares of Common Stock.; and conversion of a production payment of $550,100 he bought from the Company into 1,222,444 shares of Common Stock.
(10)	This includes 421,214 shares acquired under the terms of the Debt Conversion, as detailed above, for conversion of $189,546 of owed but unpaid salary compensation.
(11)	There was a total of 3,105,781 shares issued to the current directors and executive officers of Daybreak as a group in exchange for $1,397,601.
(12)	On January 25, 2022, Daybreak obtained the approval of a majority of the outstanding shares of the Company’s Series A Preferred shares to convert each Series A Preferred share to three (3) shares of Daybreak’s common stock, par value $0.001. The accrued and unpaid dividends of $2,449,979 with respect to the Series A Preferred Stock (the “Series A Conversion”) was also converted into 1,100,000 shares of common stock. As previously disclosed, the Series A Conversion was undertaken in connection with the Exchange Agreement. The Series A Conversion was voted on by holders of the Series A Preferred shares as of November 30, 2021, to be effective as of that date. Pursuant to the Series A Conversion, a total of 709,568 Series A Preferred shares of the Company plus accrued and unpaid dividends converted into a total of 3,228,704 shares of Daybreak common stock. These shares were issued on February 21, 2022 and February 22, 2022.

Changes in Control

On March 22, 2022, the record date, there were 67,881,207 shares of Daybreak Common Stock outstanding.

If the Equity Exchange is accomplished, we will issue 160,964,489 shares of Daybreak Common Stock, which as of the closing of the Equity Exchange (but prior to the Capital Raise) will constitute approximately 70.3% of the Company’s total issued and outstanding shares of Common Stock, resulting in a change in control of the Company. If the Capital Raise is accomplished promptly following the Equity Exchange, we will issue a minimum of 125,000,000 additional shares of Common Stock to outside investors, which as of the closing of the Capital Raise will constitute at least 35.3% of the Company’s total issued and outstanding shares of Common Stock.

Following the closing of the Capital Raise, the 160,964,489 shares of Common Stock issued pursuant to the Equity Exchange will represent approximately 45.5% of the issued and outstanding shares of Common Stock of the Company.

Also following the closing of the Equity Exchange Agreement we will issue 11,764,706 shares to satisfy the Convertible Note to the private investor which will represent approximately 3.2% of the outstanding shares of Common Stock of the Company.

Following the closing of the Equity Exchange, the Capital Raise; the conversion of the Convertible Note; and the transactions contemplated thereby, the Company will have issued at least 297,729,195 new shares of Common Stock, representing at least 81.4% of the total outstanding voting securities of the Company. The shareholders of the Company immediately prior to the transaction are expected to hold approximately 18.6% of the total outstanding voting securities of the Company. However, no one shareholder is expected to beneficially own a majority of the outstanding shares of the Company.

These percentages assume the Break Fee Shares have not been issued, they do include the shares related to the conversion of the Convertible Note at $0.017 per share, as described under “Additional Financial Considerations Related to the Equity Exchange Agreement”, on page 9 have been issued.

The 160,964,489 shares of Daybreak Common Stock to be owned by Gaelic following the Equity Exchange are subject to the terms of the Voting Agreement by and among Daybreak, Gaelic and the Company’s Chairman and Chief Executive Officer, James F. Westmoreland, where, on the terms therein, Daybreak and the shareholder parties thereto agree to nominate a person designated by Gaelic and a person designated by James F. Westmoreland to Daybreak’s Board of Directors, and the parties thereto agree to vote their shares in favor of such candidates (the “Voting Agreement”). The Voting Agreement shall terminate by mutual written consent of the parties, at such time as Gaelic no longer holds at least 20% of the issued and outstanding shares of Common Stock of Daybreak, or at such time as James F. Westmoreland no longer holds the minimum threshold of Common Stock of Daybreak as set forth in the Voting Agreement.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4 and 5 with the SEC. Directors, officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of any forms that they file. We assist our directors and executive officers in complying with these requirements and are required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due.

With respect to our officers and directors, based on our review of such reports, we believe that all such Section 16(a) reports were timely filed during the fiscal year ended February 28, 2021.

DELINQUENT SECTION 16(A) REPORTS

Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and beneficial owners of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership of common stock on Forms 3, 4 and 5 with the SEC. Directors, officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of any forms that they file. We assist our directors and executive officers in complying with these requirements and are required to disclose in this proxy statement the failure to file these reports on behalf of any reporting person when due.

With respect to our officers and directors, based on our review of such reports, certain Company Section 16(a) reports were not timely filed during the fiscal year ended February 28, 2022. Mr. James F. Meara, Director; Mr. Timothy R. Lindsey, Director; and Mr. James F. Westmoreland, Director, President and CEO, and 10% or more holder; failed to file required Form 4’s in a timely manner. Each of Messrs. Meara, Lindsey, and Westmoreland participated in the Related Party Debt Conversion with the Company, as detailed under the Section titled “TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT”, “Related Party Transactions”, on page 61, resulting in issuance of Daybreak common stock on February 22, 2022. Subsequently, Messrs. Meara and Westmoreland filed their required Form 4 one day late, on February 25, 2022; and Mr. Lindsey filed two days late, on February 28, 2022.

Mr. Westmoreland was also required to file an amended Schedule 13D promptly following the acquisition of the shares as described above. The amended Schedule 13D was filed on March 22, 2022.

Mr. Bennett Anderson, Chief Operating Officer; and Mr. Thomas Kilbourne, Controller and Assistant Corporate Secretary participated in the Related Party Debt Conversion with the Company, as detailed under the Section titled “TRANSACTIONS BETWEEN THE COMPANY AND MANAGEMENT”, “Related Party Transactions”, on page 61, resulting in issuance of Daybreak common stock on February 22, 2022. Due to unforeseen hardships relating to filing codes, the Company is actively attempting to file the required Form 4’s with the SEC.

A table of Section 16 holdings information can be found on the Company’s corporate website under the heading “Shareholder/Financial; Officers and Directors.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING OF SHAREHOLDERS

Under Rule 14a-8 of the Exchange Act, shareholder proposals may be eligible for inclusion in our next annual meeting, anticipated to be held in July 2022. We must receive any shareholder’s proposal intended to be presented at our next annual meeting at our principal executive offices no later than May 15, 2022, which is a reasonable time before the company begins to print and send its proxy materials, if the proposal is to be considered for inclusion in our proxy statement relating to the 2022 Annual Meeting of Shareholders. A proposal submitted after May 15, 2022 will be considered untimely.

Nominations for election of directors by shareholders must be received by the Corporate Secretary at our principal executive office by [•] to be properly nominated before the 2022 Annual Meeting of Shareholders, although we are not required to include such nominees in our proxy statement.

In addition, in the event a shareholder proposal is not submitted to us prior to May 15, 2022, the proxy to be solicited will authorize the proxies to vote the shares in accordance with their best judgment and discretion if a proposal is presented at the meeting without any discussion of the proposal in the proxy statement for such meeting.

By Order of the Board of Directors,

/s/ Karol L. Adams

Karol L. Adams
Corporate Secretary

April 21, 2022

Spokane, Washington

INFORMATION INCORPORATED BY REFERENCE

We refer you to our Annual Report on Form 10-K for the fiscal year ended February 28, 2021, which includes our audited financial statements; applicable provisions of our Annual Report on Form 10-K are hereby incorporated by reference into, and made a part of, this proxy statement.

A signed copy of the accountant’s report with respect to our financial statements for the fiscal year ended February 28, 2021 is included as Annex C to this proxy statement.

DAYBREAK OIL AND GAS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

SPECIAL MEETING OF STOCKHOLDERS – MAY 20, 2022, AT 10:00 AM

CONTROL ID:
REQUEST ID:

The undersigned having received the notice and accompanying Proxy Statement for said meeting hereby constitutes and appoints KAROL L. ADAMS and THOMAS C. KILBOURNE, and each of them, their true and lawful agents and proxies with power of substitution in each, to represent and vote at the Special Meeting to be held at 4800 Bee Caves Rd., Suite 100, Austin, Texas 78746 on May 20, 2022 at 10:00 AM or at any adjournment thereof, on all matters properly coming before said meeting, all shares of DAYBREAK OIL AND GAS, INC. which the undersigned may be entitled to vote. The above proxies are hereby instructed to vote as shown on the reverse side of this card.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR proposals (1) through (7). In addition, Karol L. Adams, and Thomas C. Kilbourne, as proxies, are authorized to vote in their discretion on any other matters that may properly come before the meeting.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

<u>VOTING INSTRUCTIONS</u>

If you vote by phone, fax or internet, please DO NOT mail your proxy card.

MAIL:	Please mark, sign, date, and return this Proxy Card promptly using the enclosed envelope.
FAX:	Complete the reverse portion of this Proxy Card and Fax to **202-521-3464.**
INTERNET:	https://www.iproxydirect.com/DBRM
PHONE:	1-866-752-VOTE(8683)

Please ensure you fold then detach and retain this portion of this Proxy

SPECIAL MEETING OF THE STOCKHOLDERS OF DAYBREAK OIL AND GAS, INC.

PLEASE COMPLETE, DATE, SIGN AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE: ☒

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CONTROL ID:

REQUEST ID:

Proposal 1 →	**FOR**	**AGAINST**	**ABSTAIN**	
Approval of the Equity Exchange Agreement (Page 35)	☐	☐	☐	
Proposal 2 →	**FOR**	**AGAINST**	**ABSTAIN**	
Approval of Second Amended and Restated Articles of Incorporation (Page 38).	☐	☐	☐	
Proposal 3 →	**FOR**	**WITHHOLD**		
The Board of Directors recommends that you vote FOR each of the following director nominees: (Page 40)				
James F. Westmoreland	☐	☐		
Timothy R. Lindsey	☐	☐		
James F. Meara	☐	☐		
Darren Williams, the Reabold nominee, such nominee, if elected, to join the Board effective as of the closing of the Equity Exchange	☐	☐		
Proposal 4 →	**FOR**	**AGAINST**	**ABSTAIN**	
Advisory Vote on Executive Compensation. (Page 44)	☐	☐	☐	
Proposal 5 →	**EVERY YEAR**	**EVERY TWO YEARS**	**EVERY THREE YEARS**	**ABSTAIN**
Frequency of advisory vote on Executive Compensation. (Page 45)	☐	☐	☐	☐
Proposal 6 →	**FOR**	**AGAINST**	**ABSTAIN**	
Ratification of Independent Auditors. (Page 46)	☐	☐	☐	
Proposal 7 →	**FOR**	**AGAINST**	**ABSTAIN**	
To approve the adjournment of the Special Meeting, if necessary or appropriate, to solicit additional proxies. (Page 47)	☐	☐	☐	

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING: ☐

MARK HERE FOR ADDRESS CHANGE ☐ New Address (if applicable):

____

____

____

The Board of Directors recommends voting 'FOR' proposal 1 and 2, 'FOR' all director nominees for proposal 3, 'FOR' proposals 5, 6, and 7.

IMPORTANT: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Dated: ______________________, 2022

____

(Print Name of Stockholder and/or Joint Tenant)

____

(Signature of Stockholder)

____

(Second Signature if held jointly)

ANNEX A

EQUITY EXCHANGE AGREEMENT

This Equity Exchange Agreement (this “Agreement”), dated as of October 20, 2021, is entered into by and among Daybreak Oil and Gas, Inc., a Washington corporation (“Parent”), Reabold California LLC, a California limited liability company (“Company”), and Gaelic Resources Ltd, a private company incorporated in the Isle of Man (“Member” and, together with Parent and Company, the “Parties” and each, a “Party”).

RECITALS

WHEREAS, Member owns one hundred percent (100%) of the outstanding membership interests of Company; and

WHEREAS, the Parties wish to consummate a tax-free transaction pursuant to Section 351 of the Code (as defined below), with Company becoming a wholly-owned subsidiary of Parent as a result of the Equity Exchange (as defined in Section 2.01) on the terms and subject to the conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

Article I
Definitions

The following terms have the meanings specified or referred to in this Article I:

“1934 Act” has the meaning set forth in Section 4.03.

“Act” has the meaning set forth in Section 3.22(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

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“Agreement” has the meaning set forth in the preamble.

“Balance Sheet” has the meaning set forth in Section 3.13.

“Balance Sheet Date” has the meaning set forth in Section 3.13.

"Basket" has the meaning set forth in Section 8.04(a).

“Benefit Plan” has the meaning set forth in Section 3.18(a).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Houston, Texas are authorized or required by Law to be closed for business.

“Capital Raise” means the capital raise transaction contemplated by the Capital Raise Agreements.

“Capital Raise Agreements” means copies of fully executed agreements with respect to the Capital Raise Requirement in a form reasonably acceptable to Company.

“Capital Raise Requirement” means Parent has entered into binding agreements with one or more investors with respect to the purchase by such investor(s) from Parent, no later than one (1) Business Day following the Closing Date, of at least 125,000,000 shares, in the aggregate, of Parent Common Stock at a purchase price of not less than $0.02 per share.

“Closing” has the meaning set forth in Section 2.02.

“Closing Date” has the meaning set forth in Section 2.02.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company” has the meaning set forth in the preamble.

“Company Charter Documents” has the meaning set forth in Section 3.03.

“Company Intellectual Property” means all Intellectual Property listed in Section 3.11 of the Disclosure Schedules.

“Company License Interests” means Company’s license interests in Monroe Swell in Monterey County, California, and West Brentwood in Contra Costa County, California, and the Company’s interests pursuant to certain Earn in Agreements for the Grizzly Island Project and McCool Ranch Project for which Company has the right, but not the obligation, to earn a license interest as determined by a Joint Exploration and Development Agreement.

“Company Managers” means Dero D. Parker, Stephen Williams and Sachin Oza, the managers of Company.

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“Company Membership Interests” means the outstanding membership interests of Company.

“Company Operating Agreement” means that certain amended and restated operating agreement, effective as of August 25, 2021, of Company.

“Company Reserve Report” has the meaning set forth in Section 3.10(a).

“Company Transaction Expenses” means all fees and expenses of legal and accounting professionals incurred by Member and Company and any of their respective Affiliates at or prior to the Closing in connection with the preparation, negotiation and execution of this Agreement and the performance and consummation of the Equity Exchange and the other transactions contemplated hereby and thereby.

“Contract” means any contract, lease, deed, mortgage, license, instrument, note, indenture, joint venture, or any other agreement, commitment, or legally binding arrangement, whether written or oral.

“Contractor Operator Agreement” has the meaning set forth in Section 2.03(c)(vii)

“Debt Conversion” has the meaning set forth in Section 7.01(c).

“Debt Conversion Agreements” has the meaning set forth in Section 2.03(c)(v).

“Direct Claim” has the meaning set forth in Section 8.05(c).

“Disclosure Schedules” means the Disclosure Schedules delivered by Company and Parent concurrently with the execution and delivery of this Agreement.

“Dollars” or “$” means the lawful currency of the United States.

“East Slopes Project” means that certain oil and gas exploration and development project in Kern County, California in which Parent has a Parent License Interest.

“Effective Time” has the meaning set forth in Section 2.04.

"Environmental Laws" has the meaning set forth in Section 3.17(c).

“Equity Exchange” has the meaning set forth in Section 2.01.

“ERISA” has the meaning set forth in Section 3.18(a).

“Excluded Related Party Liability” means approximately $155,548 of indebtedness pursuant to that certain Secured Promissory Note dated December 22, 2020 entered into by Parent in favor of James Forrest Westmoreland and Angela Marie Westmoreland, Co-Trustees of the James and Angela Westmoreland Revocable Trust.

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“Financial Statements” has the meaning set forth in Section 3.13.

“GAAP” means United States generally accepted accounting principles in effect from time to time.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

"Hazardous Substances" has the meaning set forth in Section 3.17(c).

“Hydrocarbons” means crude oil, natural gas, condensate, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, products, liquids and other hydrocarbons and other minerals and materials of every kind and description.

“Indemnified Party” has the meaning set forth in Section 8.04.

“Indemnifying Party” has the meaning set forth in Section 8.04.

“Independent Accountant” has the meaning set forth in Section 6.03(b).

“Insurance Policies” has the meaning set forth in Section 3.12.

“Intellectual Property” means all intellectual property and industrial property rights and assets, and all rights, interests and protections that are associated with, similar to, or required for the exercise of, any of the foregoing, however arising, pursuant to the Laws of any jurisdiction throughout the world, whether registered or unregistered, including any and all: (a) trademarks, service marks, trade names, brand names, logos, trade dress, design rights and other similar designations of source, sponsorship, association or origin, together with the goodwill connected with the use of and symbolized by, and all registrations, applications and renewals for, any of the foregoing; (b) internet domain names, whether or not trademarks, registered in any top-level domain by any authorized private registrar or Governmental Authority, web addresses, web pages, websites and related content, accounts with Twitter, Facebook and other social media companies and the content found thereon and related thereto, and URLs; (c) works of authorship, expressions, designs and design registrations, whether or not copyrightable, including copyrights, author, performer, moral and neighboring rights, and all registrations, applications for registration and renewals of such copyrights; (d) inventions, discoveries, trade secrets, business and technical information and know-how, databases, data collections and other confidential and proprietary information and all rights therein; (e) patents (including all reissues, divisionals, provisionals,

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continuations and continuations-in-part, re-examinations, renewals, substitutions and extensions thereof), patent applications, and other patent rights and any other Governmental Authority-issued indicia of invention ownership (including inventor’s certificates, petty patents and patent utility models); and (f) software and firmware, including data files, source code, object code, application programming interfaces, architecture, files, records, schematics, computerized databases and other related specifications and documentation.

“Knowledge” means, when used with respect to Company, the actual knowledge of a Company Manager, after reasonable due inquiry.

“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.

“License Interests” means the Company License Interests and the Parent License Interests.

“Liabilities” has the meaning set forth in Section 3.07.

“Long-Stop Date” has the meaning set forth in Section 9.01(b)

“Loss” or “Losses” means losses, damages, liabilities, deficiencies, Actions, judgments, interest, awards, penalties, fines, costs or expenses of whatever kind, including reasonable attorneys’ fees and the cost of enforcing any right to indemnification hereunder and the cost of pursuing any insurance providers; provided, however, that “Losses” shall not include indirect or consequential damages or punitive damages, except to the extent actually awarded to a Governmental Authority or other third party.

“Material Adverse Effect” means any change, effect, circumstance, event, occurrence, condition, development or state of facts which, individually or in the aggregate, is, has had, or would reasonably be expected to have, a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property or results of operations of Company; provided, however, that “Material Adverse Effect” shall not include any event, occurrence, fact, condition or change arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the industries in which Company operates; (iii) any changes in financial, banking or securities markets in general, including any disruption thereof and any decline in the price of any security or any market index or any change in prevailing interest rates; (iv) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (v) any action required by this Agreement or any action taken (or omitted to be taken) with the written consent of or at the written request of a Purchaser; (vi) any changes in applicable Laws or accounting rules or the enforcement, implementation or interpretation thereof; (vii) the announcement, pendency or completion of the transactions contemplated by this Agreement; (viii) any natural or man-made disaster or acts of God; (ix) any epidemics, pandemics, disease outbreaks, or other public health emergencies, including the COVID-19 pandemic; or (x)

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any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions.

“Material Contract” has the meaning set forth in Section 3.08(a).

“Member” has the meaning set forth in the preamble.

“Member Director” has the meaning set forth in Section 7.03(e).

“Member Director Threshold” has the meaning set forth in Section 2.03(c)(vii).

“Member Indemnitees” has the meaning set forth in Section 8.03.

“Parent” has the meaning set forth in the preamble.

“Parent Ancillary Agreements” means the Contract Operator Agreement, the Debt Conversion Agreements, the Capital Raise Agreements, the Registration Rights Agreement and the Voting Agreement.

“Parent Common Stock” has the meaning set forth in Section 4.04(a).

“Parent Series A Preferred Stock” has the meaning set forth in Section 4.04(a)

“Parent License Interests” means Parent’s license interests in the East Slopes Project and in Montcalm County, Michigan.

“Parent Indemnitees” has the meaning set forth in Section 8.02.

“Parent Shares” has the meaning set forth in Section 2.01.

“Party” or “Parties” have the meanings set forth in the preamble.

“Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Post-Closing Tax Period” means any taxable period beginning after the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period beginning after the Closing Date.

“Post-Closing Taxes” means Taxes of Company for any Post-Closing Tax Period.

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“Pre-Closing Tax Period” means any taxable period ending on or before the Closing Date and, with respect to any taxable period beginning before and ending after the Closing Date, the portion of such taxable period ending on and including the Closing Date.

“Pre-Closing Taxes” means Taxes of Company for any Pre-Closing Tax Period.

“Related Party Liabilities” means those Liabilities set forth in Exhibit A attached hereto, and excluding the Excluded Related Party Liability.

“Representative” means, with respect to any Person, any and all directors, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Restated Articles” means Parent’s Amended and Restated Articles of Incorporation filed with the Washington Secretary of State, as amended from time to time.

“Restrictive Covenants” has the meaning set forth in Section 3.04(c).

“Registration Rights Agreement” means an agreement in substantially the form of Exhibit B attached hereto.

“SEC” means the United States Securities and Exchange Commission.

“SEC Documents” has the meaning set forth in Section 4.03.

“Second Restated Articles” has the meaning set forth in Section 5.01(g).

“Series A Conversion” has the meaning set forth in Section 5.01(h).“Shareholder Approval” means the approval of the requisite number of holders of each class of Parent’s capital stock.

“Straddle Period” has the meaning set forth in Section 6.04.

“Taxes” means all federal, state, local, foreign and other income, gross receipts, sales, use, production, ad valorem, transfer, franchise, registration, profits, license, lease, service, service use, withholding, payroll, employment, unemployment, estimated, excise, severance, environmental, stamp, occupation, premium, property (real or personal), real property gains, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.

“Tax Claim” has the meaning set forth in Section 6.05.

“Tax Return” means any return, declaration, report, claim for refund, information return or statement or other document relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Third Party Claim” has the meaning set forth in Section 8.05(a).

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“Union” has the meaning set forth in Section 3.19(b).

“Voting Agreement” has the meaning set forth in Section 2.03(c)(vii).

“Westmoreland Director Threshold” has the meaning set forth in Section 2.03(c)(vii).

“WBCA” means the Washington Business Corporation Act.

Article II
The Equity Exchange

Section 2.01      The Equity Exchange. On the terms and subject to the conditions set forth in this Agreement, at the Effective Time, (a) Member will irrevocably assign and transfer all of the Company Membership Interests to Parent, and (b) Parent will issue 160,964,489 shares of Parent Common Stock to Member (the “Parent Shares”) and deliver to Member a duly executed stock certificate registered in the name of Member and representing the Parent Shares (the “Equity Exchange”). As a result of the Equity Exchange, Company will become a wholly-owned subsidiary of Parent and Member will become the owner of the Parent Shares.

Section 2.02      Closing. Subject to the terms and conditions of this Agreement, the closing of the Equity Exchange (the “Closing”) shall take place remotely via the exchange of documents and signatures on the third business day after all conditions to the obligations of the parties set forth in Article VII of this Agreement have been satisfied or waived (other than conditions that are not capable of being satisfied until the Closing, but are expected to be satisfied at the Closing, but subject to the satisfaction or waiver in writing of such conditions), or at such other time or on such other date or at such other place as Member and Parent may mutually agree upon in writing (the day on which the Closing takes place being the “Closing Date”).

Section 2.03      Closing Deliverables.

(a)             At or prior to the Closing, Member shall deliver to Parent an assignment of all Company Membership Interests held by Member.

(b)            At or prior to the Closing, Company shall deliver to Parent the following:

(i)              resignations of the officers of Company and Company Managers pursuant to Section 5.02;

(ii)            a certificate, dated the Closing Date and signed by a Company Manager, certifying that each of the conditions applicable to Company set forth in Section 7.01(e) and 7.01(f) have been satisfied and each of the conditions of Section 7.02 have been satisfied;

(iii)          a certificate of a Company Manager certifying that (A) attached thereto are true and complete copies of (1) all resolutions adopted by the Company Managers authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions

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contemplated hereby and (2) resolutions of Member approving the Equity Exchange and the consummation of the transactions contemplated by this Agreement, and (B) all such resolutions are in full force and effect and are all the resolutions adopted by Company, Company Managers or Member in connection with the transactions contemplated hereby;

(iv)          proof of payment of all Company Transaction Expenses by wire transfer of immediately available funds on or prior to the Closing Date; and

(v)            such other documents or instruments as Parent reasonably requests and are reasonably necessary to consummate the transactions contemplated by this Agreement.

(c)             At the Closing, Parent shall deliver to Member the following:

(i)              a duly executed share certificate made out in the name of Member representing the Parent Shares;

(ii)            a certificate, dated the Closing Date and signed by a duly authorized officer of Parent, certifying that each of the conditions set forth in Section 7.01 and Section 7.03 have been satisfied,

(iii)          a certificate of the Secretary (or equivalent officer) of Parent certifying that (A) attached thereto are true and complete copies of all resolutions adopted by Parent’s board of directors authorizing the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby and designating the Equity Exchange to be a “strategic business transaction” approved by Parent’s board of directors pursuant to Section 6.4.4(d)(i)(4)(F) of the Restated Articles, (B) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and by the Parent Ancillary Agreements and (C) attached thereto is a duly executed copy of the certificate of the inspector of elections appointed by Parent’s board of directors with respect to the meeting of Parent’s shareholders to, among other things, approve the Equity Exchange and appoint the Member Director to Parent’s board of directors, which certificate shall indicate that both such items were duly approved at such meeting by Parent’s shareholders;

(iv)          evidence reasonably satisfactory to Member that the Capital Raise Requirement has been satisfied, and copies of all Capital Raise Agreements;

(v)            evidence reasonably satisfactory to Member that the Debt Conversion has been completed in the manner required by Section 7.01(c) and copies of all agreements executed by Parent with respect thereto (the “Debt Conversion Agreements”);

(vi)          a copy of the Contract Operator Agreement attached hereto as Exhibit C executed by Parent and Company pursuant to which Integrity Management Solutions is appointed as contract operator of the Company License Interests for a minimum of the one (1) year period following the Closing Date (the “Contractor Operator Agreement”);

(vii)        a copy of the Voting Agreement in the form of Exhibit D attached hereto (the “Voting Agreement”) duly executed by Parent, Member and James Westmoreland, pursuant to which, (a) for so long as either Member or an Affiliate of Member holds more than 20% of the

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issued and outstanding Parent Common Stock (calculated based solely on Parent Common Stock outstanding as of the date of calculation) (the “Member Director Threshold”), Parent and the shareholder parties thereto agree to nominate the Member Director to Parent’s board of directors, and the shareholders party thereto agree to vote their shares in favor of the Member Director, (b) Member agrees to cause the Member Director to resign from the board of directors of Parent if the Member Director Threshold is not met, (c) for so long as James Westmoreland holds more than 1% of the issued and outstanding Parent Common Stock (calculated based solely on Parent Common Stock outstanding as of the date of calculation) (the “Westmoreland Director Threshold”), Parent and the shareholder parties thereto agree to nominate James Westmoreland’s qualified designee to Parent’s board of directors, and Member agrees to, and agrees to cause its Affiliates to, vote their shares in favor of such qualified designee, and (d) James Westmoreland agrees to cause his director designee to resign from the board of directors of Parent if the Westmoreland Director Threshold is not met;

(viii)      the Registration Rights Agreement duly executed by Parent; and

(ix)          an indemnification agreement in a form reasonably acceptable to Member between Parent and the Member Director, duly executed by Parent.

Section 2.04      Effective Time. 1 The Equity Exchange shall become effective as of 11:59 p.m., Spokane, Washington time, on the Closing Date (the effective time of the Equity Exchange being hereinafter referred to as the “Effective Time”).

Section 2.05      Effects of the Equity Exchange. The Equity Exchange shall have the effects set forth herein and in the applicable provisions of the WBCA and Section 351 of the Code. Without limiting the generality of the foregoing, and subject thereto, from and after the Effective Time, all property, rights, privileges, immunities, powers, franchises, licenses, authority, debts, liabilities, obligations, restrictions and duties of Company shall remain with Company.

Section 2.06      No Further Ownership Rights in Company Membership Interests. The Parent Shares to be issued upon the surrender of the Company Membership Interests in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to the Company Membership Interests, and from and after the Effective Time, Member shall have no further ownership rights or rights of any kind associated with the Company Membership Interests.

Article III
Representations and warranties of Company and Member

Except as set forth in the correspondingly numbered Section of the Disclosure Schedules, Company and Member, jointly and severally, represent and warrant to Parent that the statements

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contained in this Article III are true and correct as of the date hereof and will be true and correct as of the Effective Time.

Section 3.01      Organization and Qualification of Company. Company is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of California and has full limited liability company power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Company is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not reasonably be expected to have a Material Adverse Effect.

Section 3.02      Authority; Approval. Each of Company and Member has full limited liability company or corporate, as applicable, power and authority to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Company and Member of this Agreement and the consummation by Company and Member of the transactions contemplated hereby have been duly authorized by all requisite company and member action on the part of Company and Member (the “Requisite Company Vote”) and no other proceedings on the part of Company are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Equity Exchange and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by Company and Member, and (assuming due authorization, execution and delivery by Parent) this Agreement constitutes a legal, valid and binding obligation of Company and Member enforceable against Company and Member in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 3.03      No Conflicts; Consents. The execution, delivery and performance by Company and Member of this Agreement and the consummation of the transactions contemplated hereby, including the Equity Exchange, do not and will not: (i) conflict with or result in a violation or breach of, or default under, any provision of the limited liability company agreement or other organizational documents of Company (“Company Charter Documents”); (ii) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Company; or (iii) require the consent, notice or other action by any Person under, conflict with, result in a violation or breach of, constitute a default or an event that, with or without notice or lapse of time or both, would constitute a default under, result in the acceleration of or create in any party the right to accelerate, terminate, modify or cancel any Contract to which Company is a party or by which Company is bound or to which any of their respective properties and assets are subject (including any Material Contract) or any Permit affecting the properties, assets or business of

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Company, except for any such default, acceleration, termination, modification or cancellations that would not reasonably be expected to have a Material Adverse Effect. Save in relation to any announcement required of a recognized investment exchange, no consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Company in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

Section 3.04      Capitalization

(a)             All of the Company Membership Interests issued and outstanding as of the close of business on the date of this Agreement are owned entirely by Member.

(b)            No subscription, warrant, option, convertible or exchangeable security, or other right (contingent or otherwise) to purchase or otherwise acquire equity securities of Company is authorized or outstanding, and there is no commitment by Company to issue shares, subscriptions, warrants, options, convertible or exchangeable securities, or other such rights or to distribute to holders of any of its equity securities any evidence of indebtedness or asset, to repurchase or redeem any securities of Company or to grant, extend, accelerate the vesting of, change the price of, or otherwise amend any warrant, option, convertible or exchangeable security or other such right. There are no declared or accrued unpaid distributions with respect to any Company Membership Interests.

(c)             The Company Membership Interests are not subject to any preemptive rights created by statute, the Company Charter Documents or any agreement to which Company is a party and, except for the transfer restrictions set forth in Article 7 of the Company Operating Agreement and the purchase options set forth in Article 8 of the Company Operating Agreement (collectively, the “Restrictive Covenants”), the Company Membership Interests are free of any Encumbrances created by Company in respect thereof. The Equity Exchange and the other transactions contemplated hereby and thereby will not violate or conflict with the Restrictive Covenants. All issued and outstanding Company Membership Interests were issued in compliance with applicable Law.

(d)            No outstanding Company Membership Interests are subject to vesting or forfeiture rights or repurchase by Company other than as provided by the Restrictive Covenants. There are no outstanding or authorized stock appreciation, dividend equivalent, phantom stock, profit participation or other similar rights with respect to Company or any of its securities.

Section 3.05      No Subsidiaries. Company does not own, or have any interest in any shares or have an ownership interest in any other Person.

Section 3.06      Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to Company’s Knowledge, currently threatened in writing (a) against Company or (b) against any consultant, officer, director or key employee of Company arising out

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of his or her consulting, employment or board relationship with Company or that could otherwise materially impact Company.

Section 3.07      Undisclosed Liabilities. Company has no liabilities, obligations, or commitments of a type required to be reflected on a balance sheet prepared in accordance with GAAP (collectively, "Liabilities"), except: (a) those which are adequately reflected or reserved against in the Balance Sheet as of the Balance Sheet Date; and (b) those which have been incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and which are not, individually or in the aggregate, material in amount.

Section 3.08      Material Contracts.

(a)             Company has no Material Contracts other than those Contracts set forth on Section 3.08 of the Disclosure Schedules. Company has provided Parent with a copy of each Material Contract (including all modifications, amendments and supplements thereto and waivers thereunder). For purposes of this Agreement, the term "Material Contracts" means each of the following Contracts in effect as of the date of this Agreement:

(i)              each Contract of Company involving aggregate consideration in excess of $25,000;

(ii)            all Contracts that provide for the indemnification by Company of any Person or the assumption of any Taxes, environmental, or other Liability of any Person;

(iii)          all Contracts relating to Intellectual Property, including all licenses, sublicenses, settlements, coexistence agreements, covenants not to sue, and permissions;

(iv)          except for Contracts relating to trade receivables, all Contracts relating to indebtedness (including, without limitation, guarantees) of Company; and

(v)            all Contracts that limit or purport to limit the ability of Company to compete in any line of business or with any Person or in any geographic area or during any period of time.

(b)            Each Material Contract is valid and binding on Company in accordance with its terms and is in full force and effect. None of Company or, to Company’s Knowledge, any other party thereto is in breach of or default under (or is alleged to be in breach of or default under), or has provided or received any notice of any intention to terminate, any Material Contract. No event or circumstance has occurred that, with notice or lapse of time or both, would constitute an event of default under any Material Contract or result in a termination thereof or would cause or permit the acceleration or other changes of any right or obligation or the loss of any benefit thereunder.

Section 3.09      Real Property; Title to Property and Assets. Company has good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by it which is material to the business of Company, in each case free and clear of all liens, encumbrances and defects or such as do not materially affect the value of such property

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and do not interfere with the use made and proposed to be made of such property by Company. With respect to the property and assets it leases, Company is in material compliance with each such lease.

Section 3.10      Oil and Gas Interests.

(a)             Company has furnished to Parent prior to the date hereof the report estimating Company’s proved oil and gas reserves as of June 9, 2021 (the “Company Reserve Report”). To Company’s Knowledge, the factual, non-interpretive data on which the Company Reserve Report was based for purposes of estimating the oil and gas reserves set forth in the Company Reserve Report was accurate in all material respects as of the date of the Company Reserve Report. Except for changes (including changes in Hydrocarbon prices) generally affecting the oil and gas industry and normal depletion by production, to the Company’s Knowledge there has been no material change in respect of the matters addressed in the Company Reserve Report.

(b)            All wells that are operated by Company have been drilled and (if completed) completed, operated and produced in all material respects in accordance with reasonable and prudent oil and gas field practices and in compliance in all material respects with applicable Contracts and applicable Law. Company is not in violation in any material respect of any applicable Law or Contract requiring Company to plug and abandon any well because the well is not currently capable of producing in commercial quantities or for any other reasons.

(c)             All proceeds from the sale of Hydrocarbons produced from the Company License Interests are being received by Company and are not being held in suspense for any reason.

(d)            Company has not received any material advance, take-or-pay or other similar payments that entitle purchasers of production to receive deliveries of Hydrocarbons without paying therefor, and the Company License Interests are neither underproduced nor overproduced, in either case, to any material extent, under gas balancing or similar arrangements.

(e)             Company holds all right, title and interest in the Company License Interests. Except as set forth on Section 3.10 of the Disclosure Schedules, the Company License Interests are not subject to any net revenue interests, working interests, overriding royalty interests or other interests that would (i) cause Company to receive less than 100% of all proceeds from the oil, gas, and other Hydrocarbons produced, saved and marketed from or otherwise attributable to each unit or well that is part of the Company License Interests or (ii) obligate Company to pay costs and expenses attributable to the operation and development of a unit or well that is part of the Company License Interests in excess of the applicable working interest or net revenue interest.

(f)             No claim, notice or order from any Governmental Authority or other Person has been received by Company due to Hydrocarbon production from the Company License Interests in excess of allowable production established pursuant to applicable Law that would result in any material curtailment of production from the Company License Interests after the Closing Date.

(g)            All material operating equipment owned or leased by Company is, in the aggregate, in a state of repair so as to be adequate in all material respects for reasonably prudent operations in the areas in which they are operated.

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(h)            None of the Company License Interests is subject to any preferential purchase or similar right which would become operative, and no Contract permits any third party to elect a new operator with respect to any Company License Interest, as a result of the transactions contemplated by this Agreement.

(i)              The Company License Interests are not subject to any tax partnership agreement or provisions requiring a partnership income tax return to be filed under Subchapter K of Chapter 1 of Subtitle A of the Code.

(j)              Company is not bound by any futures, hedge, swap, collar, put, call, floor, cap, option or other Contract that is intended to benefit from, relate to or reduce or eliminate the risk of fluctuations in the price of commodities, including Hydrocarbons, or securities.

Section 3.11      Intellectual Property. Section 3.11 of the Disclosure Schedules lists all Company Intellectual Property. Company owns or has adequate, valid and enforceable rights to use all Company Intellectual Property, free and clear of all encumbrances, except for encumbrances arising out of the license or other agreements disclosed in Section 3.11 of the Disclosure Schedules. Company is not bound by any outstanding judgment, injunction, order or decree restricting the use of Company Intellectual Property, or restricting the licensing thereof to any person or entity. All Company Intellectual Property is valid, subsisting and in full force and effect and Company has paid all maintenance fees and made all filings required to maintain Company’s ownership thereof. To Company’s Knowledge, Company’s prior and current use of the Company Intellectual Property has not and does not infringe, violate, dilute or misappropriate the intellectual property of any Person. There are no claims pending or, to Company’s Knowledge, threatened by any Person with respect to the ownership, validity, enforceability, effectiveness or use of Company Intellectual Property. To Company’s Knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any Company Intellectual Property, and neither Company nor any Affiliate of Company has made or asserted any claim, demand or notice against any person or entity alleging any such infringement, misappropriation, dilution or other violation.

Section 3.12      Insurance. Company has provided Parent with a complete and correct copy of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, directors’ and officers’ liability, fiduciary liability and other casualty and property insurance maintained by Company or its Affiliates (including Company) and relating to the assets, business, operations, employees, officers and directors of Company (collectively, the “Insurance Policies”) and true and complete copies of such Insurance Policies have been made available to Company. Such Insurance Policies: (a) are in full force and effect; (b) are valid and binding in accordance with their terms; (c) are provided by carriers who are financially solvent; and (d) have not been subject to any lapse in coverage. Neither Company nor any of its Affiliates (including the Member) has received any written notice of cancellation of, premium increase with respect to, or alteration of coverage under, any of such Insurance Policies. All premiums due on such Insurance Policies have been paid. None of Company or any of its Affiliates (including the Member) is in default under, or has otherwise failed

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to comply with, in any material respect, any provision contained in any Insurance Policy. The Insurance Policies are of the type and in the amounts customarily carried by Persons conducting a business similar to Company and are sufficient for compliance with all applicable Laws and Material Contracts to which Company is a party or by which it is bound.

Section 3.13      Financial Statements. Complete copies of Company's financial statements consisting of the balance sheet of Company as of February 28, 2019, February 29, 2020, February 28, 2021 and May 31, 2021, and the related statements of income and retained earnings and member’s equity for the years and periods then ended (the "Financial Statements") have been delivered to Parent. The Financial Statements have been prepared in accordance with commonly accepted ways of recording and reporting accounting information, applied on a consistent basis throughout the period involved. The Financial Statements are based on the books and records of Company and fairly present in all material respects the financial condition of Company as of the respective dates they were prepared and the results of the operations of Company for the periods indicated. The balance sheet of Company as of May 31, 2021 is referred to herein as the "Balance Sheet" and the date thereof as the "Balance Sheet Date". Company maintains a standard system of accounting established and administered in accordance with GAAP or, if not GAAP, commonly accepted ways of recording and reporting accounting information, applied on a consistent basis.

Section 3.14      Absence of Certain Changes, Events, and Conditions. Except as contemplated by this Agreement, since the Balance Sheet Date, and other than in the ordinary course of business consistent with past practice, there has not been, with respect to Company, any change, event, condition, or development that is, or could reasonably be expected to have, a Material Adverse Effect.

Section 3.15      Legal Proceedings; Governmental Orders.

(a)             There are no Actions pending or, to Company’s Knowledge, threatened (a) against or by Company affecting any of its properties or assets; or (b) against or by Company that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement. To Company’s Knowledge, no event has occurred or circumstances exist that may give rise to, or serve as a basis for, any such Action.

(b)            There are no outstanding Governmental Orders against, relating to, or affecting Company or any of its properties or assets.

Section 3.16      Compliance with Laws Permits.

(a)             Company has complied, and is now complying, with all Laws applicable to it or its business, properties or assets except where the failure to comply would not reasonably be expected to have a Material Adverse Effect.

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(b)            All Permits that are required for Company to conduct its business have been obtained and are valid and in full force and effect, except where the failure to obtain a Permit would not reasonably be expected to have a Material Adverse Effect. Company and Member have provided Parent with a list of such Permits and no event has occurred that would reasonably be expected to result in the revocation or lapse of any such Permit.

Section 3.17      Environmental Matters

(a)             Company has complied, and is now complying, with all Environmental Laws, except where the failure to comply would not reasonably be expected to have a Material Adverse Effect. Neither Company nor Member has received notice from any Person that Company, Company’s business or assets, or any real property currently or formerly owned, leased, or used by Company is or may be in violation of any Environmental Law or any applicable Law regarding Hazardous Substances.

(b)            To Company’s Knowledge, there has not been any spill, leak, discharge, injection, escape, leaching, dumping, disposal, or release of any kind of any Hazardous Substances in violation of any Environmental Law: (i) with respect to the business or assets of Company; or (ii) at, from, in, adjacent to, or on any real property currently or formerly owned, leased, or used by Company. To Company’s Knowledge, there are no Hazardous Substances in, on, about, or migrating to any real property currently or formerly owned, leased, or used by Company, and such real property is not affected in any way by any Hazardous Substances.

(c)             As used in this Agreement: (i) "Environmental Laws" means all Laws, now or hereafter in effect, in each case as amended or supplemented from time to time, relating to the regulation and protection of human health, safety, the environment, and natural resources, including any federal, state, or local transfer of ownership notification or approval statutes; and (ii) "Hazardous Substances" means: (A) "hazardous materials," "hazardous wastes," "hazardous substances," "industrial wastes," or "toxic pollutants," as such terms are defined under any Environmental Laws; (B) any other hazardous or radioactive substance, contaminant, or waste; and (C) any other substance with respect to which any Environmental Law or Governmental Authority requires environmental investigation, regulation, monitoring, or remediation.

Section 3.18      Employee Benefit Matters.

(a)             Company does not have any "employee benefit plan" as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (as amended, and including the regulations thereunder, "ERISA"), whether or not written and whether or not subject to ERISA, or any supplemental retirement, compensation, employment, consulting, profit-sharing, deferred compensation, incentive, bonus, equity, change in control, retention, severance, salary continuation, and other similar agreement, plan, policy, program, practice, or arrangement which is or has been established, maintained, sponsored, or contributed to by Company or under which Company has or may have any Liability (each, a "Benefit Plan").

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(b)            Company has not now or at any time within the previous six years contributed to, sponsored, or maintained: (i) any "multiemployer plan" as defined in Section 3(37) of ERISA; (ii) any "single-employer plan" as defined in Section 4001(a)(15) of ERISA; (iii) any "multiple employer plan" as defined in Section 413(c) of the Code; (iv) any "multiple employer welfare arrangement" as defined in Section 3(40) of ERISA; (v) a leveraged employee stock ownership plan described in Section 4975 (e)(7) of the Code; or (vi) any other Benefit Plan subject to required minimum funding requirements.

(c)             Neither the execution of this Agreement nor the consummation of any of the transactions contemplated by this Agreement will, either alone or in combination with any other event: (i) entitle any current or former director, officer, employee, independent contractor, or consultant of Company to any severance pay, increase in severance pay, or other payment; (ii) accelerate the time of payment, funding, or vesting, or increase the amount of compensation (including stock-based compensation) due to any such individual; (iii) limit or restrict the right of Company to amend or terminate any Benefit Plan; (iv) increase the amount payable under any Benefit Plan; (v) result in any "excess parachute payments" within the meaning of Section 280G(b) of the Code; or (vi) require a "gross-up" or other payment to any "disqualified individual" within the meaning of Section 280G(c) of the Code.

Section 3.19      Employment Matters.

(a)             As of the date of this Agreement, the Company has no employees or independent contractors other than Integrity Management Solutions, Inc. and Radian Partnership. All compensation due and payable to all employees, independent contractors, or consultants of Company for services performed on or prior to the Closing Date will be paid in full as of the Closing Date.

(b)            Company is not, and has not been, a party to or bound by any collective bargaining agreement or other Contract with a union or similar labor organization (collectively, "Union"), and no Union has represented or purported to represent any employee of Company. There has never been, nor has there been any threat of, any strike, work stoppage, slowdown, picketing, or other similar labor disruption or dispute affecting Company or any of its employees.

(c)             Company is and has been in compliance in all material respects with: (i) all applicable employment Laws and agreements regarding hiring, employment, termination of employment, plant closings and mass layoffs, employment discrimination, harassment, retaliation, and reasonable accommodation, leaves of absence, terms and conditions of employment, wages and hours of work, employee classification, employee health and safety, engagement and classification of independent contractors, payroll taxes, and immigration with respect to all employees, independent contractors, and contingent workers; and (ii) all applicable Laws relating to the relations between it and any labor organization, trade union, work council, or other body representing employees of Company.

Section 3.20      Taxes.

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(a)             All Tax Returns required to be filed by Company on or before the Closing Date have been, or will be, timely filed. Such Tax Returns are, or with respect to Tax Returns filed after the date of this Agreement, will be, true, correct, and complete in all respects. All Taxes due and owing by Company (whether or not shown on any Tax Return) have been timely paid. No extensions or waivers of statutes of limitations have been given or requested with respect to any Taxes of Company. Company has delivered to Parent copies of all Tax Returns and examination reports of Company and statements of deficiencies assessed against, or agreed to by, Company for all Tax periods ending after January 1, 2017. Company has not been a member of an affiliated, combined, consolidated, or unitary Tax group for Tax purposes. Company has no Liability for Taxes of any Person (other than Company) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local, or foreign Law), as transferee or successor, by contract, or otherwise.

(b)            There are no liens for Taxes (other than for current Taxes not yet due and payable) upon the assets of Company.

(c)             Company is not a "foreign person" as that term is used in Treasury Regulations Section 1.1445-2. Company has complied with all withholding and tax payment obligations, and maintained all documentation, in each case required by applicable tax rules and regulations and/or treaties, if applicable.

Section 3.21      Books and Records. The minute books and record books of Company, all of which have been made available to Parent, are complete and correct and have been maintained in accordance with sound business practices. The minute books of Company contain accurate and complete records of all meetings, and actions taken by written consent of, the Member and the Company Managers, and no meeting, or action taken by written consent, of the Member or Company Managers has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of Company.

Section 3.22      Investor Representations.

(a)             Member acknowledges that the Parent Shares will be "restricted securities" (as such term is defined in Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act")), and the Shares will include a restrictive legend, similar to the following:

"THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED, UNLESS COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT HAS BEEN MADE OR UNLESS AVAILABILITY OF AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS HAS BEEN ESTABLISHED OR UNLESS SOLD PURSUANT TO RULE 144 UNDER THE ACT."

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(b)            Member represents that it is acquiring the Parent Shares solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Parent Shares or any part thereof in violation of the Act, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same in violation of the Act, and does not presently have reason to anticipate a change in such intention.

(c)             Without lessening or obviating the representations and warranties of Parent set forth in Article IV, Member hereby: (i) acknowledges that it has received all the information it has requested from Parent and it considers necessary or appropriate for deciding whether to acquire the Parent Shares, (ii) represents that it has had an opportunity to ask questions and receive answers from Parent regarding the terms and conditions of the offering of the Parent Shares and to obtain any additional information necessary to verify the accuracy of the information given Member and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(d)            Member acknowledges that investment in the Parent Shares involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Parent Shares for an indefinite period of time and to suffer a complete loss of its investment.

(e)             Without in any way limiting the representations set forth above, Member further agrees not to make any disposition of all or any portion of the Parent Shares unless and until:

(i)              There is then in effect a Registration Statement under the Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or

(ii)            Member shall have notified Parent of the proposed disposition and shall have furnished Parent with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by Parent, Member shall have furnished Parent with an opinion of counsel, reasonably satisfactory to Parent, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144 of the Act, except in unusual circumstances.

(f)             Member is an “accredited investor” as such term is defined in Rule 501 under the Act.

Section 3.23      Brokers. Except as may be agreed upon in writing by all the Parties with respect to the Capital Raise, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Member or Company.

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Article IV
Representations and warranties of parent

Parent represents and warrants to Company and Member that the statements contained in this Article IV are true and correct as of the date hereof and will be true and correct as of the Effective Time.

Section 4.01      Organization and Authority of Parent. Parent is a corporation duly organized, validly existing and in good standing under the Laws of the State of Washington and has full corporate power and authority to own, operate or lease the properties and assets now owned, operated or leased by it and to carry on its business as it has been and is currently conducted. Parent is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary. Parent has full corporate power and authority to enter into the Parent Ancillary Agreements and, upon receiving Shareholder Approval, to perform its obligations under this Agreement and consummate the transactions contemplated hereby and thereby. The execution, delivery and performance by Parent of this Agreement and Parent Ancillary Agreements and the consummation by Parent of the transactions contemplated hereby and thereby have been duly authorized by the board of directors of Parent and no other corporate proceedings on the part of Parent other than Shareholder Approval are necessary to authorize the execution, delivery and performance of this Agreement or the Parent Ancillary Agreements or to consummate the Equity Exchange and the other transactions contemplated hereby and thereby. This Agreement and each of the Parent Ancillary Agreements have been duly executed and delivered by Parent, and (assuming due authorization, execution and delivery by each other party hereto) this Agreement and each of the Parent Ancillary Agreements constitutes a legal, valid and binding obligation of Parent enforceable against Parent in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

Section 4.02      No Conflicts; Consents. The execution, delivery and performance by Parent of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, do not and will not: (a) conflict with or result in a violation or breach of, or default under, any provision of the Restated Articles, bylaws or other organizational documents of Parent; (b) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to Parent; or (c) require the consent, notice or other action by any Person under any Contract to which Parent is a party. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to Parent in connection with the execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions

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contemplated hereby and thereby, except for any federal and/or state securities filings determined necessary or prudent by Parent.

Section 4.03      SEC Documents; Financial Statements. Parent has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act") (all of the foregoing filed prior to the date hereof and all exhibits included therein and being hereinafter referred to as the "SEC Documents"). The SEC Documents comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of Parent included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of Parent as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Notwithstanding anything to the contrary set forth in this Section, Parent has not held an annual or special meeting of its shareholders since 2010 and, accordingly, has not filed any proxy statements or made any disclosures required to be contained in proxy statement materials.

Section 4.04      Capitalization.

(a)             The authorized capital stock of Parent as of the date of this Agreement consists of (i) 200,000,000 shares of common stock, par value $0.001 per share (“Parent Common Stock”), of which (A) 60,491,122 shares are issued and outstanding, (B) 2,128,704 shares are reserved for issuance upon conversion of the Series A Convertible Preferred Stock and (C) 2,100,000 shares are reserved for issuance upon exercise of outstanding warrants; and (ii) 10,000,000 shares of preferred stock, par value $0.001 per share, of which 2,400,000 shares have been designated Series A Convertible Preferred Stock (“Parent Series A Preferred Stock”), 709,568 of which have been issued and are currently outstanding.

(b)            As of immediately following the Closing after giving effect to the transactions contemplated by this Agreement, (i) all of the issued and outstanding shares of capital stock of Parent will have been duly authorized, validly issued, fully paid and non-assessable, (ii) all of the issued and outstanding shares of capital stock of Parent will have been issued in compliance with all applicable federal and state securities Laws, (iii) none of the issued and outstanding shares of capital stock of Parent will have been issued in violation of any agreement, arrangement or

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commitment to which Parent is a party or is subject to or in violation of any preemptive or similar rights of any Person, and (iv) all of the shares will have the rights, preferences, powers, restrictions and limitations set forth in the Restated Articles and under the WBCA.

(c)             The Equity Exchange will not result in any anti-dilution adjustment to the number of conversion shares issuable upon conversion of the Parent Series A Preferred Stock.

Section 4.05      Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to Parent’s knowledge, currently threatened in writing (a) against Parent or (b) against any consultant, officer, director or key employee of Parent arising out of his or her consulting, employment or board relationship with Parent or that could otherwise materially impact Parent.

Section 4.06      Compliance with Other Instruments. Parent is not in violation or default (a) of any provisions of the Restated Articles or bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation applicable to Parent. The execution, delivery and performance of this Agreement and the Parent Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under the Restated Articles, bylaws or any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of Parent or the suspension, revocation, forfeiture, or nonrenewal of any Permit applicable to Parent.

Section 4.07      Brokers. Except as may be agreed upon in writing by all the Parties with respect to the Capital Raise, no broker, finder, or investment banker is entitled to any brokerage, finder's, or other fee or commission in connection with the transactions contemplated by this Agreement or any other Transaction Document based upon arrangements made by or on behalf of Parent.

Section 4.08      Debt Conversion. The Debt Conversion contemplated by Section 7.01(c) of this Agreement will comply with all applicable Laws.

Section 4.09      United States Real Property Holding Corporation. Immediately following the Closing: (i) Parent will be a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, and (ii) all shares of Parent Common Stock and Parent Series A Preferred Stock will constitute “United States real property interest” within the meaning of Section 897(c)(1)(A)(ii) of the Code.

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Article V
Covenants

Section 5.01      Conduct of Business Prior to the Closing. From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing (which consent shall not be unreasonably withheld or delayed) by Parent and the Member or, with respect to subsections (g) and (h) below, by Member:

(a)             Each of Company and Parent shall (x) conduct its business in the ordinary course of business consistent with past practice; and (y) use reasonable best efforts to maintain and preserve intact its current organization, assets, business and franchise and preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with it;

(b)            Each of Company and Parent shall continue to meet all their respective License Interest costs; provided, that, wherever practical, each such Party shall consult with the other Party prior to making any such payments;

(c)             Each of Company and Parent shall provide the other Party with access to such technical, financial and contractual information in its possession relating to its License Interests as the requesting Party may from time to time reasonably request;

(d)            Each Party shall keep the other Parties fully informed about all material matters affecting it or its assets (including its License Interests) or financial position, including providing copies of all notices and other information provided by or to it in connection with its License Interests as soon as reasonably practicable after the same become available;

(e)             Each Party shall not, without the prior written consent of the other Parties, agree to amend any documents relating to its License Interests or to execute any new agreement affecting its License Interests;

(f)             Each Party shall not sell, charge, transfer, assign, withdraw from, or encumber in any manner whatsoever its License Interests or any part of them;

(g)            Parent shall seek Shareholder Approval of the Equity Exchange and an amendment or restatement of the Restated Articles to increase the number of total authorized shares of Parent Common Stock to not more than 500,000,000, and, at Parent’s option, to allow a majority share vote to approve transactions where a higher vote is provided by the Washington Business Corporation Act (the “Second Restated Articles”;

(h)            Parent shall not convert, or agree to convert, any of its outstanding indebtedness, including in connection with the Debt Conversion, into Parent Common Stock based on a price per share less than $0.02; provided that Parent may upon the consent of a majority in interest of holders of Parent Series A Preferred Stock, convert the Parent Series A Preferred Stock into Parent Common Stock as described in the Restated Articles (the “Series A Conversion”); and

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(i)              Each Party shall not take any action which is or might constitute or cause a breach of any representation or warranty made by it pursuant to this Agreement, or which would or might make any of such representations or warranties misleading or inaccurate.

Section 5.02      Resignations. Company shall deliver to Parent written resignations, effective as of the Closing Date, of the officers of the Company and Company Managers on or prior to the Closing.

Section 5.03      Closing Conditions. From the date hereof until the Closing, each Party hereto shall use reasonable best efforts to take or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable, including under any applicable Laws, as are necessary to expeditiously satisfy the closing conditions set forth in Article VII hereof and to consummate and make effective the transactions contemplated hereby and those contemplated by the Parent Ancillary Agreements, including the prompt preparation and filing of all forms, notifications, declarations, registrations, notices and other submissions required to be filed with any Governmental Authority prior to the consummation of the transactions contemplated hereby.

Section 5.04      Proceeds of Capital Raise. Parent covenants to use the proceeds of the Capital Raise as follows:

(a)             To repay in full the debt of Parent known as the UBS Line of Credit, of approximately $822,000; and

(b)            For working capital purposes of Parent.

Section 5.05      Other Post-Closing Covenants. Immediately following the Closing:

(a)             Parent shall take all necessary action to change the name of the Company to “Daybreak, LLC”;

(b)            Parent shall be appointed as the sole manager of the Company; and

(c)             Parent shall amend and restate the Company Operating Agreement by adopting the Amended and Restated Operating Agreement in substantially the form attached hereto as Exhibit E.

Article VI
Tax matters

Section 6.01      Tax Covenants.

(a)             Without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), prior to the Closing, Company, its Representatives and Member shall not make, change or rescind any Tax election, amend any Tax Return or take any position on any Tax Return, take any action, omit to take any action or enter into any other

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transaction that would have the effect of increasing the Tax liability or reducing any Tax asset of Parent or Company in respect of any Post-Closing Tax Period. Company agrees that Parent is to have no liability for any Tax resulting from any action of Company, any of its Representatives or Member prior to the Closing. Member shall indemnify and hold harmless Parent against any such Tax or reduction of any Tax asset. Notwithstanding the foregoing, prior to the Closing and without the consent of Parent, Company and/or Member may file IRS Form 8832 (Entity Classification Election).

(b)            All transfer, documentary, sales, use, stamp, registration, value added and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement (including any real property transfer Tax and any other similar Tax) shall be borne and paid by Member when due. Member shall timely file any Tax Return or other document with respect to such Taxes or fees (and Parent shall cooperate with respect thereto as necessary).

Section 6.02      Tax Indemnification. Member shall indemnify Company, Parent, and each Parent Indemnitee and hold them harmless from and against (a) any Loss attributable to any breach of or inaccuracy in any representation or warranty made in Section 3.20; (b) any Loss attributable to any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI; (c) all Taxes of Company or relating to the business of Company for all Pre-Closing Tax Periods; (d) all Taxes of any member of an affiliated, consolidated, combined or unitary group of which Company (or any predecessor of Company) is or was a member on or prior to the Closing Date by reason of a liability under Treasury Regulation Section 1.1502-6 or any comparable provisions of foreign, state or local Law; and (e) any and all Taxes of any person imposed on Company arising under the principles of transferee or successor liability or by contract, relating to an event or transaction occurring before the Closing Date. In each of the above cases, together with any out-of-pocket fees and expenses (including attorneys’ and accountants’ fees) incurred in connection therewith, Member shall reimburse Parent for any Taxes of Company that are the responsibility of Member pursuant to this Section 6.02 within ten (10) Business Days after payment of such Taxes by Parent or Company.

Section 6.03      Tax Returns1

(a)             Company shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by it that are due on or before the Closing Date (taking into account any extensions), and shall timely pay all Taxes that are due and payable on or before the Closing Date (taking into account any extensions). Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law).

(b)            Parent shall prepare and timely file, or cause to be prepared and timely filed, all Tax Returns required to be filed by Company after the Closing Date with respect to a Pre-Closing Tax Period and for any Straddle Period. Any such Tax Return shall be prepared in a manner consistent with past practice (unless otherwise required by Law) and, if it is an income or other material Tax Return, shall be submitted by Parent to Member (together with schedules, statements and, to the extent requested by Member, supporting documentation) at least 15 days prior to the

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due date (including extensions) of such Tax Return. If Member objects to any item on any such Tax Return that relates to a Pre-Closing Tax Period, it shall, within 5 days after delivery of such Tax Return, notify Parent in writing that it so objects, specifying with particularity any such item and stating the specific factual or legal basis for any such objection. If a notice of objection shall be duly delivered, Parent and Member shall negotiate in good faith and use their reasonable best efforts to resolve such items. If Parent and Member are unable to reach such agreement within 5 days after receipt by Parent of such notice, the disputed items shall be resolved by an independent accountant mutually selected by Parent and Member (the “Independent Accountant”) and any determination by the Independent Accountant shall be final. The Independent Accountant shall resolve any disputed items within 30 days of having the item referred to it pursuant to such procedures as it may require. If the Independent Accountant is unable to resolve any disputed items before the due date for such Tax Return, the Tax Return shall be filed as prepared by Parent and then amended to reflect the Independent Accountant’s resolution. The costs, fees and expenses of the Independent Accountant shall be borne equally by Parent and Member. The preparation and filing of any Tax Return of Company that does not relate to a Pre-Closing Tax Period or Straddle Period shall be exclusively within the control of Parent.

Section 6.04      Straddle Period. In the case of Taxes that are payable with respect to a taxable period that begins before and ends after the Closing Date (each such period, a “Straddle Period”), the portion of any such Taxes that are treated as Pre-Closing Taxes for purposes of this Agreement shall be:

(a)             in the case of Taxes (i) based upon, or related to, income, receipts, profits, wages, capital or net worth, (ii) imposed in connection with the sale, transfer or assignment of property, or (iii) required to be withheld, deemed equal to the amount which would be payable if the taxable year ended with the Closing Date; and

(b)            in the case of other Taxes, deemed to be the amount of such Taxes for the entire period multiplied by a fraction the numerator of which is the number of days in the period ending on the Closing Date and the denominator of which is the number of days in the entire period.

Section 6.05      Contests. Parent agrees to give written notice to Member of the receipt of any written notice by Company, Parent or any of Parent’s Affiliates which involves the assertion of any claim, or the commencement of any Action, in respect of which an indemnity may be sought by Parent pursuant to this Article VI (a “Tax Claim”); provided, that failure to comply with this provision shall not affect Parent’s right to indemnification hereunder. Parent shall control the contest or resolution of any Tax Claim; provided, however, that Parent shall obtain the prior written consent of Member (which consent shall not be unreasonably withheld or delayed) before entering into any settlement of a claim or ceasing to defend such claim; and, provided further, that Member shall be entitled to participate in the defense of such claim and to employ counsel of its choice for such purpose, the fees and expenses of which separate counsel shall be borne solely by Member.

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Section 6.06    Cooperation and Exchange of Information. Member, Company and Parent shall provide each other with such cooperation and information as either of them reasonably may request of the others in filing any Tax Return pursuant to this Article VI or in connection with any audit or other proceeding in respect of Taxes of Company. Such cooperation and information shall include providing copies of relevant Tax Returns or portions thereof, together with accompanying schedules, related work papers and documents relating to rulings or other determinations by tax authorities. Each of Member, Company and Parent shall retain all Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date until the expiration of the statute of limitations of the taxable periods to which such Tax Returns and other documents relate, without regard to extensions except to the extent notified by any of the other parties in writing of such extensions for the respective Tax periods. Prior to transferring, destroying or discarding any Tax Returns, schedules and work papers, records and other documents in its possession relating to Tax matters of Company for any taxable period beginning before the Closing Date, Member, Company or Parent (as the case may be) shall provide the other parties with reasonable written notice and offer the other parties the opportunity to take custody of such materials.

Section 6.07      Survival. Notwithstanding anything in this Agreement to the contrary, the provisions of Section 3.20 and this Article VI shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days.

Section 6.08      Debt Conversion. Any Taxes relating to or associated with the Debt Conversion shall be the sole responsibility of Parent.

Section 6.09      Overlap. To the extent that any obligation or responsibility pursuant to Article VIII may overlap with an obligation or responsibility pursuant to this Article VI, the provisions of this Article VI shall govern.

Article VII
Conditions to closing

Section 7.01      Conditions to Obligations of All Parties. The obligations of each Party to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment, or the Parties’ waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement and the transactions contemplated hereby and by the Parent Ancillary Agreements, including the Second Restated Articles, shall have been duly adopted and approved by the board of directors and requisite shareholders of Parent.

(b)            The Capital Raise Requirement shall have been satisfied.

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(c)             Parent and the applicable counterparties shall have converted all Related Party Liabilities into Parent Common Stock on terms acceptable to Company (the “Debt Conversion”).

(d)            The Parties shall have received such regulatory approvals as any Party may require to effect the transactions contemplated by this Agreement, including but not limited to, any requirements under applicable laws and as set out in the AIM Rules for Companies or the rules of the OTC Markets Group.

(e)             No Action shall have been commenced against Parent or Company, which would prevent the Closing.

(f)             No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Governmental Order which is in effect and has the effect of making the transactions contemplated by this Agreement illegal, otherwise restraining or prohibiting consummation of such transactions or causing any of the transactions contemplated hereunder to be rescinded following completion thereof.

Section 7.02      Conditions to Obligations of Parent. The obligations of Parent to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment or Parent’s waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement and the transactions contemplated hereby shall have been duly adopted and approved by Company, Member and the Company Managers.

(b)            The representations and warranties of Company and Member contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects.

(c)             Company shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

(d)            Member and Company shall have delivered each of the closing deliverables set forth in Section 2.03(a) and Section 2.03(b).

Section 7.03      Conditions to Obligations of Company and Member. The obligations of Company and Member to consummate the transactions contemplated by this Agreement shall be further subject to the fulfillment or Member’s waiver, at or prior to the Closing, of each of the following conditions:

(a)             This Agreement, the Parent Ancillary Agreements and the transactions contemplated hereby and thereby, shall have been duly adopted and approved by the board of directors and requisite shareholders of Parent.

(b)            The representations and warranties of Parent contained in this Agreement and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects.

(c)             Parent shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement prior to or on the Closing Date.

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(d)            Parent shall have delivered each of the closing deliverables set forth in Section 2.03(c).

(e)             An individual designated by Member shall have been duly elected to the board of directors of Parent, to be effective as of the Effective Time (such individual, the “Member Director”).

(f)             Member shall be reasonably satisfied that the aggregate number of shares of Parent Common Stock issued after the date of this Agreement and on or prior to the Closing Date in connection with the Debt Conversion, the conversion of Parent Series A Preferred Stock, and the conversion or renegotiation of any debt or liabilities of Parent not addressed by the Debt Conversion will not exceed 11,000,000.

Article VIII
Indemnification

Section 8.01      Survival. Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein (other than any representations or warranties contained in Section 3.20 which are subject to Article VI) shall survive the Closing and shall remain in full force and effect until the date that is eighteen (18) months from the Closing Date; provided, that the representations and warranties in (a) Section 3.01, Section 3.02, Section 3.04, Section 3.23, Section 4.01, Section 4.02, Section 4.04, and Section 4.07 shall survive indefinitely; (b) Section 3.17 shall survive for a period of three (3) years after the Closing; and (c) Section 3.18 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 90 days. All covenants and agreements of the Parties contained herein (other than any covenants or agreements contained in Article VI which are subject to Article VI) shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the Indemnified Party to the Indemnifying Party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

Section 8.02      Indemnification by Member. Subject to the other terms and conditions of this Article VIII, Member shall indemnify and defend each of Parent and its Affiliates (including Company) and their respective Representatives (collectively, the “Parent Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Parent Indemnitees based upon, arising out of, with respect to or by reason of:

(a)             any inaccuracy in or breach of any of the representations or warranties of Member or Company contained in this Agreement or in any certificate or instrument delivered by or on behalf of Company pursuant to this Agreement (other than in respect of Section 3.20, it being understood that the sole remedy for any such inaccuracy in or breach thereof shall be pursuant to

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Article VI), as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Member or Company pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(c)             any claim made by any third party (including an Affiliate of Company or Member) relating to such Person’s rights with respect to any Company Membership Interest.

Section 8.03      Indemnification by Parent. Subject to the other terms and conditions of this Article VIII, Parent shall indemnify and defend Member and its respective Representatives (collectively, the “Member Indemnitees”) against, and shall hold each of them harmless from and against, and shall pay and reimburse each of them for, any and all Losses incurred or sustained by, or imposed upon, the Member Indemnitees based upon, arising out of, with respect to or by reason of:

(a)             any inaccuracy in or breach of any of the representations or warranties of Parent contained in this Agreement or in any certificate or instrument delivered by or on behalf of Parent pursuant to this Agreement as of the date such representation or warranty was made or as if such representation or warranty was made on and as of the Closing Date (except for representations and warranties that expressly relate to a specified date, the inaccuracy in or breach of which will be determined with reference to such specified date);

(b)            any breach or non-fulfillment of any covenant, agreement or obligation to be performed by Parent pursuant to this Agreement (other than any breach or violation of, or failure to fully perform, any covenant, agreement, undertaking or obligation in Article VI, it being understood that the sole remedy for any such breach, violation or failure shall be pursuant to Article VI); or

(c)             any claim made by any third party relating to such Person’s rights with respect to the Parent Shares issued to Member.

Section 8.04      Certain Limitations. The Party making a claim under this Article VIII is referred to as the “Indemnified Party” and the party against whom such claims are asserted under this Article VIII is referred to as the “Indemnifying Party”. The indemnification provided for in Section 8.02 and Section 8.03 shall be subject to the following limitations:

(a)        The Indemnifying Party shall not be liable to the Indemnified Party for indemnification under this Article VIII until the aggregate amount of all Losses in respect

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of such indemnification exceeds $25,000 (the "Basket"), in which event the Indemnifying Party shall only be required to pay or be liable for Losses in excess of the Basket.

(b)       Except in the case of fraud or willful misconduct, the aggregate of all Losses for which an Indemnifying Party shall be liable pursuant to Section 8.02(a) or Section 8.03(a), as the case may be, shall not exceed $1,000,000.

(c)       Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be limited to the amount of any liability or damage that remains after deducting therefrom any insurance proceeds and any indemnity, contribution or other similar payment received or reasonably expected to be received by the Indemnified Party (or Company) in respect of any such claim. The Indemnified Party shall use its commercially reasonable efforts to recover under insurance policies or indemnity, contribution or other similar agreements for any Losses prior to seeking indemnification under this Agreement.

(d)       Payments by an Indemnifying Party pursuant to Section 8.02 or Section 8.03 in respect of any Loss shall be reduced by an amount equal to any Tax benefit realized or reasonably expected to be realized as a result of such Loss by the Indemnified Party.

(e)       In no event shall any Indemnifying Party be liable to any Indemnified Party for any punitive, incidental, consequential, special or indirect damages, including loss of future revenue or income, loss of business reputation or opportunity relating to the breach or alleged breach of this Agreement, or diminution of value or any damages based on any type of multiple.

(f)       Each Indemnified Party shall take, and cause its Affiliates to take, all reasonable steps to mitigate any Loss upon becoming aware of any event or circumstance that would be reasonably expected to, or does, give rise thereto, including incurring costs only to the minimum extent necessary to remedy the breach that gives rise to such Loss.

(g)       Member shall not be liable under this Article VIII for any Losses based upon or arising out of any inaccuracy in or breach of any of the representations or warranties of Company or Member contained in this Agreement if Parent had knowledge of such inaccuracy or breach prior to the Closing.

Section 8.05      Indemnification Procedures. For purposes of this Article VIII, (i) if Parent (or any other Parent Indemnitee) comprises the Indemnified Party, any references to Indemnifying Party (except provisions relating to an obligation to make payments) shall be deemed to refer to Member, and (ii) if Parent comprises the Indemnifying Party, any references to the Indemnified Party shall be deemed to refer to Member.

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(a)             Third Party Claims. If any Indemnified Party receives notice of the assertion or commencement of any Action made or brought by any Person who is not a party to this Agreement or an Affiliate of a party to this Agreement or a Representative of the foregoing (a “Third Party Claim”) against such Indemnified Party with respect to which the Indemnifying Party is obligated to provide indemnification under this Agreement, the Indemnified Party shall give the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 calendar days after receipt of such notice of such Third Party Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have the right to participate in, or by giving written notice to the Indemnified Party, to assume the defense of any Third Party Claim at the Indemnifying Party’s expense and by the Indemnifying Party’s own counsel, and the Indemnified Party shall cooperate in good faith in such defense; provided, that if the Indemnifying Party is Member, such Indemnifying Party shall not have the right to defend or direct the defense of any such Third Party Claim that (x) is asserted directly by or on behalf of a Person that is a supplier or customer of Company, or (y) seeks an injunction or other equitable relief against the Indemnified Parties. In the event that the Indemnifying Party assumes the defense of any Third Party Claim, subject to Section 8.05(b), it shall have the right to take such action as it deems necessary to avoid, dispute, defend, appeal or make counterclaims pertaining to any such Third Party Claim in the name and on behalf of the Indemnified Party. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel selected by it subject to the Indemnifying Party’s right to control the defense thereof. The fees and disbursements of such counsel shall be at the expense of the Indemnified Party, provided, that if in the reasonable opinion of counsel to the Indemnified Party, (A) there are legal defenses available to an Indemnified Party that are different from or additional to those available to the Indemnifying Party; or (B) there exists a conflict of interest between the Indemnifying Party and the Indemnified Party that cannot be waived, the Indemnifying Party shall be liable for the reasonable fees and expenses of counsel to the Indemnified Party in each jurisdiction for which the Indemnified Party determines counsel is required. If the Indemnifying Party elects not to compromise or defend such Third Party Claim, fails to promptly notify the Indemnified Party in writing of its election to defend as provided in this Agreement, or fails to diligently prosecute the defense of such Third Party Claim, the Indemnified Party may, subject to Section 8.05(b), pay, compromise, defend such Third Party Claim and seek indemnification for any and all Losses based upon, arising from or relating to such Third Party Claim. Member and Parent shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party, management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.

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(b)            Settlement of Third Party Claims. Notwithstanding any other provision of this Agreement, the Indemnifying Party shall not enter into settlement of any Third Party Claim without the prior written consent of the Indemnified Party, except as provided in this Section 8.05(b). If a firm offer is made to settle a Third Party Claim without leading to liability or the creation of a financial or other obligation on the part of the Indemnified Party and provides, in customary form, for the unconditional release of each Indemnified Party from all liabilities and obligations in connection with such Third Party Claim and the Indemnifying Party desires to accept and agree to such offer, the Indemnifying Party shall give written notice to that effect to the Indemnified Party. If the Indemnified Party fails to consent to such firm offer within ten days after its receipt of such notice, the Indemnified Party may continue to contest or defend such Third Party Claim and in such event, the maximum liability of the Indemnifying Party as to such Third Party Claim shall not exceed the amount of such settlement offer. If the Indemnified Party fails to consent to such firm offer and also fails to assume defense of such Third Party Claim, the Indemnifying Party may settle the Third Party Claim upon the terms set forth in such firm offer to settle such Third Party Claim. If the Indemnified Party has assumed the defense pursuant to Section 8.05(a), it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent shall not be unreasonably withheld or delayed).

(c)             Direct Claims. Any Action by an Indemnified Party on account of a Loss which does not result from a Third Party Claim (a “Direct Claim”) shall be asserted by the Indemnified Party giving the Indemnifying Party reasonably prompt written notice thereof, but in any event not later than 30 days after the Indemnified Party becomes aware of such Direct Claim. The failure to give such prompt written notice shall not, however, relieve the Indemnifying Party of its indemnification obligations, except and only to the extent that the Indemnifying Party forfeits rights or defenses by reason of such failure. Such notice by the Indemnified Party shall describe the Direct Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party. The Indemnifying Party shall have 30 days after its receipt of such notice to respond in writing to such Direct Claim. The Indemnified Party shall allow the Indemnifying Party and its professional advisors to investigate the matter or circumstance alleged to give rise to the Direct Claim, and whether and to what extent any amount is payable in respect of the Direct Claim and the Indemnified Party shall assist the Indemnifying Party’s investigation by giving such information and assistance (including access to Company’s premises and personnel and the right to examine and copy any accounts, documents or records) as the Indemnifying Party or any of its professional advisors may reasonably request. If the Indemnifying Party does not so respond within such 30-day period, the Indemnifying Party shall be deemed to have rejected such claim, in which case the Indemnified Party shall be free to pursue such remedies as may be available to the Indemnified Party on the terms and subject to the provisions of this Agreement.

(d)            Tax Claims. Notwithstanding any other provision of this Agreement, the control of any claim, assertion, event or proceeding in respect of Taxes of Company (including, but not limited to, any such claim in respect of a breach of the representations and warranties in Section 3.20 hereof or any breach or violation of or failure to fully perform any covenant, agreement, undertaking or obligation in Article VI) shall be governed exclusively by Article VI hereof.

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Section 8.06    Payments. Once a Loss is agreed to by the Indemnifying Party or finally adjudicated to be payable pursuant to this Article VIII, the Indemnifying Party shall satisfy its obligations within 10 Business Days of such agreement or final, non-appealable adjudication. The parties hereto agree that should an Indemnifying Party not fully satisfy any such obligations within such 10 Business Day period, any amount payable shall accrue interest from and including the date of agreement of the Indemnifying Party or final, non-appealable adjudication to the date such payment has been made at a rate per annum equal to eight percent (8%). Such interest shall be calculated daily on the basis of a 360 day year and the actual number of days elapsed.

Section 8.07      Tax Treatment of Indemnification Payments. All indemnification payments made under this Agreement shall be treated by the parties as an adjustment to the Purchase Price for Tax purposes, unless otherwise required by Law.

Section 8.08      Exclusive Remedies. Subject to Section 10.11, the Parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Article VIII. In furtherance of the foregoing, except with respect to Section 10.11, each Party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Article VIII. Nothing in this Section 8.08 shall limit any Person's right to seek and obtain any equitable relief to which any Person shall be entitled pursuant to Section 10.11.

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Article IX
Termination

Section 9.01      Termination. This Agreement may be terminated at any time prior to the Closing by:

(a)             the mutual written consent of Member and Parent;

(b)            any Party that is not in material breach of any provision of this Agreement, upon written notice to the other Parties if the closing conditions set forth in Article VII hereof have not been met, or practically cannot be met, by February 14, 2022 (the “Long-Stop Date”);

(c)             any Party if it becomes aware of the existence of any of the following with respect to any other Party and provides written notice, in reasonable detail, of the same to the other Party and such condition is not remedied or capable of being remedied prior to the Long-Stop Date:

(i)              a material breach by such other Party of any of its representations, warranties or covenants contained herein; or

(ii)            any fact, matter, event, circumstance or condition which materially adversely affects the operation, liabilities, condition (whether financial, trading or otherwise) of such other Party’s License Interests.

Section 9.02      Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the part of any Party except that nothing in this Section 9.02 shall relieve any Party for any intentional breach of any provision of this Agreement. The provisions of Article X shall survive any termination of this Agreement.

Article X
Miscellaneous

Section 10.01   Expenses. Except as otherwise expressly provided herein, all costs and expenses, including, without limitation, fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement of the Parent’s Ancillary Agreements and the transactions contemplated hereby and thereby shall be paid by the Party incurring such cost and expense, whether or not the Closing shall have occurred.

Section 10.02   Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail

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of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

If to Company or to Member:	Gaelic Resources Ltd 8th Floor Broadgate Tower 20 Primrose Street London, EC2A 2EW Email: sachin.oza@reabold.com Attention: Sachin Oza

If to Parent:	Daybreak Oil and Gas, Inc. 1414 S. Friendswood Dr., Suite 212 Friendswood, TX 77546 E-mail: jimw@daybreakoilandgas.com Attention: James F. Westmoreland

Section 10.03   Interpretation. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The Disclosure Schedules and Exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

Section 10.04   Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

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Section 10.05 Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

Section 10.06   Entire Agreement. This Agreement together with the Exhibits attached hereto and the Parent Ancillary Agreements constitutes the sole and entire agreement of the Parties with respect to the subject matter contained herein and therein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

Section 10.07   Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party may assign its rights or obligations hereunder without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed. No assignment shall relieve the assigning party of any of its obligations hereunder.

Section 10.08   No Third-party Beneficiaries. Except as provided in Section 6.02 and Article VIII, this Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

Section 10.09   Amendment and Modification; Waiver. This Agreement may only be amended, modified or supplemented by an agreement in writing signed by Parent and Member at any time prior to the Effective Time. Any failure of Parent, on the one hand, or Company or Member, on the other hand, to comply with any obligation, covenant, agreement or condition herein may be waived by Member (with respect to any failure by Parent) or by Parent (with respect to any failure by Company or Member), respectively, only by a written instrument signed by the Party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Section 10.10   Governing Law; Submission to Jurisdiction; Waiver of Jury Trial

(a)             This Agreement shall be governed by and construed in accordance with the internal laws of the State of California without giving effect to any choice or conflict of law provision or rule (whether of the State of California or any other jurisdiction).

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(b)            ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF CALIFORNIA AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARENT ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 10.10(c).

Section 10.11   Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy to which they are entitled at law or in equity.

Section 10.12   Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

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[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers or managers thereunto duly authorized.

PARENT:

DAYBREAK OIL AND GAS, INC.

By:	/s/ JAMES F. WESTMORELAND
Name:	James F. Westmoreland
Title:	President and Chief Executive Office

MEMBER:

GAELIC RESOURCES LTD

By:	/s/ SACHIN OZA
Name:	Sachin Oza
Title:	Co-CEO

COMPANY:

REABOLD CALIFORNIA LLC

By:	/s/ SACHIN OZA
Name:	Sachin Oza
Title:	Manager

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Disclosure Schedules

EXHIBIT A

Related Party Liabilities

As of May 31, 2021

Debt Obligations to President and Chief Executive Officer

12% Subordinate Note Payable	$250,000
12% Subordinated Note accrued interest	$249,945
Production Revenue Payable	$550,100
Accrued salary to CEO	$46,875
Total payable to President and CEO	$1,096,920

Debt Obligations to officers, directors, and employees

Accrued salaries to employees	$629,813
Accrued director fees	$209,688
Loan payable to employee	$20,000
Expense reimbursement to employee	$22,672
Total payable to officers, directors and employees	$882,173

Total Related Party Liabilities	$1,979,093

EXHIBIT B

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”) is made and entered into as of [DATE] among Daybreak Oil and Gas, Inc., a Washington corporation (the “Company”), and the persons identified on Schedule I hereto (collectively, the “Investors” and, each individually, an “Investor”).

WHEREAS, each Investor owns the number of shares of Common Stock (as defined below) of the Company set forth next to such Investor’s name on Schedule I hereto; and

WHEREAS, to induce the Investors to purchase the shares of Common Stock set forth next to such Investor’s name on Schedule I hereto, the Company agreed to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth, the parties hereto agree as follows:

1.               Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors (or any successor governing body) of the Company.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, par value $0.001 per share, of the Company and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other corporate reorganization or other similar event with respect to the Common Stock).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

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“Controlling Person” has the meaning set forth in Section 4(g).

“Demand Registration” has the meaning set forth in Section 2(a).

“DTCDRS” has the meaning set forth in Section 4(r).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Inspectors” has the meaning set forth in Section 4(h).

“Investors” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Piggyback Registration” has the meaning set forth in Section 3(a).

“Piggyback Registration Statement” has the meaning set forth in Section 3(a).

“Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the Securities Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Records” has the meaning set forth in Section 4(h).

“Registrable Securities” means (a) any shares of Common Stock beneficially owned by the Investors, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation, other reorganization or other similar event with respect to the Common Stock (it being understood that, for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right

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to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) the Commission has declared a Registration Statement covering such securities effective and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 under the Securities Act are met, (iii) such securities become eligible for sale pursuant to Rule 144 without volume or manner-of-sale restrictions and without the requirement for the Company to be in compliance with the current public information requirement under Rule 144(c)(1), or (iv) such securities have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference in such registration statement.

“Rule 144” means Rule 144 under the Securities Act or any successor rule thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 5.

2.               Demand Registration.

(a)             At any time after the date of this Agreement, holders of [a majority][1] of the Registrable Securities then outstanding may request registration under the Securities Act of all or a percentage of their Registrable Securities pursuant to a Registration Statement on Form S-1 or any successor form thereto; provided that the aggregate offering price to the public, net of discounts and commissions, must exceed $2,000,000 (each, a “Demand Registration”). Each request for a Demand Registration shall specify the number of Registrable Securities requested to be included in the Demand Registration. Upon receipt of any such request, the Company shall promptly (but in no event later than thirty (30) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have seven (7) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall prepare and file with (or confidentially submit to) the Commission a Registration Statement on Form S-1 or any successor form thereto covering all of the Registrable Securities that the holders thereof have requested to be included in such Demand Registration within sixty (60) days after the date on which the initial request is given and shall use its

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1 Subject to confirmation that Gaelic will hold a majority of the Registrable Securities.

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commercially reasonable efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Demand Registration more than two (2) times for the holders of Registrable Securities as a group.

(b)            The Company shall not be obligated to effect any Demand Registration within 180 days after the effective date of a previous Demand Registration, or a previous Piggyback Registration in which holders of Registrable Securities were permitted to register the offer and sale under the Securities Act, and actually sold, at least twenty five percent (25%) of their Registrable Securities. The Company may postpone for up to ninety (90) days the filing or effectiveness of a Registration Statement for a Demand Registration if the Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization, financing, securities offering or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the holders of a majority of the Registrable Securities initiating such Demand Registration shall be entitled to withdraw such request and, if such request for a Demand Registration is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any period of 12 consecutive months.

(c)             If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in its notice to the other holders of Registrable Securities. The holders of a majority of the Registrable Securities initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(d)            If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such Demand Registration would adversely affect the price per share of the Common Stock proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the shares of Common Stock proposed to be included therein by any other Persons

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(including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3.               Piggyback Registration.

(a)             Whenever the Company proposes to register the offer and sale of any shares of its Common Stock under the Securities Act (other than a registration (i) pursuant to a Registration Statement on Form S-8 (or other registration solely relating to an offering or sale to employees or directors of the Company pursuant to any employee stock plan or other employee benefit arrangement), (ii) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), or (iii) in connection with any dividend or distribution reinvestment or similar plan), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement (a “Piggyback Registration Statement”) to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than fifteen (15) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within seven (7) days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2.

(b)            If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock that the Company proposes to sell; (ii) second, the shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the shares of Common Stock requested to be included therein by holders of Common Stock other than holders of Registrable Securities, allocated among such holders in such manner

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as they may agree; provided, that in any event the holders of Registrable Securities shall be entitled to register the offer and sale or distribute at least twenty percent (20%) of the securities to be included in any such registration.

(c)             If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its reasonable and good faith opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of shares of Common Stock other than the Registrable Securities (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)            If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.               Registration Procedures. If and whenever the holders of Registrable Securities request that the offer and sale of any Registrable Securities be registered under the Securities Act pursuant to the provisions of this Agreement, the Company shall use its commercially reasonable efforts to effect the registration of the offer and sale of such Registrable Securities under the Securities Act in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as practicable and as applicable:

(a)             subject to Section 2(a), prepare and file with the Commission a Registration Statement covering such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to be declared effective;

(b)            in the case of a Demand Registration, prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than ninety (90) days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

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(c)             within a reasonable time before filing such Registration Statement, Prospectus or amendments or supplements thereto with the Commission, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel;

(d)            notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed with the Commission;

(e)             furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)             use its commercially reasonable efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 4(f);

(g)            notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event that would cause the Prospectus included in such Registration Statement to contain an untrue statement of a material fact or omit any fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(h)            make available for inspection by any selling holder of Registrable Securities, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such holder or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with such Registration Statement;

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(i)              provide a transfer agent and registrar (which may be the same entity) for all such Registrable Securities not later than the effective date of such registration;

(j)              use its commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange or other trading portal, if any, on which the Common Stock is then listed;

(k)            in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making appropriate officers of the Company available to participate in “road show” and other customary marketing activities (including one-on-one meetings with prospective purchasers of the Registrable Securities));

(l)              otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission and timely file complete and accurate information on Forms 10-K, 10-Q and 8-K under the Exchange Act; and

(m)          furnish to each selling holder of Registrable Securities and each underwriter, if any, with (i) a written legal opinion of the Company’s outside counsel, dated the closing date of the offering, in form and substance as is customarily given in opinions of the Company’s counsel to underwriters in underwritten registered offerings; and (ii) on the date of the applicable Prospectus, on the effective date of any post-effective amendment to the applicable Registration Statement and at the closing of the offering, dated the respective dates of delivery thereof, a “comfort” letter signed by the Company’s independent certified public accountants in form and substance as is customarily given in accountants’ letters to underwriters in underwritten registered offerings;

(n)            without limiting Section 4(f), use its commercially reasonable efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(o)            notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(p)            advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

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(q)            permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a “controlling person” (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) (a “Controlling Person”) of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(r)             cooperate with the holders of the Registrable Securities to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to such Registration Statement or Rule 144 free of any restrictive legends and representing such number of shares of Common Stock and registered in such names as the holders of the Registrable Securities may reasonably request a reasonable period of time prior to sales of Registrable Securities pursuant to such Registration Statement or Rule 144; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of The Depository Trust Company’s Direct Registration System (the “DTCDRS”);

(s)             not later than the effective date of such Registration Statement, provide a CUSIP number for all Registrable Securities and provide the applicable transfer agent with printed certificates for the Registrable Securities which are in a form eligible for deposit with The Depository Trust Company; provided, that the Company may satisfy its obligations hereunder without issuing physical stock certificates through the use of the DTCDRS;

(t)              take no direct or indirect action prohibited by Regulation M under the Exchange Act; provided, that, to the extent that any prohibition is applicable to the Company, the Company will take all reasonable action to make any such prohibition inapplicable; and

(u)            otherwise use its commercially reasonable efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

5.               Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities shall be paid by the Company, including, without limitation, all (i) registration and filing fees (including, without limitation, any fees relating to filings required to be made with, or the listing of any Registrable Securities on, any securities exchange or over-the-counter trading market on which the Registrable Securities are listed or quoted); (ii) underwriting expenses (other than fees, commissions or discounts); (iii) expenses of any audits incident to or required by any such registration; (iv) fees and expenses of complying with securities and “blue sky” laws (including, without limitation, fees and disbursements of counsel for the Company in connection with “blue sky” qualifications or exemptions of the Registrable Securities); (v) printing expenses; (vi) messenger, telephone and delivery expenses; (vii) fees and expenses of the Company’s counsel and accountants; (viii) Financial Industry Regulatory Authority, Inc. filing fees (if any); and (ix) reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the holders of a majority of the Registrable

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Securities initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration). In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties) and the expense of any annual audits. Notwithstanding the foregoing, except as provided under Section 2(c), the Company shall not be responsible for any expenses incurred in connection with a Demand Registration if the registration request is subsequently withdrawn in writing by the holders of a majority of the Registrable Securities originally requesting such Demand Registration (in which case, all participating holders shall bear such expenses pro rata) unless the holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration. All Selling Expenses relating to the offer and sale of Registrable Securities registered under the Securities Act pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities included in such registration for each such holder.

6.               Indemnification.

(a)             The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Controlling Person, if any, who controls any of the foregoing Persons, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. This indemnity shall be in addition to any liability the Company may otherwise have.

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(b)            In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Controlling Person who controls any of the foregoing Persons against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 under the Securities Act or any successor rule thereto) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, preliminary Prospectus or free writing prospectus, in light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall not exceed an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement. This indemnity shall be in addition to any liability the selling holder may otherwise have.

(c)             Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 6, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that, if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such

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indemnifying party shall reimburse such indemnified party and any Controlling Person of such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party.

(d)            If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party, whether the violation of the Securities Act or any other similar federal or state securities laws or rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any applicable registration, qualification or compliance was perpetrated by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

7.               Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms

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of such underwriting arrangements; provided, that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder, such holder’s ownership of its shares of Common Stock to be sold in the offering and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto, except as otherwise provided in Section 6.

8.               Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration, the Company shall:

(a)             make and keep public information available, as those terms are understood and defined in Rule 144;

(b)            use commercially reasonable efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)             furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

9.               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9).

If to the Company:	Daybreak Oil and Gas, Inc. 1414 S. Friendswood Drive, Suite 212 Friendswood, Texas 77546 E-mail: [E-MAIL ADDRESS] Attention: CEO
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If to any Investor, to such Investor’s address as set forth in the register of stockholders maintained by the Company.

10.            Entire Agreement. This Agreement and any related exhibits and schedules thereto, constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

11.            Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company's assets, or similar transaction, without the consent of the Investors; provided, that the successor or acquiring Person agrees in writing to assume all of the Company's rights and obligations under this Agreement. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

12.            No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, the parties hereto hereby acknowledge that the Persons set forth in Section 6 are express third-party beneficiaries of the obligations of the parties hereto set forth in Section 6.

13.            Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

14.            Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the holders of a majority of the Registrable Securities. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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15.            Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

16.            Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to specific performance of its rights under this Agreement. The Company acknowledges that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and the Company hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

17.            Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction). Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in the federal courts of the United States or the courts of the State of WASHINGTON in each case located in the city of HOUSTON and County of HARRIS, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

18.            Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to

15

enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 18.

19.            Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

20.            Further Assurances. Each of the parties to this Agreement shall execute and deliver such additional documents, instruments, conveyances and assurances and take such further actions as may be reasonably required to carry out the provisions hereof and to give effect to the transactions contemplated hereby.

21.            Termination. This Agreement shall automatically terminate upon the earlier of (a) the fifth anniversary of the date of this Agreement, (b) with respect to a particular holder of Registrable Securities, if such holder is able to sell all of its Registrable Securities in a ninety (90) period pursuant to Rule 144 and (c) the occurrence of a liquidation, dissolution or winding up of the Company, or a “deemed liquidation” as described in the Amended and Restated Articles of Incorporation in effect as of the date hereof, and as the same may from time to time be amended and modified hereafter; provided, that the provisions of Section 5 and Section 6 shall survive any termination under subsections (a) and (b) of this Section 21.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first written above.

DAYBREAK OIL AND GAS, INC.

By:
Name:
Title:

1

INVESTOR:

If an Individual:

__________________________________

Name: ____________________________

If an Entity:

Legal Name of Entity:

______________________________________

By: ___________________________________

Name: ________________________________

Title: _________________________________

2

Schedule I

List of Investors

1

EXHIBIT C

 CONTRACT OPERATOR AGREEMENT

2

EXHIBIT D

Voting Agreement

This Voting Agreement (this "Agreement"), dated as of [DATE], is entered into by and among Daybreak Oil and Gas, Inc., a Washington corporation (the “Company"), James F. Westmoreland, a shareholder of the Company ("Westmoreland"), and Gaelic Resources Ltd, a private company incorporated in the Isle of Man (“Gaelic”). The Company, Gaelic and Westmoreland are each sometimes referred to herein individually as a "Party" and collectively as the "Parties."

WHEREAS, the Company, Gaelic and Reabold California LLC, a California limited liability company (“Reabold”), are parties to that certain Equity Exchange Agreement dated as of [DATE] (the “Exchange Agreement”), pursuant to which Reabold will become a wholly owned subsidiary of the Company and Gaelic will become a shareholder of the Company pursuant to the terms thereto (the “Exchange”); and

WHEREAS, the execution of this Agreement by the Company and Westmoreland is a condition precedent to the obligations of Gaelic and Reabold to consummate the Exchange; and

WHEREAS, Westmoreland and the Company will benefit from the Exchange.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, and agreements set forth below and for other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1.                Definitions. For purposes of this Agreement, capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Exchange Agreement. When used in this Agreement, the following terms in all of their tenses, cases, and correlative forms shall have the meanings assigned to them in this Section 1.

(a)              “Beneficially Own” or “Beneficial Ownership” has the meaning assigned to such term in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, and a Person’s beneficial ownership of securities shall be calculated in accordance with the provisions of such rule (in each case, irrespective of whether or not such rule is actually applicable in such circumstance). For the avoidance of doubt, "Beneficially Own" and "Beneficial Ownership" shall also include record ownership of securities.

(b)             "Beneficial Owner" means the Person who Beneficially Owns the referenced securities.

(c)              "Company Common Stock" means the shares of common stock, par value $0.001 per share, of the Company.

(d)             “Company Covered Person” means, with respect to the Company as an “issuer” for purposes of Rule 506 promulgated under the Securities Act, any Person listed in the first paragraph of Rule 506(d)(1).

(e)              “Company Preferred Stock” means the shares of preferred stock, par value $0.001 per share, of the Company.

(f)              “Disqualified Designee” means any director designee to whom any Disqualification Event is applicable, except for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

(g)              “Disqualification Event” means a “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act.

(h)             “Rule 506(d) Related Party” means, with respect to any Person, any other Person that is a beneficial owner of such first Person’s securities for purposes of Rule 506(d) under the Securities Act.

(i)               “Securities Act” means the Securities Act of 1933, as amended.

(j)               “Shares”, with respect to a shareholder of the Company means all Company Common Stock and all Company Preferred Stock Beneficially Owned by such shareholder, whether now owned or subsequently acquired.

2.          Agreements Regarding Directors.

(a)        Agreement to Vote and Approve. Each of Westmoreland and Gaelic agrees to vote, or cause to be voted, all Shares owned by it, or over which it has voting control, from time to time and at all times, in whatever manner as shall be necessary to ensure that at each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders regarding the election of directors, and subject to Section 3 and Section 4, in favor of the following nominees to the Daybreak board of directors (the “Board”):

(i)              For so long as Gaelic and its Affiliates continue to Beneficially Own an aggregate of at least 20% of the issued and outstanding Company Common Stock (calculated based solely on Company Common Stock outstanding as of the date of calculation and including shares of Common Stock issued or issuable upon conversion of any preferred stock) (the “Gaelic Director Threshold”), one person designated from time to time by Gaelic (the “Gaelic Designee”), which individual shall initially be [_____________]; and

(ii)            For so long as Westmoreland and his Affiliates continue to Beneficially Own an aggregate of at least [__]% of the issued and outstanding Company Common Stock (calculated based solely on Company Common Stock outstanding as of the date of calculation and including shares of Common Stock issued or issuable upon conversion of any preferred stock) (the “Westmoreland Director Threshold”) one person designated from time to time by Westmoreland (the “Westmoreland”), which individual shall initially be James F. Westmoreland.

(b)        Agreement to Nominate. The Company agrees to, with respect to each annual or special meeting of shareholders at which an election of directors is held or pursuant to any written consent of the shareholders regarding the election of directors, and subject to Section 3 and Section 4:

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(i)              For so long as the Gaelic Director Threshold is met, include, and use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, the Gaelic Designee in the slate of nominees recommended to the shareholders at such meeting; and

(ii)            For so long as the Westmoreland Director Threshold is met, include, and use its best efforts to cause the Board, whether acting through the Nominating and Corporate Governance Committee of the Board or otherwise, to include, the Westmoreland Designee in the slate of nominees recommended to the shareholders at such meeting.

(c)        Agreement to Resign.

(i)              In the event that the Gaelic Director Threshold is not met, Gaelic shall use its best efforts to cause the Gaelic Designee to resign immediately from the Board; provided that this requirement shall not apply if all of the independent directors on the Board vote in favor of the Gaelic Designee remaining on the Board until the next election of directors.

(ii)            In the event that the Westmoreland Director Threshold is not met, Westmoreland shall use its best efforts to cause the Westmoreland Designee to resign immediately from the Board; provided that this requirement shall not apply if all of the independent directors on the Board vote in favor of the Westmoreland Designee remaining on the Board until the next election of directors.

3.               Exclusions. Notwithstanding the provisions of Section 2:

(a)             No Party shall be entitled to designate a Person as a nominee to the Board upon a written determination by the Nominating and Corporate Governance Committee of the Company (which determination shall set forth in writing reasonable grounds for such determination) that such Person would not be qualified under any applicable law, rule or regulation to serve as a director of the Company. In such an event, Gaelic or Westmoreland, as applicable, shall be entitled to select a Person as a replacement nominee and the Company shall use its best efforts to cause such Person to be nominated as set forth in Section 2(b); and

(b)            No Party shall be entitled to designate a nominee to the Board if it is in material breach of any provision of this Agreement, it being understood that a breach of Section 4 shall be deemed material.

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4.               “Bad Actor” Matters. Each Person with the right to designate or participate in the designation of a director pursuant to this Agreement covenants and agrees (i) not to designate or participate in the designation of any director designee who, to such Person’s knowledge, is a Disqualified Designee, (ii) to exercise reasonable care to determine whether any director designee designated by such person is a Disqualified Designee, (iii) that in the event such Person becomes aware that any individual previously designated by any such Person is or has become a Disqualified Designee, such Person shall as promptly as practicable take such actions as are necessary to remove such Disqualified Designee from the Board and designate a replacement designee who is not a Disqualified Designee, and (iv) to notify the Company promptly in writing in the event a Disqualification Event becomes applicable to such Person or any of its Rule 506(d) Related Parties, or, to such Person’s knowledge, to such Person’s initial designee named in this Agreement, except, if applicable, for a Disqualification Event as to which Rule 506(d)(2)(ii) or (iii) or (d)(3) is applicable.

5.               Termination. This Agreement shall terminate upon the earliest to occur of (the "Expiration Time"): (a) the termination of this Agreement by mutual written consent of the Parties; and (b) such time as neither the Gaelic Director Thresholder nor the Westmoreland Director Threshold is met. Nothing in this Section shall relieve or otherwise limit the liability of any Party for any intentional breach of this Agreement prior to such termination.

6.               No Agreement as Director or Officer. Without limiting anything to the contrary contained herein, the Parties make no agreement or understanding in this Agreement in any capacity as a director or officer of the Company or any of its subsidiaries, and nothing in this Agreement: (a) will limit or affect any actions or omissions taken by any Party in the capacity as a director or officer, including in exercising rights under the Exchange Agreement, and no such actions or omissions shall be deemed a breach of this Agreement; or (b) will be construed to prohibit, limit, or restrict any Party from exercising its fiduciary duties as an officer or director to the Company or its shareholders.

7.               Further Assurances. Each of Westmoreland and Gaelic agrees, from time to time, and without additional consideration, to execute and deliver such additional proxies, documents, and other instruments and to take all such further action as the other Party may reasonably request to consummate and make effective the transactions contemplated by this Agreement.

8.               Specific Performance. Each Party hereto acknowledges that it will be impossible to measure in money the damage to the other Party if a Party hereto fails to comply with any of the obligations imposed by this Agreement, that every such obligation is material and that, in the event of any such failure, the other Party will not have an adequate remedy at Law or damages. Accordingly, each Party hereto agrees that injunctive relief or other equitable remedy, in addition to remedies at Law or damages, is the appropriate remedy for any such failure and will not oppose the seeking of such relief on the basis that the other Party has an adequate remedy at Law. Each

3

Party hereto agrees that it will not seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the other Party's seeking or obtaining such equitable relief.

9.               Entire Agreement. This Agreement supersedes all prior agreements, written or oral, between the Parties hereto with respect to the subject matter hereof and contains the entire agreement between the Parties with respect to the subject matter hereof. This Agreement may not be amended or supplemented, and no provisions hereof may be modified or waived, except by an instrument in writing signed by both of the Parties hereto. No waiver of any provisions hereof by either Party shall be deemed a waiver of any other provisions hereof by such Party, nor shall any such waiver be deemed a continuing waiver of any provision hereof by such Party.

10.            Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section):

If to Gaelic:

Gaelic Resources, Ltd
8th Floor
Broadgate Tower
20 Primrose Street
London, EC2A 2EW
Email: sachin.oza@reabold.com
Attention: Sachin Oza

If to Westmoreland:

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11.       Miscellaneous.

(a)              Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Washington without giving effect to any choice or conflict of law provision or rule (whether of the State of Washington or any other jurisdiction).

(b)             ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA OR THE COURTS OF THE STATE OF WASHINGTON AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)             EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PARENT ANCILLARY AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(d)            Severability. If any term or provision of this Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal, or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

(e)             Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail

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(including pdf or any electronic signature complying with the U.S. ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

(f)             Section Headings. All section headings herein are for convenience of reference only and are not part of this Agreement, and no construction or reference shall be derived therefrom.

(g)            Assignment. Neither Party to this Agreement may assign any of its rights or obligations under this Agreement without the prior written consent of the other Party hereto. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment contrary to the provisions of this Section shall be null and void.

(h)            No Third-Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the Parties and their respective successors and permitted assigns any legal or equitable right, benefit, or remedy of any nature under or by reason of this Agreement.

[signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement as of the date first written above.

GAELIC:

GAELIC RESOURCES LTD

By:
Name:
Title:

WESTMORELAND:

James F. Westmoreland

COMPANY:

DAYBREAK OIL AND GAS, INC.

By:
Name:
Title:

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EXHIBIT E

Amended and Restated Operating Agreement of
Daybreak, LLC

This Amended and Restated Operating Agreement (the "Agreement") of Daybreak, LLC (the "Company"), effective as of [DATE] (the "Effective Date"), is entered into by and between the Company and Daybreak Oil and Gas, Inc., a Washington corporation, as the single member of the Company (the "Member") and Daybreak Oil and Gas, Inc., a Washington corporation, as the sole manager of the Company (the “Manager”).

WHEREAS, the Company was formed under the name “Temporary Energy, LLC” as a limited liability company on January 17, 2018 by the filing of the Company’s Articles of Organization with the California Secretary of State pursuant to and in accordance with the California Revised Uniform Limited Liability Company Act (Cal. Corp. Code §§ 17701.01 et seq.), as amended from time to time ("RULLCA"); and pursuant to an Amendment to Articles of Organization filed with the California Secretary of State on June 24, 2019 pursuant to and in accordance with RULLCA the name of the Company was changed to “Reabold California, LLC;” and pursuant to an Amendment to Articles of Organization filed with the California Secretary of State on [______] pursuant to and in accordance with RULLCA the name of the Company was changed to “Daybreak, LLC.”

WHEREAS, the member at the time entered into an Operating Agreement of the Company effective as of January 17, 2018, which was amended pursuant to Amendment No. 1 to Operating Agreement entered into in June of 2018 (as amended, the “Existing Company Agreement”);

WHEREAS, the Member and Manager now desire to amend and restate the Existing Company Agreement to set forth provisions regarding the rights and obligations of Member and Manager and the other matters set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Name. The name of the Company is Daybreak, LLC.

2.           Purpose. The purpose of the Company is to engage in any lawful act or activity for which limited liability companies may be organized under RULLCA and to engage in any and all activities necessary or incidental thereto.

3.           Powers. The Company shall have all the powers necessary or convenient to carry out the purposes for which it is organized, including the powers granted by RULLCA.

4.           Principal Office; Office and Agent for Service of Process.

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4.1            Principal Office. The location of the principal office of the Company shall be [STREET ADDRESS], or such other location as the Manager may from time to time designate.

4.2            Office and Agent for Service of Process. The office and agent for service of process on the Company in the State of California shall be the office of and the initial agent named in the Articles of Organization or such other office (which need not be a place of business of the Company) or person as the Manager may designate in the manner provided by RULLCA.

5.           Members.

5.1            Initial Member. The Member owns 100% of the membership interests of the Company. The name and the business, residence, or mailing address of the Member are as follows:

Daybreak Oil and Gas, Inc.

1101 N. Argonne Road, Suite A 211

Spokane Valley, WA 99212

5.2            Additional Members. One or more additional members may be admitted to the Company with the written consent of the Member. Prior to the admission of any such additional members to the Company, the Member shall amend this Agreement or adopt a new operating agreement to make such changes as the Member shall determine to reflect the fact that the Company shall have such additional members. Each additional member shall execute and deliver a supplement or counterpart to this Agreement, as necessary.

5.3            Membership Interests; Certificates. The Company hereby irrevocably elects that all Membership Interests shall be “securities” governed by Article 8 of the Uniform Commercial Code as in effect in the State of California and each other applicable jurisdiction. The ownership of Membership Interests shall be evidenced by certificates. Each certificate evidencing Membership Interests shall bear the following legend:

“THIS CERTIFICATE EVIDENCES AN INTEREST IN DAYBREAK, LLC AND SHALL BE A SECURITY GOVERNED BY ARTICLE 8 OF THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN THE STATE OF CALIFORNIA AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OTHER APPLICABLE JURISDICTION.”

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This provision shall not be amended, and any purported amendment to this provision shall not take effect, until all outstanding certificates evidencing Membership Interests have been surrendered for cancellation.

6.           Management.

6.1            Authority; Powers and Duties of the Manager. Except for powers reserved to the Member pursuant to this Agreement or RULLCA, the Company shall be manager-managed. The Manager serves at the direction of the Member and shall have all the rights and powers that are conferred by law or are otherwise necessary, advisable or convenient to the discharge of the Manager’s duties and to the management of the business and affairs of the Company. No person or entity dealing with the Company shall have any obligation to inquire into the power or authority of the Manager acting for such purposes on behalf of the Company. The number of managers shall initially be one. The Member shall have the right to elect additional managers, or to remove any Manager, at any time, with or without cause. The initial Manager of the Company is Daybreak Oil and Gas, Inc.

6.2            Election of Officers; Delegation of Authority. The Manager may, from time to time, designate one or more officers with such titles as may be designated by the Manager to act in the name of the Company with such authority as may be delegated to such officers by the Manager (each such designated person, an "Officer"). Any such Officer shall act pursuant to such delegated authority until such Officer is removed by the Manager or the Member. Any action taken by an Officer designated by the Manager pursuant to authority delegated to such Officer shall constitute the act of and serve to bind the Company. Persons dealing with the Company are entitled to rely conclusively on the power and authority of any Officer set forth in this Agreement and any instrument designating such Officer and the authority delegated to him or her.

7.           Liability of Member and Manager; Indemnification.

7.1            Liability of Member and Manager. Except as otherwise required by RULLCA, the debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Member and Manager shall not be obligated personally for any such debt, obligation, or liability of the Company solely by reason of acting as a member or manager or participating in the management of the Company.

7.2            Indemnification. To the fullest extent permitted under RULLCA (after waiving all RULLCA restrictions on indemnification other than those which cannot be eliminated), the Member (irrespective of the capacity in which the Member acts) and Manager shall be entitled to indemnification and advancement of expenses from the Company for and against any loss, damage, claim, or expense (including attorneys' fees) whatsoever incurred by the

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Member or Manager relating to or arising out of any act or omission or alleged acts or omissions (whether or not constituting negligence or gross negligence) performed or omitted by the Member or Manager on behalf of the Company; provided, however, that any indemnity under this Section 7.2 shall be provided out of and to the extent of Company assets only, and none of the Member, Manager or any other person shall have any personal liability account thereof.

8.           Term. The term of the Company shall be perpetual unless the Company is dissolved and terminated in accordance with Section 12.

9.           Capital Contributions. The Member hereby agrees to contribute to the Company such cash, property, or services as determined by the Member in its sole discretion; provided that, absent such determination, the Member is under no obligation, express or implied, to make any such contribution.

10.        Tax Status; Income and Deductions.

10.1         Tax Status. As long as the Company has only one member, it is the intention of the Company and the Member that the Company be treated as a disregarded entity for federal and all relevant state tax purposes and neither the Company nor the Member shall take any action or make any election which is inconsistent with such tax treatment. All provisions of this Agreement are to be construed so as to preserve the Company's tax status as a disregarded entity.

10.2         Income and Deductions. All items of income, gain, loss, deduction, and credit of the Company (including, without limitation, items not subject to federal or state income tax) shall be treated for federal and all relevant state income tax purposes as items of income, gain, loss, deduction, and credit of the Member.

11.        Distributions. Distributions shall be made to the Member at the times and in the amounts determined by the Member.

12.        Dissolution; Liquidation.

12.1         Dissolution Events. The Company shall dissolve, and its affairs shall be wound up, upon the first to occur of the following: (i) the written consent of the Member or (ii) any other event or circumstance giving rise to the dissolution of the Company under Article 7 of RULLCA, unless the Company's existence is continued pursuant to RULLCA.

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12.2         Winding Up. Upon dissolution of the Company, the Company shall immediately commence to wind up its affairs and the Member shall (i) if required by RULLCA, file a certificate of dissolution with the California Secretary of State in accordance with RULLCA and (ii) promptly liquidate the business of the Company. During the period of the winding up of the affairs of the Company, the rights and obligations of the Member under this Agreement shall continue. The Member or other person winding up the affairs of the Company shall give written notice of the commencement of winding up to all known creditors and claimants of the Company in accordance with RULLCA.

12.3         Distribution of Proceeds. In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied as follows: (i) first, to creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Company (whether by payment or the making of reasonable provision for payment thereof); and (ii) second, to the Member.

12.4         Certificate of Cancellation. Upon the completion of the winding up of the Company, the Member shall file a certificate of cancellation with the California Secretary of State in accordance with RULLCA.

13.        Miscellaneous.

13.1         Amendments. Amendments to this Agreement may be made only with the written consent of the Member.

13.2         Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted, construed, and enforced in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

13.3         Severability. If any provision of this Agreement shall be declared to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall survive to the extent it is not so declared, and the validity, legality, and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to any party of the remaining provisions of this Agreement.

13.4         No Third Party Beneficiaries. Nothing in this Agreement, either express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

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[signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Amended and Restated Operating Agreement to be effective as of the date first written above.

COMPANY:

DAYBREAK, LLC

By: Daybreak Oil and Gas, Inc., its manager

By:
Name:	Jim Westmoreland
Title:	CEO

MEMBER:

Daybreak Oil and Gas, Inc.

By:
Name:	Jim Westmoreland
Title:	CEO

MANAGER:

Daybreak Oil and Gas, Inc.

By:
Name:	Jim Westmoreland
Title:	CEO

DAYBREAK OIL AND GAS, INC.

CORPORATE OFFICE:	REGIONAL OPERATIONS OFFICE:
1101 NORTH ARGONNE ROAD	1414 SOUTH FRIENDSWOOD DRIVE
SUITE A 211	SUITE 212
SPOKANE VALLEY, WA 99212	FRIENDSWOOD, TX 77546
OFFICE: (509) 232-7674	OFFICE: (281) 996-4176
FAX: (509) 232-2220

February 22, 2022

Re: Equity Exchange Agreement dated as of October 20, 2021 (the “Exchange Agreement”) entered into by and among Daybreak Oil and Gas, Inc., a Washington corporation (“Daybreak”), Reabold California LLC, a California limited liability company (“Reabold”), and Gaelic Resources Ltd., a private company incorporated in the Isle of Man and the 100% owner of Reabold (“Gaelic”)

Dear Gaelic:

This Letter Agreement (this “Letter Agreement”) is by and between Daybreak and Gaelic, is effective as of February 14, 2022 (the “Effective Date”), and serves to memorialize our conversation earlier today.

In consideration of the agreements contained in this Letter Agreement, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, Daybreak and Gaelic hereby agree as follows:

A.	The “Long-Stop Date” as defined in Section 9.01(b) of the Exchange Agreement is hereby amended to be April 29, 2022.
B.	Gaelic acknowledged the transactions contemplated by that certain Convertible Note Purchase Agreement expected to be entered into by and between Daybreak and Kamran Sattar (or his designee) and the Convertible Promissory Note in principal amount of US$200,000 to be issued pursuant thereto (the “Convertible Note Transaction”). Gaelic acknowledges that it is familiar with the terms of the Convertible Note Transaction and consents to the Convertible Note Transaction and waives any provisions of the Exchange Agreement with respect to the Convertible Note Transaction as necessary to permit and effect the Convertible Note Transaction, including Sections 5.01(h) and 7.03(f).
C.	Daybreak acknowledges that in order to carry out certain operational activities in advance of the completion of the Exchange Agreement, Reabold may borrow up to US$250,000 from its parent company, Reabold Resources PLC and that this money will be repaid in full to Reabold Resources PLC as soon as practicably possible following the completion of the Exchange Agreement.
D.	In the event that the Exchange Agreement has not completed by the amended Long-Stop Date as defined above, Daybreak agrees to compensate Gaelic through the payment of a break fee, in the amount of US$500,000, to be paid in Daybreak shares (the “Break Fee Shares”) priced according to the VWAP calculated over the 5 trading days prior to and including the Long-Stop Date, with payment (to be satisfied by the issuance of the Break Fee Shares) made as soon as practicably possible after the amended Long-Stop Date. However if:
a.	the Exchange Agreement completes after the amended Long-Stop Date and provided that no party has terminated the Exchange Agreement pursuant to Section 9.01(b) of the Exchange Agreement; or

b.	the Exchange Agreement completes after the parties agree a new Long-Stop Date; or

c.	the parties complete a new exchange agreement on the same terms as the Exchange Agreement,

then 50% of the Break Fee Shares issued to Gaelic will be applied in part satisfaction of the number of the Parent Shares that fall due to Gaelic under Section 2.01 of the Exchange Agreement or the new exchange agreement (as applicable).

The Exchange Agreement is hereby amended to the fullest extent necessary to give effect to the terms of this Letter Agreement. Except as stated herein, the Exchange Agreement is hereby specifically ratified and confirmed. The Exchange Agreement and this Letter Agreement shall be read and construed as one agreement. To the extent any terms in this Letter Agreement conflict with terms of the Exchange Agreement, the terms of this Letter Agreement shall prevail and be given effect.

This Letter Agreement sets forth the entire understanding among the parties concerning its subject matter and supersedes all previous discussions or agreements on the subject matter. This Letter Agreement may be amended, supplemented or superseded only in writing executed by all parties hereto. The transactions contemplated hereby are effective as of the Effective Date.

This Letter Agreement shall be governed by, and construed in accordance with the laws of the State of Washington (without regard to any choice of law principles).

This Letter Agreement may be executed in any number of counterparts, any one of which need not contain the signatures of more than one party, but all of such counterparts together shall constitute one agreement.

[signature page follows]

If the foregoing correctly sets forth our agreement and understanding, please execute a copy of this Letter Agreement in the space provided below and return the executed copy to the undersigned, indicating your intention to be legally bound hereby.

Very truly yours,

DAYBREAK OIL AND GAS, INC.

By:	/s/ James F. Westmoreland
Name:	James F. Westmoreland
Title:	President and Chief Executive Officer

[signatures continued on following page]

[Signature Page to Letter Agreement Re Equity Exchange Agreement]

Agreed and Accepted By GAELIC:

GAELIC RESOURCES LTD

By:	/s/ Stephen Williams
Name:	Stephen Williams
Title:	Director

[Signature Page to Letter Agreement Re Equity Exchange Agreement]

ANNEX B

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

DAYBREAK OIL AND GAS, INC.

ARTICLE I - NAME

The name of this corporation is DAYBREAK OIL AND GAS, INC. (the “Corporation”).

ARTICLE II - PURPOSE

The purpose of the Corporation is to transact any and all lawful business for which corporations may be incorporated under Title 23B of the Revised Code of Washington, as amended (the “Washington Business Corporation Act”).

ARTICLE III – REGISTERED OFFICE AND AGENT

The address of the registered office of the Corporation is 1101 N. Argonne Rd, Suite A 211, Spokane Valley, Washington 99212, and the name of the registered agent at such address is Tina Meland.

ARTICLE IV – DURATION

The duration of the Corporation is perpetual.

ARTICLE V - DIRECTORS

The number of directors constituting the board of directors of the Corporation (the “Board”) will be fixed in the manner specified in the bylaws of the Corporation (the “Bylaws”). In the case of a vacancy in the Board because of a director’s resignation, removal or other departure from the Board, or because of an increase in the number of directors, the remaining directors, by majority vote, or the sole remaining director, in each case, although less than a quorum, and not the shareholders, shall fill such vacancy. If for any reason there are no directors in office, the vacancies will be filled by a special election by shareholders.

ARTICLE VI – CAPITAL SHARES

6.1  Classes. The authorized capital stock of the Corporation shall consist of one class of stock, designated as Common Stock.

6.2    Common Stock. The total number of shares of Common Stock that the Corporation will have authority to issue is Five Hundred Million (500,000,000). The shares shall have a par value of $0.001 per share. Each holder of Common Stock shall be entitled to one vote for each share of Common Stock held. All of the Common Stock authorized herein shall have equal voting rights and powers without restrictions in preference.

6.3   Issuance of Certificates. The Board shall have the authority to issue shares of the capital stock of this Corporation and the certificates therefor subject to such transfer restrictions and other limitations as it may deem necessary to promote compliance with applicable federal and state securities laws, and to regulate the transfer thereof in such manner as may be calculated to promote such compliance or to further any other reasonable purpose.

6.4   Required Vote. Where a higher vote is provided by the Washington Business Corporation Act, including votes of a separate voting group where applicable, the required vote shall instead be a majority of all the votes entitled to be cast on the matter being voted on and, where applicable, of each other voting group entitled to vote separately on the matter.

ARTICLE VII - BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, adopt, repeal, alter, amend, and rescind the Bylaws by a resolution adopted by a majority of the directors.

ARTICLE VIII – NO CUMULATIVE VOTING

Shareholders of the Corporation do not have the right to cumulate votes in the election of directors.

ARTICLE IX – NO PREEMPTIVE RIGHTS

Shareholders of the Corporation have no preemptive rights to acquire additional shares issued by the Corporation, or any securities convertible into, or carrying or evidencing any rights or option to purchase, any such shares, other than any preemptive rights otherwise described within these Articles.

ARTICLE X – LIMITATION OF DIRECTOR LIABILITY; INDEMNIFICATION

A director of the Corporation will not be personally liable to the Corporation or its shareholders for monetary damages for conduct as a director, except for liability of the director for (i) acts or omissions that involve intentional misconduct or a knowing violation of law by the director; (ii) conduct which violates Section 23B.08.310 of the Washington Business Corporation Act, pertaining to unpermitted distributions to shareholders or loans to directors; or (iii) any transaction from which the director will personally receive a benefit in money, property, or services to which the director is not legally entitled. If the Washington Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation will be eliminated or limited to the fullest extent permitted by the Washington Business Corporation Act, as so amended. Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation will not adversely affect any right or protection of a director of the Corporation for or with respect to any acts or omissions occurring prior to such repeal or modification.

The Corporation is authorized to indemnify, agree to indemnify or obligate itself to advance or reimburse expenses incurred by its Directors, officers, employees or agents in any Proceeding (as defined in the Washington Business Corporation Act) to the fullest extent permitted under the laws of the State of Washington, as may now or hereafter exist.

[signature page follows]

SIGNATURE PAGE TO

SECOND AMENDED AND RESTATED ARTICLES OF INCORPORATION OF

DAYBREAK OIL AND GAS, INC.

The undersigned duly authorized corporate officer of Daybreak Oil and Gas, Inc. certifies that the above is a true and correct copy of the duly adopted and authorized Second Amended and Restated Articles of Incorporation of Daybreak Oil and Gas, Inc., as of the date referenced below.

Signed on [•].

James F. Westmoreland

President and Chief Executive Officer

ANNEX C

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Daybreak Oil and Gas, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Daybreak Oil and Gas, Inc. (the “Company”) as of February 28, 2021 and February 29, 2020, and the related statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of February 28, 2021 and February 29, 2020, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Matter

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters, are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ MaloneBailey, LLP

www.malonebailey.com

We have served as the Company's auditor since 2006.

Houston, Texas

May 27, 2021